Exhibit 4.1

EPIX MEDICAL, INC.

ISSUER

AND

U.S. BANK NATIONAL ASSOCIATION,

TRUSTEE

INDENTURE

Dated as of June 7, 2004

3% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2024

EPIX MEDICAL, INC.
Reconciliation and tie between the Trust Indenture Act of 1939, as amended, and the Indenture dated June 7, 2004

Trust Indenture Act Section		Indenture Section
§ 310(a)	(1)	6.8
(a)	(2)	6.8
(a)	(3)	N.A.
(a)	(4)	N.A.
(a)	(5)	6.8, 6.9
(b)		6.8, 6.9, 6.13
(c)		N.A.
§ 311(a)		6.14
(b)		6.5
(c)		N.A.
§ 312(a)		14.1
(b)		14.2(2)
(c)		14.2(3)
§313(a)		14.3
(b)	(1)	N.A.
(b)	(2)	14.3
(c)		1.6, 14.3
(d)		14.3(2)
§ 314(a)		10.8, 10.9
(b)		N.A.
(c)	(1)	1.3
(c)	(2)	1.3
(c)	(3)	N.A.
(d)		N.A.
(e)		1.3
(f)		N.A.
§ 315(a)		6.1, 6.3
(b)		1.6, 6.2
(c)		6.1(2)
(d)		6.1(3)
(e)		5.14
§ 316(a)	(last sentence)	1.1(“Outstanding”)
(a)	(1)(A)	5.12
(a)	(1)(B)	5.13
(a)	(2)	N.A.
(b)		5.8
(c)		1.4(5)
§ 317(a)	(1)	5.3
(a)	(2)	5.4
(b)		10.3
§ 318(a)		1.13

N.A. means Not Applicable.

NOTE:  This reconciliation and tie shall not, for any purpose, be deemed to be a part of the Indenture.

v

INDENTURE, dated as of June 7, 2004, between EPIX MEDICAL, INC., a corporation duly organized and existing under the laws of the State of Delaware, having its principal office at 71 Rogers Avenue, Cambridge, Massachusetts 02142 (herein called the “Company”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized under the laws of the United States, as Trustee hereunder (herein called the “Trustee”).

RECITALS OF THE COMPANY

The Company has duly authorized the creation of an issue of its 3% Convertible Senior Notes due June 15, 2024 (herein called the “Securities”) of substantially the tenor and amount hereinafter set forth, and to provide therefor the Company has duly authorized the execution and delivery of this Indenture.

All things necessary to make the Securities, when the Securities are executed by the Company and authenticated and delivered hereunder, the valid obligations of the Company, and to make this Indenture a valid agreement of the Company, in accordance with their and its terms, have been done.  Further, all things necessary to duly authorize the issuance of the Common Stock of the Company issuable upon the conversion of the Securities, and to duly reserve for issuance the number of shares of Common Stock initially issuable upon such conversion, have been done.

NOW, THEREFORE, THIS INDENTURE WITNESSETH:

For and in consideration of the premises and the purchase of the Securities by the Holders thereof, it is mutually covenanted and agreed, for the equal and proportionate benefit of all Holders of the Securities, as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

SECTION 1.1                          Definitions.  For all purposes of this Indenture, except as otherwise expressly provided or unless the context otherwise requires:

(1)                                  the terms defined in this Article have the meanings assigned to them in this Article and include the plural as well as the singular;

(2)                                  all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles in the United States, and, except as otherwise herein expressly provided, the term “generally accepted accounting principles” with respect to any computation required or permitted hereunder shall mean such accounting principles as are generally accepted at the date of such computation; and

(3)                                  the words “herein,” “hereof” and “hereunder” and other words of similar import refer to this Indenture as a whole and not to any particular Article, Section or other subdivision.

“Act,” when used with respect to any Holder of a Security, has the meaning specified in Section 1.4.

“Additional Interest” has the meaning specified in the Registration Rights Agreement.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person.  For the purposes of this definition, “control,” when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agent Member” means any member of, or participant in, the Depositary.

“Applicable Procedures” means, with respect to any transfer or transaction involving a Global Security or beneficial interest therein, the rules and procedures of DTC or any successor Depositary, in each case to the extent applicable to such transaction and as in effect from time to time.

“Authenticating Agent” means any Person authorized pursuant to Section 6.12 to act on behalf of the Trustee to authenticate Securities.

“Blockage Notice” has the meaning specified in Section 16.3.

“Board of Directors” means either the board of directors of the Company or any duly authorized committee of that board.

“Board Resolution” means a resolution duly adopted by the Board of Directors, a copy of which, certified by the Secretary or an Assistant Secretary of the Company to have been duly adopted by the Board of Directors and to be in full force and effect on the date of such certification, shall have been delivered to the Trustee.

“Business Day,” when used with respect to any Place of Payment, Place of Conversion or any other place, as the case may be, means each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in such Place of Payment, Place of Conversion or other place, as the case may be, are authorized or obligated by law or executive order to close.

“Capital Stock” means any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including, without limitation, with respect to partnerships, partnership interests (whether general or limited) and any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership.

“Change in Control” has the meaning specified in Section 13.4(2).

“Closing Sale Price” means, with respect to the Common Stock, for any day, (i) the last reported sale price regular way on the Nasdaq National Market or (ii) if the Common Stock is

not quoted on the Nasdaq National Market, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which the Common Stock is listed or admitted to trading, or (iii) if the Common Stock is not quoted on the Nasdaq National Market or listed or admitted to trading on any national securities exchange, the average of the closing bid and asked prices in the over-the-counter market as reported by the National Quotation Bureau.

“Code” has the meaning specified in Section 2.l.

“Commission” means the United States Securities and Exchange Commission, as from time to time constituted, created under the Exchange Act, or, if at any time after the execution of this instrument such Commission is not existing and performing the duties now assigned to it under the Trust Indenture Act, then the body performing such duties at such time.

“Common Stock” means the shares of Common Stock, par value $0.01 per share, of the Company as it exists on the date of this Indenture or any other shares of Capital Stock of the Company into which the Common Stock shall be reclassified or changed or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation, the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation.

“common stock” includes any stock of any class of capital stock which has no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding up of the issuer thereof, which has unrestricted voting rights and which is not subject to redemption by the issuer thereof.

“Company” means the Person named as the “Company” in the first paragraph of this instrument until a successor Person shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Company” shall mean such successor Person.

“Company Notice” has the meaning specified in Section 13.3.

“Company Request” or “Company Order” means a written request or order (i) signed in the name of the Company by (A) one of its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, an Executive Vice President or a Vice President, and by (B) one of its principal financial officer, Treasurer, an Assistant Treasurer, its Secretary or an Assistant Secretary, provided, however, that with respect to any Company Order delivered on the date hereof, such Company Order need only contain the signature of one of the persons referenced in (A) above, and (ii) delivered to the Trustee.

“Constituent Person” has the meaning specified in Section 12.11.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article XII.  The Company has initially appointed the Trustee as its Conversion Agent pursuant to Section 10.2 hereof.

“Conversion Date” means the date on which a Holder delivers its Securities and a duly signed and completed conversion notice pursuant to this Indenture.

“Conversion Price” has the meaning specified in Section 13.4(3).

“Conversion Rate” has the meaning specified in Section 12.1(c).

“Conversion Value” has the meaning specified in Section 12.1(b).

“Corporate Trust Office” means the office of the Trustee at which at any particular time the trust created by this Indenture shall be principally administered (which at the date of this Indenture is located at One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Corporate Trust Services (EPIX Medical, Inc., 3% Convertible Senior Notes due June 15, 2024)).

“Current Market Price” shall have the meaning specified in Section 12.4(3).

“Defaulted Interest” has the meaning specified in Section 3.7.

“Depositary” means, with respect to any Securities (including any Global Securities), a clearing agency that is registered as such under the Exchange Act and is designated by the Company to act as Depositary for such Securities (or any successor securities clearing agency so registered).

“Designated Event” means a Change in Control or a Termination of Trading.

“Distribution Notice” has the meaning specified in Section 12.1.

“Documents” has the meaning specified in Section 6.3(1).

“Dollar” or “U.S. $” means a dollar or other equivalent unit in such coin or currency of the United States as at the time shall be legal tender for the payment of public and private debts.

“DTC” means The Depository Trust Company, a New York corporation.

“Event of Default” has the meaning specified in Section 5.1.

“Exchange Act” means the United States Securities Exchange Act of 1934 (or any successor statute), as amended from time to time.

“Expiration Date” has the meaning specified in Section 12.4(1)(v).

“Expiration Time” has the meaning specified in Section 12.4(1)(v).

“Global Security” means a Security that is registered in the Security Register in the name of a Depositary or a nominee thereof.

“Holder” means the Person in whose name the Security is registered in the Security Register.

“Indebtedness” means with respect to any Person, without duplication, any liability of such Person (i) for borrowed money, (ii) evidenced by bonds, debentures, notes or other similar instruments, (iii) incurred or assumed as the deferred purchase price of property, or pursuant to conditional sale obligations and title retention agreements (but excluding trade accounts payable arising in the ordinary course of business), (iv) for the reimbursement of any obligor on any letter of credit, banker’s acceptance or similar credit transaction, (v) for Indebtedness of others guaranteed by such Person, (vi) for interest rate swap agreements and other hedging agreements and (vii) for Indebtedness of any other Person of the type referred to in clauses (i) through (vi) which is secured by any Lien on any property or asset of such first referred to Person.

“Indenture” means this instrument as originally executed or as it may from time to time be supplemented or amended by one or more indentures supplemental hereto entered into pursuant to the applicable provisions hereof, including, for all purposes of this instrument and any such supplemental indenture, the provisions of the Trust Indenture Act that are deemed to be a part of and govern this instrument and any such supplemental indenture, respectively.

“Initial Purchasers” mean SG Cowen & Co., LLC, Needham & Company, Inc., Wells Fargo Securities, LLC and WR Hambrecht + Co. LLC.

“Instrument” has the meaning specified in Section 5.1.

“Interest Payment Date” means the Stated Maturity of an installment of interest on the Securities.

“Issue Date” means the date on which the Securities are originally issued.

“Lien” means, with respect to any asset, any lien, mortgage, deed of trust, pledge, security interest, charge or encumbrance of any kind (including any conditional sale or other title retention agreement, any lease in the nature thereof and any agreement to give any security interest).

“Market Price” shall be calculated by the Company and means the average of the daily volume-weighted price of the Common Stock for the 20 consecutive trading-day period ending on the third Business Day prior to the applicable Repurchase Date (or, if such third Business Day prior to the applicable Repurchase Date is not a Trading Day, then ending on the last Trading Day prior to such third Business Day), appropriately adjusted to take into account the occurrence, during the period commencing on the first Trading Day during the 20 trading-day period and ending on the Repurchase Date, of any event that would result in an adjustment to the Conversion Rate, as described in Section 12.4.

“Maturity,” when used with respect to any Security, means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Stated Maturity or by declaration of acceleration, call for redemption, exercise of the purchase or repurchase right set forth in Article XIII or otherwise.

“Measurement Period” has the meaning specified in Section 12.4(1)(iv).

“Merger Notice” has the meaning specified in Section 12.1(a).

“Non-electing Share” has the meaning specified in Section 12.11.

“Non-Global Security” means any Security issued under the conditions set forth in Section 3.4.

“Non-Payment Default” has the meaning specified in Section 16.3.

“Notice of Default” has the meaning specified in Section 5.1.

“Notice of Optional Repurchase” has the meaning specified in Section 13.6(b).

“Notice of Withdrawal” has the meaning specified in Section 13.6(c).

“Officers’ Certificate” means a certificate (i) signed by (A) one of the Chairman of the Board, a Vice Chairman of the Board, the Chief Executive Officer, the President, an Executive Vice President, a Senior Vice President or a Vice President and by (B) one of the principal financial officer, the Treasurer, an Assistant Treasurer, the Secretary or an Assistant Secretary of the Company, and (ii) delivered to the Trustee.  One of the Officers signing any Officers’ Certificate required to be given pursuant to Section 10.8 shall be the principal executive, financial or accounting officer of the Company.  The officers signing an Officer’s Certificate may be the same person.

“Opinion of Counsel” means a written opinion of counsel, who may be counsel for the Company and who shall be acceptable to the Trustee in its reasonable discretion.

“Outstanding,” when used with respect to Securities, means, as of the date of determination, all Securities theretofore authenticated and delivered under this Indenture, except:

(i)                                     Securities theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

(ii)                                  Securities the payment or redemption for which money in the necessary amount has been theretofore deposited with the Trustee or any Paying Agent (other than the Company) in trust or set aside and segregated in trust by the Company (if the Company shall act as its own Paying Agent) for the Holders of such Securities, provided that if such Securities are to be redeemed, notice of such redemption has been duly given pursuant to this Indenture or provision therefor satisfactory to the Trustee has been made;

(iii)                               Securities which have been paid pursuant to Section 3.6 or in exchange for or in lieu of which other Securities have been authenticated and delivered pursuant to this Indenture, other than any such Securities in respect of which there shall have been presented to the Trustee proof satisfactory to it that such Securities are held by a bona fide purchaser in whose hands such Securities are valid obligations of the Company; and

(iv)                              Securities converted into Common Stock pursuant to Article XII;

provided, however, that in determining whether the Holders of the requisite principal amount of Outstanding Securities are present at a meeting of Holders of Securities for quorum purposes or have given any request, demand, authorization, direction, notice, consent or waiver hereunder, Securities owned by the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor shall be disregarded and deemed not to be Outstanding, except that, in determining whether the Trustee shall be protected in relying upon any such determination as to the presence of a quorum or upon any such request, demand, authorization, direction, notice, consent or waiver, only Securities which a Responsible Officer of the Trustee has been notified in writing to be so owned shall be so disregarded.  Securities so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee is not the Company or any other obligor upon the Securities or any Affiliate of the Company or such other obligor, and the Trustee shall be protected in relying upon an Officer’s Certificate to such effect.

“Paying Agent” means any Person authorized by the Company to pay the principal of or interest on any Securities on behalf of the Company and, except as otherwise specifically set forth herein, such term shall include the Company if it shall act as its own Paying Agent.  The Company has initially appointed the Trustee as its Paying Agent pursuant to Section 10.2 hereof.

“Payment Blockage Period” has the meaning specified in Section 16.3.

“Payment Default” has the meaning specified in Section 16.3.

“Person” means any individual, corporation, limited liability company, partnership, joint venture, trust, estate, unincorporated organization or government or any agency or political subdivision thereof.

“Place of Conversion” has the meaning specified in Section 3.1.

“Place of Payment” has the meaning specified in Section 3.1.

“Predecessor Security” of any particular Security means every previous Security evidencing all or a portion of the same debt and rights as that evidenced by such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt and rights as the mutilated, destroyed, lost or stolen Security.

“Press Release” means any press release issued by the Company and disseminated through any two of the following News Services: Reuters Business News Services, Bloomberg News Services and Dow Jones & Company Inc. (or any comparable news service if one or more of the foregoing are not then available).

“Purchase Agreement” means the Purchase Agreement, dated as of June 7, 2004, between the Company and the Initial Purchasers, in connection with the Securities, as such agreement may be amended from time to time.

“Purchase Date” has the meaning specified in Section 13.6(a).

“Purchase Notice” has the meaning specified in Section 13.6(a).

“Purchase Price” has the meaning specified in Section 13.6(a).

“Purchased Shares” has the meaning specified in Section 12.4(1)(v).

“Purchasers” has the meaning specified in Section 11.8.

“Qualified Institutional Buyer” shall mean a “qualified institutional buyer” as defined in Rule 144A.

“Record Date” means any Regular Record Date or Special Record Date.

“Record Date Period” means the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date.

“Redemption Date,” when used with respect to any Security to be redeemed, means the date fixed for such redemption by or pursuant to this Indenture.

“Redemption Price,” when used with respect to any Security to be redeemed, means the price set forth in Section 2.2.

“Registrable Securities” has the meaning specified in the Registration Rights Agreement.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of June 7, 2004, between the Company and the Initial Purchasers, in connection with the Securities, as such agreement may be amended from time to time.

“Regular Record Date” for interest payable in respect of any Security on any Interest Payment Date means the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.

“Representative” means the agent or representative in respect of the Schering Indebtedness; provided, however, that if, and for so long as, the Schering Indebtedness lacks such a representative, then Schering shall at all times constitute the Representative for the Schering Indebtedness.

“Repurchase Date” has the meaning specified in Section 13.1.

“Repurchase Notice” has the meaning specified in Section 13.3(2).

“Repurchase Price” has the meaning specified in Section 13.1.

“Responsible Officer,” when used with respect to the Trustee, means any officer within the Corporate Trust Office of the Trustee with direct responsibility for the administration of this Indenture and also means, with respect to a particular corporate trust matter, any other officer to whom such matter is referred because of his knowledge and familiarity with the particular subject.

“Restricted Global Security” has the meaning specified in Section 2.1.

“Restricted Non-Global Security” means any Non-Global Security bearing the Restricted Securities Legend.

“Restricted Securities” means all Securities required pursuant to Section 3.5(3) to bear any Restricted Securities Legend.  Such term includes the Restricted Global Security.

“Restricted Securities Legend” means, collectively, the legends substantially in the forms of the legends required in the form of Security set forth in Section 2.2 to be placed upon each Restricted Security.

“Rights” means any common stock or preferred stock purchase right, as the case may be, that all shares of Common Stock are entitled to receive under a Rights Plan.

“Rights Plan” shall mean a preferred shares rights plan or any similar plan adopted by the Company.

“Rule 144” means Rule 144 under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A” means Rule 144A under the Securities Act (or any successor provision), as it may be amended from time to time.

“Rule 144A Information” has the meaning specified in Section 10.9.

“Schering” means Schering Aktiengesellschaft.

“Schering Indebtedness” means the obligations of the Company pursuant to the Schering Loan Agreement, not to exceed $15,000,000 in principal amount plus accrued and unpaid interest (including but not limited to any interest arising after the filing of any bankruptcy petition or commencement of other insolvency proceedings by or against the Company), as well as all reasonable costs and expenses of collection, which obligations are secured by the Schering Security Agreement.

“Schering Loan Agreement” means that certain Loan Agreement by and between the Company and Schering dated May 26, 2003, as may be amended from time to time, provided however, that no such amendments shall increase the maximum principal amount of loans available to the Company.

“Schering Security Agreement” means that certain Security Agreement between the Company and Schering dated May 26, 2003, as may be amended from time to time.

“Securities” has the meaning ascribed to it in the first paragraph under the caption “Recitals of the Company”.

“Securities Act” means the United States Securities Act of 1933 (or any successor statute), as amended from time to time.

“Security Register” and “Security Registrar” have the respective meanings specified in Section 3.5(1).

“Senior Indebtedness” means, whether outstanding on the Issue Date or thereafter issued, all Indebtedness of the Company, including interest (including interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the Company whether or not a claim for post-filing interest is allowed in such proceeding) and premium, if any, thereon, and other monetary amounts (including fees, expenses, reimbursement obligations under letters of credit and indemnities) owing in respect thereof unless, in the instrument creating or evidencing the same or pursuant to which the same is outstanding, it is provided that the obligations in respect of such Indebtedness are expressly subordinate or junior in right of payment to the Securities.

“Shelf Registration Statement” has the meaning specified in Section 2(a) of the Registration Rights Agreement.

“Significant Subsidiary” has the meaning set forth in Rule 1-02(w) of Regulation S-X under the Exchange Act, except that references therein to income from continuing operations are changed to revenues.

“Special Record Date” for the payment of any Defaulted Interest means a date fixed by the Company pursuant to Section 3.7(1).

“Spin-off” has the meaning specified in Section 12.4(1)(iv).

“Stated Maturity,” when used with respect to any Security or any installment of interest thereon, means the date specified in such Security as the fixed date on which the principal of such Security or such installment of interest is due and payable.

“Subsidiary” means a corporation, partnership, limited liability corporation or any similar legal entity, more than 50% of the outstanding voting stock or voting interests of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries, or by the Company and one or more other Subsidiaries.  For the purposes of this definition, “voting stock” means stock or other similar interests in the corporation, partnership, limited liability corporation or other entity which ordinarily has or have voting power for the election of directors, or persons performing similar functions, whether at all times or only so long as no senior class of stock or other interests has or have such voting power by reason of any contingency.

“Subsidiary Closing Price” means, with respect to the securities of a Subsidiary distributed in a Spin-off, for any day, (i) the last reported sale price regular way on the New York Stock Exchange, or (ii) if such security is not listed on the New York Stock Exchange, the last reported sale price regular way per share or, in case no such reported sale takes place on such day, the average of the reported closing bid and asked prices regular way, in either case, on the principal national securities exchange on which such security is listed or admitted to trading or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, or (iii) if such security is not listed on the New York Stock Exchange or listed or admitted to trading on any national securities exchange, the average of the closing bid prices in the over-the-counter market as furnished by any New York Stock Exchange member firm selected from time to time by the Company for that purpose.

“Successor Security” of any particular Security means every Security issued after, and evidencing all or a portion of the same debt as that evidenced by, such particular Security; and, for the purposes of this definition, any Security authenticated and delivered under Section 3.6 in exchange for or in lieu of a mutilated, destroyed, lost or stolen Security shall be deemed to evidence the same debt as the mutilated, destroyed, lost or stolen Security.

“Surrender Certificate” means a certificate substantially in the form set forth in Annex B.

“Surrendered Securities” has the meaning given to such term in Annex B.

“Termination of Trading” means the Common Stock (or other common stock into which the Securities are convertible) is neither listed for trading on a U.S. national securities exchange nor approved for listing on the Nasdaq National Market or any similar U.S. system of automated dissemination of quotations of securities prices, and no American Depositary Shares or similar instruments for such common stock are so listed or approved for listing in the U.S.

“Trading Day” means (i) if the Common Stock is quoted on the Nasdaq National Market or any other system of automated dissemination of quotations of securities prices, days on which trades may be effected through such system, (ii) if the Common Stock is listed or admitted for trading on any national or regional securities exchange, days on which such national or regional securities exchange is open for business, or (iii) if the Common Stock is not listed on a national or regional securities exchange or quoted on the Nasdaq National Market or any other system of automated dissemination of quotation of securities prices, days on which the Common Stock is traded regular way in the over-the-counter market and for which a closing bid and a closing asked price for the Common Stock are available.

“Trading Price” has the meaning specified in Section 2.2.

“Trigger Event” has the meaning specified in Section 12.12.

“Trust Indenture Act” means the Trust Indenture Act of 1939, and the rules and regulations thereunder, as in force at the date as of which this instrument was executed; provided, however, that in the event the Trust Indenture Act of 1939 is amended after such date, “Trust Indenture Act” means, to the extent required by any such amendment, the Trust Indenture Act of 1939, and the rules and regulations thereunder, as so amended.

“Trustee” means the Person named as the “Trustee” in the first paragraph of this instrument until a successor Trustee shall have become such pursuant to the applicable provisions of this Indenture, and thereafter “Trustee” shall mean such successor Trustee.

“United States” means the United States of America (including the 50 States and the District of Columbia), its territories, its possessions and other areas subject to its jurisdiction (its “possessions” including Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands).

“Unrestricted Securities Certificate” means a certificate substantially in the form set forth in Annex A.

SECTION 1.2                          Compliance Certificates and Opinions.

Upon any application or request by the Company to the Trustee to take any action under any provision of this Indenture, the Company shall furnish to the Trustee an Officers’ Certificate stating that there has been compliance with all conditions precedent, if any, provided for in this Indenture relating to the proposed action and an Opinion of Counsel stating that in the opinion of such counsel there has been compliance with all such conditions precedent, if any, except that in the case of any such application or request as to which the furnishing of such documents is specifically required by any provision of this Indenture relating to such particular application or request, no additional certificate or opinion need be furnished.

Every certificate or opinion with respect to compliance with a condition or covenant provided for in this Indenture (including certificates provided for in Section 10.8) shall include:

(1)                                  a statement that each individual signing such certificate or opinion has read such covenant or condition and the definitions herein relating thereto;

(2)                                  a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such certificate or opinion are based;

(3)                                  a statement that, in the opinion of such individual, he has made such examination or investigation as is necessary to enable him to express an informed opinion as to whether or not there has been compliance with such covenant or condition; and

(4)                                  a statement as to whether, in the opinion of each such individual, there has been compliance with such condition or covenant.

SECTION 1.3                          Form of Documents Delivered to the Trustee.

In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

Any certificate or opinion of an officer of the Company may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such officer knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which such certificate or opinion is based are erroneous.  Any such certificate or opinion of counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an officer or officers of the Company or any other Person stating that the information with respect to such factual matters is in the possession of the Company or such other Person, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to such matters are erroneous.

Where any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture, they may, but need not, be consolidated and form one instrument.

SECTION 1.4                          Acts of Holders of Securities.

(1)                                  Any request, demand, authorization, direction, notice, consent, waiver or other action provided or permitted by this Indenture to be given or taken by Holders of Securities may be embodied in and evidenced by (A) one or more instruments of substantially similar tenor signed by such Holders in person or by an agent or proxy duly appointed in writing by such Holders or (B) the record of Holders of Securities voting in favor thereof, either in person or by proxies duly appointed in writing, at any meeting of Holders of Securities duly called and held in accordance with the provisions of Article IX.  Such action shall become effective when such instrument or instruments or record is delivered to the Trustee and, where it is hereby expressly required, to the Company.  The Trustee shall be authorized and permitted to deliver to the Company copies of all such instruments and records delivered to the Trustee.  Such instrument or instruments and records (and the action embodied therein and evidenced thereby) are herein sometimes referred to as the “Act” of the Holders of Securities signing such instrument or instruments and so voting at such meeting.  Proof of execution of any such instrument or of a writing appointing any such agent or proxy, or of the holding by any Person of a Security, shall be sufficient for any purpose of this Indenture and (subject to Section 6.1) conclusive in favor of the Trustee and the Company if made in the manner provided in this Section.  The record of any meeting of Holders of Securities shall be proved in the manner provided in Section 9.6.

(2)                                  The fact and date of the execution by any Person of any such instrument or writing may be proved by the affidavit of a witness of such execution or by a certificate of a notary public or other officer authorized by law to take acknowledgments of deeds, certifying that the individual signing such instrument or writing acknowledged to him the execution thereof.  Where such execution is by a signer acting in a capacity other than his individual capacity, such certificate or affidavit shall also constitute sufficient proof of his authority.

(3)                                  The principal amount and serial number of any Security held by any Person, and the date of his holding the same, shall be proved by the Security Register.  As to any matter relating to beneficial ownership interests in any Global Security, the appropriate depositary’s records shall be dispositive for purposes of this Indenture.

(4)                                  The fact and date of execution of any such instrument or writing and the authority of the Person executing the same may also be proved in any other reasonable manner which the Trustee deems sufficient; and the Trustee may reasonably require further proof with respect to any of the matters referred to in this Section 1.4.

(5)                                  The Company may set any day as the record date for the purpose of determining the Holders entitled to give or take any request, demand, authorization, direction, notice, consent, waiver or other action, or to vote on any action, authorized or permitted by this Indenture to be given or taken by Holders.  Promptly and in any case not later than 10 days after setting a record date, the Company shall notify the Trustee and the Holders of such record date.  If not set by the Company prior to the first solicitation of a Holder made by any Person in respect of any such action, or, in the case of any such vote, prior to such vote, the record date for any such action or vote shall be the 30th day (or, if later, the date of the most recent list of Holders required to be provided pursuant to Section 14.1) prior to such first solicitation or vote, as the case may be.  With regard to any record date, the Holders on such date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to give or take, or vote on, the relevant action, whether or not such Holders remain Holders after such record date.  Notwithstanding the foregoing, the Company shall not set a record date for, and the provisions of this paragraph shall not apply with respect to, any notice, declaration or direction referred to in the next paragraph.

Upon receipt by the Trustee from any Holder of (i) any notice of default or breach referred to in Section 5.1(6), if such default or breach has occurred and is continuing and the Trustee shall not have given such a notice to the Company, (ii) any declaration of acceleration referred to in Section 5.2, if an Event of Default has occurred and is continuing and the Trustee shall not have given such a declaration to the Company, or (iii) any direction referred to in Section 5.12, if the Trustee shall not have taken the action specified in such direction, then, with respect to clauses (ii) and (iii), a record date shall automatically and without any action by the Company or the Trustee be set for determining the Holders entitled to join in such declaration or direction, which record date shall be the close of business on the tenth day (or, if such day is not a Business Day, the first Business Day thereafter) following the day on which the Trustee receives such declaration or direction, and, with respect to clause (i), the Trustee may set any day as a record date for the purpose of determining the Holders entitled to join in such notice of default.  Promptly after such receipt by the Trustee of any such declaration or direction referred to in clause (ii) or (iii), and promptly after setting any record date with respect to clause (i), and as soon as practicable thereafter, the Trustee shall notify the Company and the Holders of any such record date so fixed.  The Holders on such record date (or their duly appointed agents or proxies), and only such Persons, shall be entitled to join in such notice, declaration or direction, whether or not such Holders remain Holders after such record date; provided that, unless such notice, declaration or direction shall have become effective by virtue of Holders of the requisite principal amount of Securities on such record date (or their duly appointed agents or proxies) having joined therein on or prior to the 90th day after such record date, such notice, declaration or direction shall automatically and without any action by any Person be canceled and of no further effect.  Nothing in this paragraph shall be construed to prevent a Holder (or a duly appointed agent or proxy thereof) from giving, before or after the expiration of such 90-day period, a notice, declaration or direction contrary to or different from, or, after the expiration of such period, identical to, the notice, declaration or direction to which such record date relates, in which event a new record date in respect thereof shall be set pursuant to this paragraph.  In addition, nothing in this paragraph shall be construed to render ineffective any notice, declaration or direction of the type referred to in this paragraph given at any time to the Trustee and the Company by Holders (or their duly appointed agents or proxies) of the requisite principal amount of Securities on the date such notice, declaration or direction is so given.

(6)                                  Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of the Holder of any Security shall bind every future Holder of the same Security and the Holder of every Security issued upon the registration of transfer thereof or in exchange therefor or in lieu thereof in respect of anything done, omitted or suffered to be done by the Trustee or the Company in reliance thereon, whether or not notation of such action is made upon such Security.

(7)                                  The provisions of this Section 1.4 are subject to the provisions of Section 9.5.

SECTION 1.5                          Notices, Etc. to the Trustee and Company.

Any request, demand, authorization, direction, notice, consent, election, waiver or other Act of Holders of Securities or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with,

(1)                                  the Trustee by any Holder of Securities or by the Company shall be sufficient for every purpose hereunder if made, given, furnished or filed in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Trustee at U.S. Bank National Association, One Federal Street, 3rd Floor, Boston, MA 02110, Attention: Corporate Trust Department, or at any other address previously furnished in writing to the Holders of Securities by the Trustee to or with a Responsible Officer of the Trustee and received at its Corporate Trust Office; or

(2)                                  the Company by the Trustee or by any Holder of Securities shall be sufficient for every purpose hereunder (unless otherwise herein expressly provided) if in writing, mailed, first-class postage prepaid, or telecopied and confirmed by mail, first-class postage prepaid, or delivered by hand or overnight courier, addressed to the Company at 71 Rogers Avenue, Cambridge, Massachusetts 02142, Attention: Chief Financial Officer, or at any other address previously furnished in writing to the Trustee by the Company.

SECTION 1.6                          Notice to Holders of Securities; Waiver.

Except as otherwise expressly provided herein, where this Indenture provides for notice to Holders of Securities of any event, such notice shall be sufficiently given to Holders if in writing and mailed, first-class postage prepaid or delivered by an overnight delivery service, to each Holder of a Security affected by such event, at the address of such Holder as it appears in the Security Register, not earlier than the earliest date and not later than the latest date prescribed for the giving of such notice.

Neither the failure to mail such notice, nor any defect in any notice so mailed, to any particular Holder of a Security shall affect the sufficiency of such notice with respect to other Holders of Securities.  In case by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice by mail, then such notification to Holders of Securities as shall be made with the approval of the Trustee, which approval shall not be unreasonably withheld, shall constitute a sufficient notification to such Holders for every purpose hereunder.

Such notice shall be deemed to have been given when such notice is mailed, whether or not such Holder actually receives such notice.

Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice.  Waivers of notice by Holders of Securities shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

SECTION 1.7                          Effect of Headings and Table of Contents.

The Article and Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

SECTION 1.8                          Successors and Assigns.

All covenants and agreements in this Indenture by the Company shall bind its successors and assigns, whether so expressed or not.

SECTION 1.9                          Severability Clause.

In case any provision in this Indenture or the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

SECTION 1.10                    Benefits of Indenture.

Subject to Section 3.13, nothing in this Indenture or in the Securities, express or implied, shall give to any Person, other than the parties hereto and their successors hereunder, any Paying Agent, Conversion Agent and the Holders of Securities, any benefit or legal or equitable right, remedy or claim under this Indenture.

SECTION 1.11                    Governing Law.

THIS INDENTURE AND THE SECURITIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULE 327(B).

SECTION 1.12                    Legal Holidays.

In any case where any Interest Payment Date, Redemption Date, Repurchase Date, Purchase Date or Stated Maturity of any Security or the last day on which a Holder of a Security has a right to convert his Security shall not be a Business Day at a Place of Payment or Place of Conversion, as the case may be, then (notwithstanding any other provision of this Indenture or of the Securities) payment of principal of or interest on, or the payment of the Redemption Price, Purchase Price or Repurchase Price (whether the same is payable in cash or in shares of Common Stock, as the case may be) with respect to, or delivery for conversion of, such Security need not be made at such Place of Payment or Place of Conversion, as the case may be, on or by such day, but may be made on or by the next succeeding Business Day at such Place of Payment or Place of Conversion, as the case may be, with the same force and effect as if made on the Interest Payment Date, Redemption Date, Repurchase Date, Purchase Date or at the Stated Maturity or by such last day for conversion; provided, however, that in the case that payment is made on such succeeding Business Day, no interest shall accrue on the amount so payable for the period from and after such Interest Payment Date, Redemption Date, Repurchase Date, Purchase Date, Stated Maturity or last day for conversion, as the case may be.

SECTION 1.13                    Conflict With Trust Indenture Act.

If any provision hereof limits, qualifies or conflicts with a provision of the Trust Indenture Act that is required under such Act to be a part of and govern this Indenture, the latter provision shall control.  If any provision of this Indenture modifies or excludes any provision of the Trust Indenture Act that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified or to be excluded, as the case may be.  Until such time as this Indenture shall be qualified under the Trust Indenture Act, this Indenture, the Company and the Trustee shall be deemed for all purposes hereof to be subject to and governed by the Trust Indenture Act to the same extent as would be the case if this Indenture were so qualified on the date hereof.

SECTION 1.14                    Execution In Counterparts.

This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one and the same instrument.

SECTION 1.15                    Construction and Interpretation.

Whenever in this Indenture there is a reference, in any context, to the payment of interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest payable as described in the Registration Rights Agreement and express mention of the payment of Additional Interest (if applicable) in any provisions of this Indenture shall not be construed as excluding Additional Interest in those provisions of this Indenture where such express mention is not made.

Whenever in this Indenture there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price or Redemption Price, as applicable, payable in respect of such Security and express mention of the Repurchase Price or Redemption Price, as applicable, in any provision of this Indenture shall not be construed as excluding the Repurchase Price or Redemption Price, as applicable, so payable in those provisions of this Indenture when such express mention is not made.

ARTICLE II

SECURITY FORMS

SECTION 2.1                          Form Generally.

The Securities shall be in substantially the form set forth in this Article, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture, and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange, the Internal Revenue Code of 1986, as amended, and regulations thereunder (the “Code”), or as may, consistent herewith, be determined by the officers executing such Securities, as evidenced by their execution thereof.  All Securities shall be in fully registered form.

The Trustee’s certificates of authentication shall be in substantially the form set forth in Section 2.3.

Conversion notices shall be in substantially the form set forth in Section 2.4.

Repurchase notices shall be substantially in the form set forth in Section 2.2.

The Securities shall be printed, lithographed, typewritten or engraved or produced by any combination of these methods or may be produced in any other manner permitted by the rules of any automated quotation system or securities exchange (including on steel engraved borders if so required by any securities exchange upon which the Securities may be listed) on which the Securities may be quoted or listed, as the case may be, all as determined by the officers executing such Securities, as evidenced by their execution thereof.

Upon their original issuance, Securities issued as contemplated by the Purchase Agreement to Qualified Institutional Buyers in reliance on Rule 144A shall be issued in the form of one or more Global Securities in definitive, fully registered form without interest coupons and bearing the Restricted Securities Legend.  Such Global Security shall be registered in the name of DTC, as Depositary, or its nominee and deposited with the Trustee, as custodian for DTC, for credit by DTC to the respective accounts of beneficial owners of the Securities represented thereby (or such other accounts as they may direct).  Such Global Security, together with its Successor Securities that are Global Securities, are collectively herein called the “Restricted Global Security”.

SECTION 2.2                          Form of Security.

[FORM OF FACE]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH RESTRICTED SECURITY:  THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND THIS SECURITY AND THE COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM.  EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT PROVIDED BY RULE 144A THEREUNDER.

THE HOLDER OF THIS SECURITY AGREES FOR THE BENEFIT OF THE COMPANY THAT (A) THIS SECURITY AND THE SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF MAY BE OFFERED, RESOLD, PLEDGED, OR OTHERWISE TRANSFERRED, ONLY (1) IN THE UNITED STATES TO A PERSON WHOM THE SELLER REASONABLY BELIEVES IS A QUALIFIED INSTITUTIONAL BUYER (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT) IN A TRANSACTION MEETING THE REQUIREMENTS OF RULE 144A, (II) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN ACCORDANCE WITH RULE 904 UNDER THE SECURITIES ACT, (III) PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), (IV) TO AN INSTITUTION THAT IS AN “ACCREDITED INVESTOR” AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT WHO PURCHASES AT LEAST $100,000 PRINCIPAL AMOUNT OF SECURITIES, OR (V) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT, IN EACH OF CASES (I) THROUGH (V) IN ACCORDANCE WITH ANY APPLICABLE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES, AND (B) THE HOLDER WILL, AND EACH SUBSEQUENT HOLDER IS REQUIRED TO, NOTIFY ANY PURCHASER OF THIS SECURITY FROM IT OF THE RESALE RESTRICTIONS REFERRED TO IN (A) ABOVE.  IN ANY CASE THE HOLDER HEREOF WILL NOT, DIRECTLY OR INDIRECTLY, ENGAGE IN ANY HEDGING TRANSACTION WITH REGARD TO THE SECURITIES EXCEPT AS PERMITTED BY THE SECURITIES ACT.

THIS SECURITY, ANY SHARES OF COMMON STOCK ISSUABLE UPON CONVERSION HEREOF AND ANY RELATED DOCUMENTATION MAY BE AMENDED OR SUPPLEMENTED FROM TIME TO TIME TO MODIFY THE RESTRICTIONS ON RESALES AND OTHER TRANSFERS OF THIS SECURITY AND ANY SUCH SHARES TO REFLECT ANY CHANGE IN APPLICABLE LAW OR REGULATION (OR THE INTERPRETATION THEREOF) OR IN PRACTICES RELATING TO THE RESALE OR TRANSFER OF RESTRICTED SECURITIES GENERALLY.  THE HOLDER OF THIS SECURITY AND SUCH SHARES SHALL BE

DEEMED BY THE ACCEPTANCE OF THIS SECURITY AND ANY SUCH SHARES TO HAVE AGREED TO SUCH AMENDMENT OR SUPPLEMENT.]

[THE FOLLOWING LEGEND SHALL APPEAR ON THE FACE OF EACH GLOBAL SECURITY:

THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF THE DEPOSITARY OR A NOMINEE OF THE DEPOSITARY, WHICH MAY BE TREATED BY THE COMPANY, THE TRUSTEE AND ANY AGENT THEREOF AS OWNER AND HOLDER OF THIS SECURITY FOR ALL PURPOSES.

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (“DTC”), TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO.  OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT IS MADE TO CEDE & CO.  OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE REGISTERED FORM IN THE LIMITED CIRCUMSTANCES REFERRED TO IN THE INDENTURE, THIS GLOBAL SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.]

EPIX MEDICAL, INC.

3% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2024

No.	$

CUSIP NO.

EPIX MEDICAL, INC., a corporation duly organized and existing under the laws of the State of Delaware (herein called the “Company,” which term includes any successor Person under the Indenture referred to on the reverse hereof), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum of One Hundred Million United States Dollars (U.S. $100,000,000) [if this Security is a Global Security, then insert — (which original principal amount may from time to time be increased or decreased to such other principal amounts (which, taken together with the original principal amounts of all other Outstanding Securities, shall not exceed $100,000,000) by adjustments made on the records of the Trustee hereinafter referred to in accordance with the Indenture) on June 15, 2024, and to pay interest thereon, from June 7, 2004, or from the most recent Interest Payment Date (as defined below) to which interest has been paid or duly provided for, semi-annually in arrears on June 15 and December 15 in each year (each, an “Interest Payment Date”), commencing December 15, 2004, at the rate of 3% per annum, until the principal hereof is due, and at the rate of 4% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest.

The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in the Indenture, be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest, which shall be the June 1 or December 1 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date.  Except as otherwise provided in the Indenture, any such interest not so punctually paid or duly provided for will forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Security (or one or more Predecessor Securities) is registered at the close of business on a Special Record Date for the payment of such Defaulted Interest to be fixed by the Company, notice whereof shall be given to Holders of Securities not less than 10 days prior to the Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any automated quotation system or securities exchange on which the Securities may be quoted or listed, and upon such notice as may be required by such exchange, all as more fully provided in the Indenture.

Payments of principal shall be made upon the surrender of this Security at the option of the Holder at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, in such lawful monies of the United States of America as at the time of payment shall be legal tender for the payment of public and private debts, or at such other offices or agencies as the Company may designate, by United States Dollar check drawn on, or wire transfer to, a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).  Payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Payment of interest on this Security may be made by United States Dollar check mailed to the address of the Person entitled thereto as such address shall appear in the Security Register, or, upon written application by the Holder to the Security Registrar setting forth wire instructions not later than the relevant Record Date, by transfer to a United States Dollar account (such a wire transfer to be made only to a Holder of an aggregate principal amount of Securities in excess of U.S. $2,000,000 and only if such Holder shall have furnished wire instructions in writing to the Trustee no later than 15 days prior to the relevant payment date).  Payments to the Depositary will be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Except as specifically provided herein and in the Indenture, the Company shall not be required to make any payment with respect to any tax, assessment or other governmental charge imposed by any government or any political subdivision or taxing authority thereof or therein.

Reference is hereby made to the further provisions of this Security set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

Unless the certificate of authentication hereon has been executed by the Trustee referred to on the reverse hereof or an Authenticating Agent by the manual signature of one of their respective authorized signatories, this Security shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose.

IN WITNESS WHEREOF, the Company has caused this Security to be duly executed.

EPIX MEDICAL, INC.

By:
Name:
Title:

Attest:

By:
Name:
Title:

TRUSTEE’S CERTIFICATE OF AUTHENTICATION

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:
Authorized Signatory

[FORM OF REVERSE]

This Security is one of a duly authorized issue of securities of the Company designated as its “3% Convertible Senior Notes due June 15, 2024” (herein called the “Securities”), limited in aggregate principal amount to U.S. $100,000,000, issued and to be issued under an Indenture, dated as of June 7, 2004 (herein called the “Indenture”), between the Company and U.S. Bank National Association, as Trustee (herein called the “Trustee,” which term includes any successor trustee under the Indenture), to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Securities and of the terms upon which the Securities are, and are to be, authenticated and delivered.  As provided in the Indenture and subject to certain limitations therein set forth, Securities are exchangeable for a like aggregate principal amount of Securities of any authorized denominations as requested by the Holder surrendering the same upon surrender of the Security or Securities to be exchanged, at the Corporate Trust Office of the Trustee.  The Trustee upon such surrender by the Holder will issue the new Securities in the requested denominations.

In any case where the due date for the payment of the principal of, and interest and Additional Interest, if any, on, any Security or the last day on which a Holder of a Security has a right to convert his Security shall be, at any Place of Payment or Place of Conversion as the case may be, a day on which banking institutions at such Place of Payment or Place of Conversion are authorized or obligated by law or executive order to close, then payment of principal and interest and Additional Interest, if any, or delivery for conversion of such Security need not be made on or by such date at such place but may be made on or by the next succeeding day at such place which is not a day on which banking institutions are authorized or obligated by law or executive order to close, with the same force and effect as if made on the date for such payment or by such last day for conversion, and no interest or Additional Interest shall accrue on the amount so payable for the period after such date.

No sinking fund is provided for the Securities.

The indebtedness evidenced by the Securities is, to the extent and in the manner provided in the Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Schering Indebtedness of the Company, whether outstanding at the date of the Indenture or thereafter incurred, and this Security is issued subject to the provisions of the Indenture with respect to such subordination. Each holder of this Security, by accepting the same, agrees to and shall be bound by such provisions and authorizes the Trustee on its behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and appoints the Trustee his attorney-in-fact for such purpose.

The Securities will rank pari passu in right of payment to all unsubordinated indebtedness of the Company (other than the Schering Indebtedness) and senior in right of payment to all subordinated indebtedness of the Company which by its terms is subordinate to the Securities.

Subject to and in compliance with the Indenture, the Securities are subject to repurchase by the Company at the option of the Holder on June 15, of each of 2011, 2014 and 2019, in whole or in part, for cash, at 100% of the principal amount of such Securities to be repurchased, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Purchase Date; provided, however, that installments of interest and Additional Interest, if any, on Securities with an Interest Payment Date on or prior to such Purchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates.

If a Designated Event occurs at any time prior to the maturity of the Security, the Holder of this Security, at the Holder’s option, shall have the right, in accordance with the provisions of the Indenture, to require the Company to repurchase this Security (or any portion of the principal amount hereof that is at least U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof, provided that the portion of the principal amount of this Security to be Outstanding after such repurchase is at least equal to U.S. $1,000), on a repurchase date that is not less than 30 nor more than 45 Business Days after the date of the Company Notice of the Designated Event, at a repurchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Repurchase Date; provided, however, that installments of interest and Additional Interest, if any, on Securities with an Interest Payment Date on or prior to such Repurchase Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates.  If the Designated Event is a Termination of Trading, the repurchase price shall be paid in cash.  If the Designated Event is a Change in Control, the repurchase price shall be paid, at the Company’s option, in cash, by issuance and delivery of shares of Common Stock valued at a discount of 5% from the Market Price of the Common Stock or in any combination thereof, subject to the terms and conditions of the Indenture.

Subject to and in compliance with the Indenture, the Securities will be redeemable at the option of the Company at any time on or after June 15, 2009, in whole or in part, upon not less than 20 nor more than 60 days’ notice to the Holders prior to the Redemption Date at the following redemption prices (expressed as a percentage of the principal amount of Securities to be redeemed) (each a “Redemption Price”) payable in cash, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Redemption Date:

Date	Redemption Price
June 15, 2009 to June 14, 2010	100.857%
June 15, 2010 to June 14, 2011	100.429%
June 15, 2011 and thereafter	100%

provided, however, that (1) installments of interest and Additional Interest, if any, on Securities with an Interest Payment Date on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates and (2) the Company may not redeem any Securities if the Company has failed to pay any interest on the Securities and such failure to pay is continuing, or if the principal amount of the Securities has been accelerated.

If less than all of the Securities are to be redeemed, the Trustee will select the Securities to be redeemed in principal amounts of $1,000 or whole multiples of $1,000 by lot, on a pro rata basis or otherwise in accordance with the applicable procedures of the Depositary.  If any

Securities are to be redeemed in part only, the Company will issue a new Security or Securities in principal amount equal to the unredeemed principal portion thereof.

In the event of a redemption of the Securities, the Company will not be required (a) to register the transfer or exchange of Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer or exchange of any Security, or portion thereof, called for redemption.

Subject to and upon compliance with the provisions of the Indenture, the Holder of this Security is entitled, at its option, to convert any Security that is an integral multiple of $1,000 principal amount or the entire outstanding principal amount of this Security into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate in effect at the time of conversion and subject to the adjustments described below, as follows:

(1)                                  if, on or prior to June 15, 2019, the Closing Sale Price of the Common Stock for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the eleventh Trading Day of any fiscal quarter is more than 120% of the then current Conversion Price of the Securities, then the Holder thereof will be entitled to convert such Security until and including the eleventh Trading Day of the immediately following fiscal quarter;

(2)                                  if, on any date after June 15, 2019, the Closing Sale Price of the Common Stock is more than 120% of the then current Conversion Price of the Securities, then the Holder thereof will be entitled to convert such Security at all times thereafter;

(3)                                  if the Company elects to call the Securities for redemption, then the Holder thereof will be entitled to convert such Security (or the portion of the Security called for redemption, if less than all) until the close of business on the Business Day prior to the Redemption Date;

(4)                                  if the Company distributes to all or substantially all holders of Common Stock, rights, options or warrants entitling them to purchase Common Stock at less than the Closing Sale Price of the Common Stock on the last Trading Day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below;

(5)                                  if the Company distributes to all or substantially all holders of Common Stock, cash, assets or debt securities of the Company or any Capital Stock of any Subsidiary, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Closing Sale Price of the Common Stock on the last Trading Day preceding the declaration of such distribution, then the Holder thereof will be entitled to convert such Security in the period described below; or

(6)                                  if the Company becomes a party to a consolidation, merger or sale of all or substantially all of the Company’s assets where such consolidation, merger or sale of all or substantially all of the Company’s assets constitutes a Change in Control or such an event occurs that would have been a Change in Control but for the occurrence of one or more of the exceptions to the definition of Change in Control contained in the proviso immediately following

Section 13.4(2)(iii) of the Indenture, then the Holder thereof will be entitled to convert such Security in the period described below.

A Security for which a Holder has delivered a repurchase notice as described herein may be surrendered for conversion only if such notice is withdrawn in accordance with the Indenture.

In the case of a distribution contemplated in clauses (4) and (5) above, the Company will notify Holders at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”).  Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place, in which event the conversion request will be deemed withdrawn automatically.  If in the future the Company adopts a Rights Plan, Holders will not have any conversion right pursuant to clause (4) above or otherwise, solely as a result of the issuance of Rights pursuant to the Rights Plan.  Notwithstanding the foregoing, in the event of a distribution contemplated in clauses (4) and (5) above, Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities.  In the event of a consolidation, merger or sale of all or substantially all of the Company’s assets as contemplated in clause (6) above, the Company will notify Holders at least 20 days prior to the anticipated closing date of such transaction (the “Merger Notice”).  Once the Company has given the Merger Notice, the Holders may, in the event of such consolidation, merger or sale of all or substantially all of the Company’s assets, as contemplated in clause (6) above, surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the date which is 15 days after the actual effective date of such transaction.

Furthermore, subject to the provisions of the Indenture, at any time prior to June 15, 2019, the Holder of a Security is entitled, at its option, to convert the principal amount of this Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof or the entire outstanding principal amount of this Security) for the five Business Day period after any five consecutive Trading Day period in which the average of the Trading Price for the Securities in such period was less than 98% of the average Conversion Value for the Securities during such period.

The “Trading Price” of this Security on any date of determination means the average of the secondary market bid quotations per $1,000 principal amount of this Security obtained by the Trustee for $2,000,000 principal amount of this Security at approximately 3:30 p.m., New York City time, on such determination date from three independent nationally recognized securities dealers the Company selects; provided that if three such bids cannot reasonably be obtained by the Trustee, but two such bids are obtained, then the average of the two bids shall be used, and if only one such bid can reasonably be obtained by the Trustee, then one bid shall be used.  If the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of this Security from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of this Security will be deemed to be less than 98% of the product of the closing sale price of the Common Stock and the number of shares issuable upon conversion of $1,000 principal amount of this Security.

In connection with any conversion upon satisfaction of the above Trading Price condition, the Trustee shall have no obligation to determine the Trading Price of this Security unless the Company has requested such determination; and the Company shall have no obligation to make such request unless the Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of this Security would be less than 98% of the product of the closing sale price of the Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 principal amount of this Security.  At such time, the Company shall instruct the Trustee to determine the Trading Price of this Security beginning on the next trading date and on each successive trading day until the Trading Price per $1,000 principal amount of this Security is greater than or equal to 98% of the product of the closing sale price of the Common Stock and the number of shares issuable upon conversion of $1,000 principal amount of this Security.

A Holder may convert this Security, subject to the terms and conditions provided above and in the Indenture, at any time on or before the close of business on the date of Maturity (or in case the Holder hereof has exercised his right to require the Company to purchase or repurchase this Security or the Company has called this Security for redemption or such portion hereof, until the Business Day immediately preceding, but (unless the Company defaults in making the payment due upon redemption, purchase or repurchase, as the case may be) not after, the close of business on the Business Day immediately preceding the Redemption Date, Purchase Date or Repurchase Date as the case may be) to convert this Security (or any portion of the principal amount hereof that is an integral multiple of U.S. $1,000, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) into fully paid and nonassessable shares of Common Stock of the Company at an initial Conversion Rate of 33.5909 shares of Common Stock for each U.S. $1,000 principal amount of Securities (or at the then current adjusted Conversion Rate if an adjustment has been made as provided in the Indenture) by surrender of this Security, duly endorsed or assigned to the Company or in blank.

In order to convert this Security, the Holder shall deliver a conversion notice hereon duly executed and completed, to the Company at the Corporate Trust Office of the Trustee, or at such other office or agency of the Company, subject to any laws or regulations applicable thereto and subject to the right of the Company to terminate the appointment of any Conversion Agent (as defined below) as may be designated by it for such purpose in the Borough of Manhattan, The City of New York, or at such other offices or agencies as the Company may designate (each a “Conversion Agent”).

In case such surrender shall be made during the period from the close of business on any Regular Record Date next preceding any Interest Payment Date to the opening of business on such Interest Payment Date, the conversion notice shall be accompanied by payment in New York Clearing House or other funds acceptable to the Company of an amount equal to the interest payable on such Interest Payment Date on the principal amount of this Security being surrendered for conversion, less any previously due interest payment as of the Conversion Date as to which the Company is in arrears.  Notwithstanding the foregoing, if this Security or a portion hereof has been called for redemption on a Redemption Date, is repurchasable on a Repurchase Date or purchasable on a Purchase Date occurring, in any such case, during the period from the close of business on any Regular Record Date next preceding any Interest

Payment Date to the opening of business on such succeeding Interest Payment Date, and as a result, the right to convert this Security would otherwise terminate in such period if not exercised, and this Security is surrendered for conversion during such period, then the Holder of this Security on such Regular Record Date will be entitled to receive the amount of interest accruing hereon from the Interest Payment Date next preceding the date of such conversion to such succeeding Interest Payment Date plus any previously due interest as to which the Company is in arrears and the Holder of this Security who converts this Security or a portion hereof during such period shall not be required to pay such amount upon surrender of this Security for conversion.

Subject to the provisions of the immediately preceding paragraph and, in the case of a conversion after the close of business on the Regular Record Date next preceding any Interest Payment Date and on or before the close of business on such Interest Payment Date, to the right of the Holder of this Security (or any Predecessor Security of record as of such Regular Record Date) to receive the related installment of interest to the extent and under the circumstances provided in the Indenture, no cash payment or adjustment is to be made on conversion for interest, if any, accrued hereon from the Interest Payment Date next preceding the date of conversion, or for dividends on the Common Stock issued on conversion hereof.  The Company shall thereafter deliver to the Holder the fixed number of shares of Common Stock into which this Security is convertible and such delivery will be deemed to satisfy the Company’s obligation to pay the principal amount of this Security, provided, however, that such delivery of shares of Common Stock shall not relieve the Company of its obligations to pay interest as to which the Company is in arrears at the time of conversion and such interest shall remain payable in accordance with the terms of the Indenture.  No fractions of shares or scrip representing fractions of shares will be issued on conversion, but instead of any fractional interest (calculated to the nearest 1/100th of a share) the Company shall pay a cash adjustment as provided in the Indenture.

The Conversion Rate is subject to adjustment as provided in the Indenture.

In addition, the Indenture provides that in case of certain consolidations or mergers to which the Company is a party or the conveyance, transfer, sale or lease of all or substantially all of the property and assets of the Company, the Indenture shall be amended, without the consent of any Holders of Securities, so that this Security, if then Outstanding, will be convertible thereafter, during the period this Security shall be convertible as specified above, only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, transfer, sale or lease by a holder of the number of shares of Common Stock of the Company into which this Security could have been converted immediately prior to such consolidation, merger, conveyance, transfer, sale or lease (assuming such holder of Common Stock is not a Constituent Person or an Affiliate of a Constituent Person, failed to exercise any rights of election and received per share the kind and amount received per share by a plurality of Non-electing Shares).

No adjustment in the Conversion Rate will be made until such adjustment would require an increase or decrease of at least one percent of such rate, provided that, any adjustment that would otherwise be made will be carried forward and taken into account in the computation of any subsequent adjustment.

If this Security is a Registrable Security (as defined in the Indenture), then the Holder of this Security [if this security is a global security, then insert — (including any Person that has a beneficial interest in this Security)] and the Common Stock of the Company issuable upon conversion hereof is entitled to the benefits of a Registration Rights Agreement, dated as of June 7, 2004, between the Company and the Initial Purchasers (the “Registration Rights Agreement”).

Whenever in this Security there is a reference, in any context, to the payment of the principal of or interest on, or in respect of, any Security, such mention shall be deemed to include mention of the payment of Additional Interest payable as described in the Registration Rights Agreement to the extent that, in such context, Additional Interest is, was or would be payable in respect of such Security to the Holder hereof and express mention of the payment of Additional Interest (if applicable) in any provisions of this Security shall not be construed as excluding Additional Interest in those provisions of this Security where such express mention is not made.

Whenever in this Security there is a reference, in any context, to the principal of any Security as of any time, such reference shall be deemed to include reference to the Repurchase Price or Redemption Price, as applicable, payable in respect of such Security to the extent that such Repurchase Price or Redemption Price, as applicable, is, was or would be so payable at such time, and express mention of the Repurchase Price or Redemption Price, as applicable, in any provision of this Security shall not be construed as excluding the Repurchase Price or Redemption Price, as applicable, so payable in those provisions of this Security when such express mention is not made.

[If this Security is a Registrable Security and the Holder of this Security [if this security is a global security, then insert — (including any Person that has a beneficial interest in this Security)] elects to sell this Security pursuant to the Shelf Registration Statement then, by its acceptance hereof, such Holder of this Security agrees to be bound by the terms of the Registration Rights Agreement relating to the Registrable Securities which are the subject of such election.]

[The following paragraph shall appear in each Global Security:

In the event of a deposit or withdrawal of an interest in this Security, including an exchange, transfer, redemption, repurchase or conversion of this Security in part only, the Trustee, as custodian of the Depositary, shall make an adjustment on its records to reflect such deposit or withdrawal in accordance with the Applicable Procedures.]

[The following paragraph shall appear in each Security that is not a Global Security:

In the event of redemption, repurchase or conversion of this Security in part only, a new Security or Securities for the unredeemed, unrepurchased or unconverted portion hereof will be issued in the name of the Holder hereof.]

If an Event of Default shall occur and be continuing, the principal of all the Securities, together with interest to the date of declaration, may be declared due and payable in the manner and with the effect provided in the Indenture.

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in principal amount of the Securities at the time Outstanding.  The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time Outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences.  Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued in exchange therefore or in lieu hereof whether or not notation of such consent or waiver is made upon this Security or such other Security.  Certain modifications or amendments to the Indenture require the consent of the Holders of each Outstanding Security affected.

As provided in and subject to the provisions of the Indenture, the Holder of this Security shall not have the right to institute any proceeding with respect to the Indenture or for the appointment of a receiver or trustee or for any other remedy thereunder, unless such Holder shall have previously given the Trustee written notice of a continuing Event of Default, the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default as Trustee and offered the Trustee reasonable indemnity, and the Trustee shall not have received from the Holders of a majority in principal amount of the Securities Outstanding a direction inconsistent with such request, and shall have failed to institute any such proceeding, for 60 days after receipt of such notice, request and offer of indemnity.  The foregoing shall not apply to any suit instituted by the Holder of this Security for the enforcement of any payment of principal hereof or interest hereon, on or after the respective due dates expressed herein or for the enforcement of the right to convert this Security as provided in the Indenture.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Security is registrable on the Security Register upon surrender of this Security for registration of transfer at the Corporate Trust Office of the Trustee or at such other office or agency of the Company as may be designated by it for such purpose in the Borough of Manhattan, The City of New York (which shall initially be an office or agency of the Trustee), or at such other offices or agencies as the Company may designate, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Security Registrar duly executed by, the Holder thereof or his attorney duly authorized in writing, and thereupon one or more new Securities, of authorized denominations and for the same aggregate principal amount, will be issued to the designated transferee or transferees by the Registrar.  No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to recover any tax or other governmental charge payable in connection therewith.

Prior to due presentation of this Security for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name such Security is registered, as the owner thereof for all purposes, whether or not such Security be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

No recourse for the payment of the principal of or interest on this Security and no recourse under or upon any obligation, covenant or agreement of the Company in the Indenture or any indenture supplemental thereto or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, either directly or through the Company or any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liability being, by the acceptance hereof and as part of consideration for the issue hereof, expressly waived and released.

THE INDENTURE AND THIS SECURITY SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF NEW YORK, THE UNITED STATES OF AMERICA INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND NEW YORK CIVIL PRACTICE LAWS AND RULE 327(B).

All terms used in this Security that are defined in the Indenture shall have the meanings assigned to them in the Indenture.

ABBREVIATIONS

The following abbreviations, when used in the inscription of the face of this Security, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM	as tenant in common	UNIF GIFT MIN ACT	Custodian
TEN ENT	as tenants by the entireties (Cust)		(Cust)	(Minor)
JT TEN	as joint tenants with right of survivorship and not as tenants in common		under Uniform Gifts to Minors Act
(State)

Additional abbreviations may also be used though not in the above list.

ELECTION OF HOLDER TO REQUIRE REPURCHASE

(1)                                  Pursuant to Section 13.1 of the Indenture, the undersigned hereby elects to have this Security repurchased by the Company.

(2)                                  The undersigned hereby directs the Trustee or the Company to pay it or                                an amount equal to 100% of the principal amount to be repurchased (as set forth below), plus accrued and unpaid interest to, but excluding, the Repurchase Date, as provided in the Indenture.

If the Designated Event giving rise to the right of the undersigned to require the Company to repurchase the Securities is a Change in Control and the Company elects to pay, in whole or in part, the Repurchase Price by the issuance and delivery of shares of Common Stock, but such portion of the Repurchase Price shall ultimately be paid to the undersigned in cash because any of the conditions to the payment of the repurchase price in shares of Common Stock is not satisfied prior to the close of business on the Repurchase Date, the undersigned elects:

☐                                    to withdraw this repurchase election as to $                           principal amount of the Securities to which this Designated Event repurchase election relates (Certificate Numbers:                                     ), or

☐                                    to receive cash in respect of $                          principal amount of the Securities to which this Designated Event repurchase election relates.

Dated:

Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed

Principal amount to be repurchased (at least U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof or the entire outstanding principal amount of this Security):

Remaining principal amount following such repurchase (not less than U.S. $1,000):

NOTICE:  The signature to the foregoing election must correspond to the name as written upon the face of this Security in every particular, without alteration or any change whatsoever.

SECTION 2.3                          Form of Certificate of Authentication.

The Trustee’s certificate of authentication shall be in substantially the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

Dated:

as Trustee

By:
Authorized Signatory

SECTION 2.4                          Form of Conversion Notice.

A Holder’s conversion notice shall be substantially in the following form:

CONVERSION NOTICE

The undersigned Holder of this Security hereby exercises the option to convert this Security, or any portion of the principal amount hereof (which is U.S. $1,000 or an integral multiple of U.S. $1,000 in excess thereof or the entire outstanding principal amount of this Security, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof) below designated, into shares of Common Stock in accordance with the terms of the Indenture referred to in this Security, and directs that such shares, together with a check in payment for any fractional share and any Securities representing any unconverted principal amount hereof, be delivered to and be registered in the name of the undersigned unless a different name has been indicated below.  If shares of Common Stock or Securities are to be registered in the name of a Person other than the undersigned, (a) the undersigned will pay all transfer taxes payable with respect thereto and (b) signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended.  Any amount required to be paid by the undersigned on account of interest accompanies this Security.

Dated:
Signature(s)

If shares or Securities are to be registered in the name of a Person other than the Holder, please print such Person’s name and address:

(Name)

(Address)

Social Security or other Identification Number, if any

Signature Guaranteed

If only a portion of the Securities is to be converted, please indicate:

1.                                       Principal amount to be converted: U.S. $

2.                                       Principal amount and denomination of Securities representing unconverted principal amount to be issued:

Amount: U.S. $	Denominations: U.S. $

(U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof or the entire outstanding principal amount of this Security, provided that the unconverted portion of such principal amount is U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof)

SECTION 2.5                          Form of Assignment.

A Holder’s assignment notice shall be substantially in the following form:

ASSIGNMENT

For value received                  hereby sell(s), assign(s) and transfer(s) unto                     (Please insert social security or other identifying number of assignee) the within Security, and hereby irrevocably constitutes and appoints                  as attorney to transfer the said Security on the books of the Company, with full power of substitution in the premises.

Dated:
Signature(s)

Signature(s) must be guaranteed by an Eligible Guarantor Institution with membership in an approved signature guarantee program pursuant to Rule 17Ad – 15 under the Securities Exchange Act of 1934, as amended.

Signature Guaranteed

ARTICLE III

THE SECURITIES

SECTION 3.1                          Title and Terms.

The aggregate principal amount of Securities which may be authenticated and delivered under this Indenture is limited to U.S. $100,000,000, except for Securities authenticated and delivered pursuant to Sections 3.4, 3.5, 3.6, 8.5, 12.2, 13.3(6) or 13.6 in exchange for, or in lieu of, other Securities previously authenticated and delivered under this Indenture.

The Securities shall be known and designated as the “3% Convertible Senior Notes due June 15, 2024” of the Company.  Their Stated Maturity shall be June 15, 2024 and they shall bear interest on their principal amount from June 7, 2004, payable semi-annually in arrears on June 15 and December 15 in each year, commencing December 15, 2004, at the rate of 3% per annum until the principal thereof is due and at the rate of 4% per annum on any overdue principal and, to the extent permitted by law, on any overdue interest; provided, however, that payments shall only be made on a Business Day as provided in Section 1.12.

The principal of and interest on the Securities shall be payable as provided in the form of Securities set forth in Section 2.2, and the Repurchase Price shall be payable at such places as are identified in the Company Notice given pursuant to Section 13.3 (any city in which any Paying Agent is located being herein called a “Place of Payment”).

The Registrable Securities are entitled to the benefits of a Registration Rights Agreement as provided in Section 10.11 and in the form of Security set forth in Section 2.2.  Holders of the Securities are entitled to the payment of Additional Interest as provided by Section 10.11 and in the form of security set forth in Section 2.2.

The Securities are redeemable at the option of the Company at any time on or after June 15, 2009, in whole or in part, subject to the conditions and as otherwise provided in Article XI and in the form of Security set forth in Section 2.2.

The Securities shall be convertible as provided in Article XII (any city in which any Conversion Agent is located being herein called a “Place of Conversion”).

The Securities shall be subject to repurchase by the Company at the option of the Holders on June 15, of each of 2011, 2014 and 2019, as provided in Article XIII.

SECTION 3.2                          Denominations.

The Securities shall be issuable only in registered form, without coupons, in denominations of U.S. $1,000 and integral multiples of U.S. $1,000 in excess thereof.

SECTION 3.3  Execution, Authentication, Delivery and Dating.

The Securities shall be executed on behalf of the Company by its Chairman of the Board, its Vice Chairman of the Board, its Chief Executive Officer, its President, its Chief Financial

Officer, one of its Executive Vice Presidents, one of its Senior Vice Presidents or one of its Vice Presidents, and attested by its Chief Financial Officer, Secretary or one of its Assistant Secretaries.  Any such signature may be manual or facsimile.

Securities bearing the manual or facsimile signature of individuals who were the proper officers of the Company at the time of execution shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.

At any time and from time to time after the execution and delivery of this Indenture, the Company may deliver Securities executed by the Company to the Trustee or to its order for authentication, together with a Company Order for the authentication and delivery of such Securities, and the Trustee in accordance with such Company Order shall authenticate and make available for delivery such Securities as provided in this Indenture.

Each Security shall be dated the date of its authentication.

No Security shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by manual signature of an authorized signatory, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.

SECTION 3.4                          Global Securities; Non-Global Securities; Book-Entry Provisions.

(1)                                  Global Securities.

(i)                                     Each Global Security authenticated under this Indenture shall be registered in the name of the Depositary designated by the Company for such Global Security or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefor, and each such Global Security shall constitute a single Security for all purposes of this Indenture.

(ii)                                  Except for exchanges of Global Securities for definitive, Non-global Securities at the sole discretion of the Company, no Global Security may be exchanged in whole or in part for Securities registered, and no transfer of a Global Security in whole or in part may be registered, in the name of any Person other than the Depositary (or a successor to the Depositary) for such Global Security or a nominee (or a successor to a nominee) thereof unless (A) such Depositary (i) has notified the Company that it is unwilling or unable to continue as Depositary for such Global Security or (ii) has ceased to be a clearing agency registered as such under the Exchange Act and a successor depositary has not been appointed within 90 days, or (B) the Company, at its option elects to cause the issuance of the Securities in certificated form.  In such event, the Company will execute, and the Trustee, upon receipt of an Officers’ Certificate directing the authentication and delivery of Securities, will authenticate and deliver, Securities, in any authorized denominations in an aggregate principal amount equal to the principal amount of such Global Security in exchange for such Global Security.

(iii)                               If any Global Security is to be exchanged for other Securities or canceled in whole, it shall be surrendered by or on behalf of the Depositary or its nominee to the Trustee, as Security Registrar, for exchange or cancellation, as provided in this Article III.  If any Global Security is to be exchanged for other Securities or canceled in part, or if another Security is to be exchanged in whole or in part for a beneficial interest in any Global Security, in each case, as provided in Section 3.5, then either (A) such Global Security shall be so surrendered for exchange or cancellation, as provided in this Article III, or (B) the principal amount thereof shall be reduced or increased by an amount equal to the portion thereof to be so exchanged or canceled, or equal to the principal amount of such other Security to be so exchanged for a beneficial interest therein, as the case may be, by means of an appropriate adjustment made on the records of the Trustee, as Security Registrar, whereupon the Trustee, in accordance with the Applicable Procedures, shall instruct the Depositary or its authorized representative to make a corresponding adjustment to its records.  Upon any such surrender or adjustment of a Global Security, the Trustee shall, subject to Section 3.5(3) and as otherwise provided in this Article III, authenticate and deliver any Securities issuable in exchange for such Global Security (or any portion thereof) to or upon the order of, and registered in such names as may be directed by, the Depositary or its authorized representative.  Upon the request of the Trustee in connection with the occurrence of any of the events specified in the preceding paragraph, the Company shall promptly make available to the Trustee a reasonable supply of Securities that are not in the form of Global Securities.  The Trustee shall be entitled to rely upon any order, direction or request of the Depositary or its authorized representative which is given or made pursuant to this Article III if such order, direction or request is given or made in accordance with the Applicable Procedures.

(iv)                              Every Security authenticated and delivered upon registration of transfer of, or in exchange for or in lieu of, a Global Security or any portion thereof, whether pursuant to this Article III or otherwise, shall be authenticated and delivered in the form of, and shall be, a registered Global Security, unless such Security is registered in the name of a Person other than the Depositary for such Global Security or a nominee thereof, in which case such Security shall be authenticated and delivered in definitive, fully registered form, without interest coupons.

(v)                                 The Depositary or its nominee, as registered owner of a Global Security, shall be the Holder of such Global Security for all purposes under the Indenture and the Securities, and owners of beneficial interests in a Global Security shall hold such interests pursuant to the Applicable Procedures.  Accordingly, any such owner’s beneficial interest in a Global Security will be shown only on, and the transfer of such interest shall be effected only through, records maintained by the Depositary or its nominee or its Agent Members and such owners of beneficial interests in a Global Security will not be considered the owners or holders thereof.

(2)                                  Non-global Securities.  Securities issued upon the events described in Section 3.4(1)(ii) shall be in definitive, fully registered form, without interest coupons, and shall bear the Restricted Securities Legend if and as required by this Indenture.

SECTION 3.5                          Registration; Registration of Transfer and Exchange; Restrictions on Transfer.

(1)                                  The Company shall cause to be kept at the Corporate Trust Office of the Trustee a register (the register maintained in such office referred to as the “Security Register”) in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Securities and of transfers of Securities.  The Trustee is hereby appointed “Security Registrar” for the purpose of registering Securities and transfers and exchanges of Securities as herein provided.

Upon surrender for registration of transfer of any Security at an office or agency of the Company designated pursuant to Section 10.2 for such purpose, the Company shall execute, and the Trustee shall authenticate and deliver, in the name of the designated transferee or transferees, one or more new Securities of any authorized denominations and of a like aggregate principal amount and bearing such restrictive legends as may be required by this Indenture.

At the option of the Holder, and subject to the other provisions of this Section 3.5, Securities may be exchanged for other Securities of any authorized denomination and of a like aggregate principal amount, upon surrender of the Securities to be exchanged at any such office or agency.  Whenever any Securities are so surrendered for exchange, and subject to the other provisions of this Section 3.5, the Company shall execute, and the Trustee shall authenticate and deliver, the Securities that the Holder making the exchange is entitled to receive.  Every Security presented or surrendered for registration of transfer or for exchange shall (if so required by the Company or the Security Registrar) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Company, the Trustee and the Security Registrar duly executed, by the Holder thereof or his attorney duly authorized in writing.

All Securities issued upon any registration of transfer or exchange of Securities shall be the valid obligations of the Company, evidencing the same debt and entitled to the same benefits under this Indenture as the Securities surrendered upon such registration of transfer or exchange.

No service charge shall be made to a Holder for any registration of transfer or exchange of Securities except as provided in Section 3.6, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Securities, other than exchanges pursuant to Sections 3.4, 8.5, 12.2, 13.3(6) or 13.6 (other than where the shares of Common Stock are to be issued or delivered in a name other than that of the Holder of the Security) not involving any transfer and other than any stamp and other duties, if any, which may be imposed in connection with any such transfer or exchange by the United States or any political subdivision thereof or therein, which shall be paid by the Company.

In the event of a redemption of the Securities, neither the Company nor the Securities Registrar will be required (a) to register the transfer of or exchange Securities for a period of 15 days immediately preceding the date notice is given identifying the serial numbers of the Securities called for such redemption or (b) to register the transfer of or exchange any Security, or portion thereof, called for redemption.

(2)                                  Certain Transfers and Exchanges.  Notwithstanding any other provision of this Indenture or the Securities, transfers and exchanges of Securities and beneficial interests in a Global Security of the kinds specified in this Section 3.5(2) shall be made only in accordance with this Section 3.5(2).

(i)                                     Restricted Global Security to Restricted Non-Global Security.  In the event that Non-Global Securities are to be issued pursuant to Section 3.4(1)(ii) in connection with any transfer of Securities, such transfer may be effected only in accordance with the provisions of this clause (2)(i) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of (A) a Company Order from the Company directing the Trustee, as Security Registrar, to (x) authenticate and deliver one or more Securities of the same aggregate principal amount as the beneficial interest in the Restricted Global Security to be transferred, such instructions to contain the name or names of the designated transferee or transferees, the authorized denomination or denominations of the Securities to be so issued and appropriate delivery instructions and (y) decrease the beneficial interest of a specified Agent Member’s account in a Restricted Global Security by a specified principal amount not greater than the principal amount of such Restricted Global Security, and (B) such other certifications, legal opinions or other information as the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act, then the Trustee, as Security Registrar, shall decrease the principal amount of the Restricted Global Security by the specified amount and authenticate and deliver Securities in accordance with such instructions from the Company as provided in Section 3.4(1)(iii).

(ii)                                  Restricted Non-Global Security to Restricted Global Security.  If the Holder of a Restricted Security (other than a Global Security) wishes at any time to transfer all or any portion of such Restricted Security to a Person who wishes to take delivery thereof in the form of a beneficial interest in the Restricted Global Security, such transfer may be effected only in accordance with the provisions of this clause (2)(ii) and subject to the Applicable Procedures.  Upon receipt by the Trustee, as Security Registrar, of such Restricted Security as provided in Section 3.5(1) and instructions from the Company directing that a beneficial interest in the Restricted Global Security in a specified principal amount not greater than the principal amount of such Security be credited to a specified Agent Member’s account, then the Trustee, as Security Registrar, shall cancel such Restricted Security (and issue a new Restricted Security in respect of any untransferred portion thereof) as provided in Section 3.5(1) and increase the principal amount of the Restricted Global Security by the specified principal amount as provided in Section 3.4(1)(iii).

(iii)                               Exchanges Between Global Security and Non-Global Security.  A beneficial interest in a Global Security may be exchanged for a Security that is not a Global Security only as provided in Section 3.4 or only if such exchange occurs in connection with a transfer effected in accordance with clause 2(i) above, provided that, if such interest is a beneficial interest in the Restricted Global Security, then such interest shall be exchanged for a Restricted Security (subject in each case to Section 3.5(3)).  A Security that is not a Global Security may be exchanged for a beneficial interest in a Global Security only if such exchange occurs in connection with a transfer effected in accordance with clause (2)(ii) above.

(3)                                  Securities Act Legends.  All Securities issued pursuant to this Indenture, and all Successor Securities, shall bear the Restricted Securities Legend and shall be subject to the restrictions on transfer specified therein, subject to the following:

(i)                                     subject to the following clauses of this Section 3.5(3), a Security or any portion thereof that is exchanged, upon transfer or otherwise, for a Global Security or any portion thereof shall bear the Restricted Securities Legend borne by such Global Security for which the Security was exchanged;

(ii)                                  subject to the following clauses of this Section 3.5(3), a new Security that is not a Global Security and is issued in exchange for another Security (including a Global Security) or any portion thereof, upon transfer or otherwise, shall bear the Restricted Securities Legend borne by the Security for which the new Security was exchanged;

(iii)                               any Securities that are sold or otherwise disposed of pursuant to an effective registration statement under the Securities Act (including the Shelf Registration Statement), together with their Successor Securities shall not bear a Restricted Securities Legend; the Company shall inform the Trustee in writing of the effective date of any such registration statement registering the Securities under the Securities Act and shall notify the Trustee, in writing, at any time when prospectuses must be delivered with respect to Securities to be sold pursuant to such registration statement.  The Trustee shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the aforementioned registration statement;

(iv)                              at any time after the Securities may be freely transferred without registration under the Securities Act or without being subject to transfer restrictions pursuant to the Securities Act, a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security (other than a Global Security) or any portion thereof that bears such a legend if the Trustee has received an Unrestricted Securities Certificate duly executed by the Holder of such Security bearing a Restricted Securities Legend or his attorney duly authorized in writing, and after such date and receipt of such certificate, the Trustee shall authenticate and deliver such new Security in exchange for or in lieu of such other Security as provided in this Article III;

(v)                                 a new Security that does not bear a Restricted Securities Legend may be issued in exchange for or in lieu of a Security or any portion thereof that bears such a legend if, in the Company’s judgment, placing such a legend upon such new Security is not necessary to ensure compliance with the registration requirements of the Securities Act, and the Trustee, at the direction of the Company, shall authenticate and deliver such a new Security as provided in this Article III; and

(vi)                              notwithstanding the foregoing provisions of this Section 3.5(3), a Successor Security of a Security that does not bear a Restricted Securities Legend shall not bear such legend unless the Company has reasonable cause to believe that such Successor Security is a “restricted security” within the meaning of Rule 144, in which case the Trustee, at the written direction of the Company, shall authenticate and deliver a new Security bearing a Restricted Securities Legend in exchange for such Successor Security as provided in this Article III.

(4)                                  Any stock certificate representing shares of Common Stock issued upon conversion of the Securities shall bear the Restricted Securities Legend borne by such Securities, to the extent required by this Indenture, unless such shares of Common Stock have been sold pursuant to a registration statement that has been declared effective under the Securities Act (and that continues to be effective at the time of such transfer) or sold pursuant to Rule 144(k) of the Securities Act, or unless otherwise agreed by the Company in writing with written notice thereof to the transfer agent for the Common Stock.  With respect to the transfer of shares of Common Stock issued upon conversion of the Securities that are restricted hereunder, any deliveries of certificates, legal opinions or other instruments that would be required to be made to the Security Registrar in the case of a transfer of Securities, as described above, shall instead be made to the transfer agent for the Common Stock.

(5)                                  Neither the Trustee, the Paying Agent nor any of their agents shall (i) have any duty to monitor compliance with or with respect to any Federal or state or other securities or tax laws or (ii) have any duty to obtain documentation on any transfers or exchanges other than as specifically required hereunder.

SECTION 3.6                          Mutilated, Destroyed, Lost or Stolen Securities.

If any mutilated Security is surrendered to the Trustee, the Company shall execute and the Trustee shall authenticate and deliver in exchange therefor a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

If there be delivered to the Company and to the Trustee:

(1)                                  evidence to their satisfaction of the destruction, loss or theft of any Security, and

(2)                                  such security or indemnity as may be satisfactory to the Company and the Trustee to save each of them and any agent of either of them harmless, then, in the absence of actual notice to the Company or the Trustee that such Security has been acquired by a bona fide purchaser, the Company shall execute and the Trustee shall authenticate and deliver, in lieu of any such destroyed, lost or stolen Security, a new Security of like tenor and principal amount and bearing a number not contemporaneously outstanding.

In case any such mutilated, destroyed, lost or stolen Security has become or is about to become due and payable, the Company in its discretion, but subject to any conversion rights, may, instead of issuing a new Security, pay such Security, upon satisfaction of the conditions set forth in the preceding paragraph.

Upon the issuance of any new Security under this Section 3.6, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto (other than any stamp and other duties, if any, which may be imposed in connection therewith by the United States or any political subdivision thereof or therein, which shall be paid by the Company) and any other expenses (including the fees and expenses of the Trustee) connected therewith.

Every new Security issued pursuant to this Section 3.6 in lieu of any mutilated, destroyed, lost or stolen Security shall constitute an original additional contractual obligation of the Company, whether or not the mutilated, destroyed, lost or stolen Security shall be at any time enforceable by anyone, and such new Security shall be entitled to all the benefits of this Indenture equally and proportionately with any and all other Securities duly issued hereunder.

The provisions of this Section 3.6 are exclusive and shall preclude (to the extent lawful) all other rights and remedies of any Holder with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities.

SECTION 3.7                          Payment of Interest; Interest Rights Preserved.

Subject to the last paragraph of this Section 3.7, interest or Additional Interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security (or one or more Predecessor Securities) is registered at the close of business on the Regular Record Date for such interest.

Any interest or Additional Interest on any Security that is payable, but is not punctually paid or duly provided for, on any Interest Payment Date (herein called “Defaulted Interest”) shall forthwith cease to be payable to the Holder on the relevant Regular Record Date by virtue of having been such Holder, and such Defaulted Interest may be paid by the Company, at its election in each case, as provided in clause (1) or (2) below:

(1)                                  The Company may elect to make payment of any Defaulted Interest to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on a “Special Record Date” for the payment of such Defaulted Interest, which shall be fixed in the following manner.  The Company shall notify the Trustee in writing of the amount of Defaulted Interest proposed to be paid on each Security, the date of the proposed payment and the Special Record Date, and at the same time the Company shall deposit with the Trustee an amount of money equal to the aggregate amount proposed to be paid in respect of such Defaulted Interest or shall make arrangements satisfactory to the Trustee for such deposit prior to the date of the proposed payment, such money when deposited to be held in trust for the benefit of the Persons entitled to such Defaulted Interest as in this clause provided.  The Special Record Date for the payment of such Defaulted Interest shall be not more than 15 days and not less than 10 days prior to the date of the proposed payment and not less than 10 days after the receipt by the Trustee of the notice of the proposed payment.  The Trustee, in the name and at the expense of the Company, shall cause notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor to be mailed, first-class postage prepaid, to each Holder at such Holder’s address as it appears in the Security Register, not less than 10 days prior to such Special Record Date.  Notice of the proposed payment of such Defaulted Interest and the Special Record Date therefor having been so mailed, such Defaulted Interest shall be paid to the Persons in whose names the Securities (or their respective Predecessor Securities) are registered at the close of business on such Special Record Date and shall no longer be payable pursuant to the following clause (2).

(2)                                  The Company may make payment of any Defaulted Interest in any other lawful manner not inconsistent with the requirements of any securities exchange on which the Securities may be listed, and upon such notice as may be required by such exchange, if, after notice given by the Company to the Trustee of the proposed payment pursuant to this clause, such manner of payment shall be deemed practicable by the Trustee.

Subject to the provisions of this Section 3.7 and Section 3.5, each Security delivered under this Indenture upon registration of transfer of or in exchange for or in lieu of any other

Security shall carry the rights to interest accrued and unpaid, and to accrue, which were carried by such other Security.

Interest on any Security that is converted in accordance with Section 12.2 during a Record Date Period shall be payable in accordance with the provisions of Section 12.2.

SECTION 3.8                          Persons Deemed Owners.

Prior to due presentment of a Security for registration of transfer, the Company, the Trustee, any Paying Agent and any agent of the Company, the Trustee or any Paying Agent may treat the Person in whose name such Security is registered as the owner of such Security for the purpose of receiving payment of principal of and interest (subject to Section 3.7) and Additional Interest, if any on such Security and for all other purposes whatsoever, whether or not such Security be overdue, and neither the Company, the Trustee, any Paying Agent nor any agent of the Company, the Trustee or any Paying Agent shall be affected by notice to the contrary.

SECTION 3.9                          Cancellation.

All Securities surrendered for payment, purchase, repurchase, redemption, registration of transfer or exchange or conversion shall, if surrendered to any Person other than the Trustee, be delivered to the Trustee.  All Securities so delivered to the Trustee shall be canceled promptly by the Trustee (or its agent).  No Securities shall be authenticated in lieu of or in exchange for any Securities canceled as provided in this Section 3.9.  The Trustee shall dispose of all canceled Securities in accordance with applicable law and its customary practices in effect from time to time.

SECTION 3.10                    Computation of Interest.

Interest on the Securities shall be computed on the basis of a 360-day year of twelve 30-day months.

SECTION 3.11                    CUSIP Numbers.

The Company in issuing Securities may use “CUSIP” numbers (if then generally in use) in addition to serial numbers; if so, the Trustee shall use such CUSIP numbers in addition to serial numbers in any notice of redemption or repurchase as a convenience to Holders; provided that any such notice may state that no representation is made as to the correctness of such CUSIP numbers either as printed on the Securities or as contained in any notice of a redemption or repurchase and that reliance may be placed only on the serial or other identification numbers printed on the Securities, and any such redemption or repurchase shall not be affected by any defect in or omission of such CUSIP numbers.

SECTION 3.12                    Ranking.

The indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time is, to the extent and in the manner provided in this Indenture, expressly subordinated and subject in right of payment to the prior payment in full of all Schering Indebtedness of the Company, whether outstanding at the date of this Indenture or thereafter incurred, and the Securities are being issued subject to the provisions of Article XVI with respect to such subordination. Other than the subordination described in the preceding sentence, the indebtedness of the Company arising under or in connection with this Indenture and every outstanding Security issued under this Indenture from time to time constitutes and will constitute a senior unsecured general obligation of the Company, ranking on parity in right of payment with other existing and future Senior Indebtedness of the Company (other than the Schering Indebtedness) and ranking senior in right of payment to any future subordinated Indebtedness of the Company which by its terms is subordinate to the Securities.

SECTION 3.13                    Company Purchase of Securities.

The Company may from time to time repurchase the Securities in open market purchases or negotiated transactions without prior notice to Holders.

ARTICLE IV

SATISFACTION AND DISCHARGE

SECTION 4.1                          Satisfaction and Discharge of Indenture.

This Indenture shall upon Company Request cease to be of further effect, and the Trustee, at the expense of the Company, shall execute proper instruments in form and substance satisfactory to the Trustee acknowledging satisfaction and discharge of this Indenture, when

(1)                                  either

(i)                                     all Securities theretofore authenticated and delivered (other than (A) Securities which have been destroyed, lost or stolen and that have been replaced or paid as provided in Section 3.6 and (B) Securities for whose payment money has theretofore been deposited in trust or segregated and held in trust by the Company and thereafter repaid to the Company or discharged from such trust as described in the last paragraph of Section 10.3) have been delivered to the Trustee for cancellation; or

(ii)                                  all such Securities not theretofore delivered to the Trustee or its agent for cancellation (other than Securities referred to in clauses (A) and (B) of clause (1)(i) above)

(a)                                  have become due and payable, or

(b)                                 will have become due and payable at their Stated Maturity within one year, or

(c)                                  are to be called for redemption within one year under arrangements satisfactory to the Trustee for the giving of notice of redemption by the Trustee in the name and at the expense of the Company, and the Company, in the case of clause (i) or (ii) above, has deposited or caused to be deposited with the Trustee funds (immediately available to the Holders in the case of clause (ii)(a) above) in trust in an amount in cash sufficient to pay and discharge the entire indebtedness on such Securities not theretofore delivered to the Trustee for cancellation, for principal and interest and Additional Interest, if any to the date of such deposit (in the case of Securities which have become due and payable) or to the Stated Maturity or Redemption Date, as the case may be;

(2)                                  the Company has paid or caused to be paid all other sums payable hereunder by the Company; and

(3)                                  the Company has delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that there has been compliance with all conditions precedent herein provided for relating to the satisfaction and discharge of this Indenture.

Notwithstanding the satisfaction and discharge of this Indenture, any surviving rights of conversion, or registration of transfer or exchange, or replacement of Securities expressly provided for herein or in the form of Securities set forth in Section 2.2, the obligations of the Company to the Trustee under Section 6.7, the obligations of the Company to any Authenticating Agent under Section 6.12, the obligation of the Company to pay Additional Interest, if any, the obligations of the Trustee under Section 4.2 and the last paragraph of Section 10.3 and the obligations of the Company and the Trustee under Section 3.5 and Article XII shall survive such satisfaction and discharge.

SECTION 4.2                          Application of Trust Money.

Subject to the provisions of the last paragraph of Section 10.3, all money deposited with the Trustee pursuant to Section 4.1 and in accordance with the provisions of Article XIII shall be held in trust for the sole benefit of the Holders and such monies shall be applied by the Trustee, in accordance with the provisions of the Securities and this Indenture, to the payment, either directly or through any Paying Agent, to the Persons entitled thereto, of the principal and interest, for whose payment such money has been deposited with the Trustee.

All money deposited with the Trustee pursuant to Section 4.1 (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon Company Request.

The Company shall pay and indemnify the Trustee against any tax, fee or other charge imposed or assessed against all money deposited with the Trustee pursuant to Section 4.1 (other than income taxes and franchise taxes incurred or payable by the Trustee and such other taxes, fees or charges incurred or payable by the Trustee that are not directly the result of the deposit of such money with the Trustee).

ARTICLE V

REMEDIES

SECTION 5.1                          Events of Default.

“Event of Default,” wherever used herein, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(1)                                  default in the payment of any interest and Additional Interest, if any, upon any Security when it becomes due and payable, and continuance of such default for a period of 30 consecutive days; or

(2)                                  default in the payment of the principal on any Security at its Maturity (including any Redemption Price, Repurchase Price or Purchase Price); or

(3)                                  any indebtedness under any bonds, debentures, notes or other evidences of indebtedness for money borrowed (or guarantee thereof) by the Company (an “Instrument”) in an aggregate principal amount in excess of U.S. $10,000,000, whether such indebtedness now exists or shall hereafter be created, is not paid when due under any Instrument (either at its stated maturity or upon acceleration thereof) and such payment default is continuing after any applicable grace periods, and such indebtedness is not discharged, or such acceleration is not rescinded or annulled, within a period of 10 days; or

(4)                                  default or breach in the performance of any covenant of the Company in this Indenture (other than a covenant a default in the performance of which is specifically dealt with elsewhere in this Section 5.1), and continuance of such default for a period of 60 consecutive days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in principal amount of the Outstanding Securities a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Default” hereunder; or

(5)                                  the entry by a court having jurisdiction in the premises of (A) a decree or order for relief in respect of the Company or any Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or (B) a decree or order adjudging the Company or any Significant Subsidiary a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company or any Significant Subsidiary under any applicable Federal or State law, or appointing a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either, or ordering the winding up or liquidation of the affairs of either of them, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(6)                                  the commencement by the Company or any Significant Subsidiary of a voluntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or of any other case or proceeding to be adjudicated a bankrupt or insolvent, or the consent by either to the entry of a decree or order for relief in respect of the Company or such Significant Subsidiary in an involuntary case or proceeding under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law or to the commencement of any bankruptcy or insolvency case or proceeding against the Company or any Significant Subsidiary, or the filing by either of a petition or answer or consent seeking reorganization or similar relief under any applicable Federal or State law, or the consent by either to the filing of such petition or to the appointment of or taking possession by a custodian, receiver, liquidator, assignee, trustee, sequestrator or other similar official of the Company or any Significant Subsidiary or of any substantial part of the property of either, or the making by the Company or any Significant Subsidiary of an assignment for the benefit of creditors, or the admission by the Company or any Significant Subsidiary in writing of its inability to pay its debts generally as they become due, or the taking of corporate action by the Company or any Significant Subsidiary in furtherance of any such action.

SECTION 5.2                          Acceleration of Maturity; Rescission and Annulment.

If an Event of Default (other than an Event of Default specified in Section 5.1(5) or 5.1(6) with respect to the Company) occurs and is continuing, then in every such case the Trustee or the Holders of not less than 25% in principal amount of the Outstanding Securities may declare the principal of, and any accrued interest on, all the Securities to be due and payable immediately, by a notice in writing to the Company (and to the Trustee if given by the Holders), and upon any such declaration such principal and accrued interest thereon shall become immediately due and payable.  If an Event of Default specified in Section 5.1(5) or 5.1(6) with respect to the Company occurs, the principal of and accrued interest on all the Securities shall, ipso facto, become immediately due and payable without any declaration or other Act of the Holders or any act on the part of the Trustee.

At any time after such declaration of acceleration has been made and before a judgment or decree for payment of the money due has been obtained by the Trustee as hereinafter in this Article V provided, the Holders of a majority in principal amount of the Outstanding Securities, by written notice to the Company and the Trustee, may, on behalf of all Holders, rescind and annul such declaration and its consequences if:

(1)                                  the Company has paid or deposited with the Trustee a sum sufficient to pay

(i)                                     all overdue interest, including overdue Additional Interest, if any, on all Securities;

(ii)                                  the principal of any Securities that have become due other than by such declaration of acceleration and any accrued and unpaid interest thereon at the rate borne by the Securities;

(iii)                               to the extent permitted by applicable law, interest upon overdue interest at a rate of 4% per annum; and

(iv)                              all sums paid or advanced by the Trustee hereunder and the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel;

(2)                                  all Events of Default, other than the nonpayment of the principal of and interest on Securities which have become due solely by such declaration of acceleration, have been cured or waived as provided in Section 5.13; and

(3)                                  such rescission and annulment would not conflict with any judgment or decree issued in appropriate judicial proceedings regarding the payment by the Trustee to the Holders of the amounts referred to in 5.2(1).

No rescission or annulment referred to above shall affect any subsequent default or impair any right consequent thereon.

SECTION 5.3                          Collection of Indebtedness and Suits for Enforcement by Trustee.

The Company covenants that if:

(1)                                  default is made in the payment of interest and Additional Interest, if any, on any Security when it becomes due and payable and such default continues for a period of 30 consecutive days, or

(2)                                  default is made in the payment of the principal of any Security at the Maturity thereof,

the Company will, upon demand of the Trustee pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable on such Securities for principal and interest (including any Additional Interest), interest on any overdue principal, and to the extent permitted by applicable law, interest upon overdue interest and Additional Interest, if any, at a rate of 4% per annum and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company or any other obligor upon the Securities and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company or any other obligor upon the Securities, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

SECTION 5.4                          Trustee May File Proofs of Claim.

In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or any other obligor upon the Securities or the property of the Company or of such other obligor or the creditors of either, the Trustee (irrespective of whether the principal or interest of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise,

(1)                                  to file a proof of claim for the whole amount of principal and interest owing and unpaid in respect of the Securities and take such other actions, including participating as a member, voting or otherwise, of any official committee of creditors appointed in such matter, and to file such other papers or documents, in each of the foregoing cases, as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and of the Holders of Securities allowed in such judicial proceeding, and

(2)                                  to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 6.7.

Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Holder of a Security any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding; provided, however, that the Trustee may, on behalf of such Holders, vote for the election of a trustee in bankruptcy or similar official.

SECTION 5.5                          Trustee May Enforce Claims Without Possession of Securities.

All rights of action and claims under this Indenture or the Securities may be prosecuted and enforced by the Trustee without the possession of any of the Securities or the production thereof in any proceeding relating thereto, and any such proceeding instituted by the Trustee shall be brought in its own name as trustee of an express trust, and any recovery of judgment shall, after provision for the payment of the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, be for the ratable benefit of the Holders of the Securities in respect of which judgment has been recovered.

SECTION 5.6                          Application of Money Collected.

Any money or property collected by the Trustee pursuant to this Article V shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money on account of principal or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST:  To the payment of all amounts due the Trustee under Section 6.7;

SECOND:  To the payment of the amounts then due and unpaid for principal of, Redemption Price for or interest and Additional Interest, if any, on the Securities in respect of which or for the benefit of which such money or property has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and interest and Additional Interest, if any, respectively; and

THIRD:  Any remaining amounts shall be repaid to the Company.

SECTION 5.7                          Limitation on Suits.

No Holder of any Security shall have any right to institute any proceeding, judicial or otherwise, with respect to this Indenture, or for the appointment of a receiver or trustee, or for any other remedy hereunder, unless:

(1)                                  such Holder has previously given written notice to the Trustee of a continuing Event of Default;

(2)                                  the Holders of not less than 25% in principal amount of the Outstanding Securities shall have made written request to the Trustee to institute proceedings in respect of such Event of Default in its own name as Trustee hereunder;

(3)                                  such Holder or Holders have offered to the Trustee, and if requested, shall have provided, reasonable indemnity against the costs, expenses and liabilities to be incurred in compliance with such request;

(4)                                  the Trustee for 60 days after its receipt of such notice, request and offer of indemnity (or if requested, receipt of indemnity) has failed to institute any such proceeding; and

(5)                                  no direction inconsistent with such written request has been given to the Trustee during such 60-day period by the Holders of a majority in principal amount of the Outstanding Securities.

Notwithstanding any of the foregoing, no one or more of such Holders shall have any right in any manner whatever by virtue of, or by availing of, any provision of this Indenture to affect, disturb or prejudice the rights of any other of such Holders, or to obtain or seek to obtain priority or preference over any other of such Holders or to enforce any right under this Indenture, except in the manner herein provided and for the equal and ratable benefit of all such Holders.

SECTION 5.8                          Unconditional Right of Holders to Receive Principal and Interest and to Convert.

Notwithstanding any other provision in this Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal of and (subject to Section 3.7) interest and Additional Interest, if any, on such Security on the respective Stated Maturities expressed in such Security (or, in the case of redemption, repurchase or purchase on the Redemption Date, Repurchase Date or Purchase Date, as the case may be), and to convert such Security in accordance with Article XII, and to institute suit for the enforcement of any such payment and right to convert, and such rights shall not be impaired without the consent of such Holder.

SECTION 5.9                          Restoration of Rights and Remedies.

If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and such Holders shall continue as though no such proceeding had been instituted.

SECTION 5.10                    Rights and Remedies Cumulative.

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 3.6, no right or remedy herein conferred upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

SECTION 5.11                    Delay or Omission Not Waiver.

No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein.  Every right and remedy given by this Article V or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or (subject to the limitations contained in this Indenture) by the Holders of Securities as the case may be.

SECTION 5.12                    Control by Holders of Securities.

Subject to Section 6.3, the Holders of a majority in principal amount of the Outstanding Securities shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee, provided that

(1)                                  such direction shall not be in conflict with any rule of law or with this Indenture,

(2)                                  the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction, and

(3)                                  the Trustee need not take any action that might involve it in personal liability or be unjustly prejudicial to the Holders of Securities not consenting.

SECTION 5.13                    Waiver of Past Defaults.

Certain Holders, through the written consent of not less than a majority in principal amount of the Outstanding Securities, may on behalf of the Holders of all the Securities waive any past default hereunder and its consequences, except a default (A) in the payment of the principal of or interest and Additional Interest, if any, on any Security, (B) in respect of a covenant or provision hereof which under Article VIII cannot be modified or amended without the consent of the Holder of each Outstanding Security affected, or (C) in respect of a provision or covenant hereof for the personal protection or benefit of the Trustee, without the Trustee’s consent.

Upon any such waiver, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; but no such waiver shall extend to any subsequent or other default or impair any right consequent thereon.

SECTION 5.14                    Undertaking for Costs.

All parties to this Indenture agree, and each Holder of any Security by his acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Indenture, or any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section 5.14 shall not apply to any suit instituted by Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in principal amount of the Outstanding Securities, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or interest on any Security on or after the respective Stated Maturity or Maturities expressed in such Security (or, in the case of redemption or repurchase, on or after the Redemption Date, Repurchase Date or Purchase Date, as the case may be) or for the enforcement of the right to convert any Security in accordance with Article XII.

SECTION 5.15                    Waiver of Stay, Usury or Extension Laws.

The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, usury or extension law wherever enacted, now or at any time hereafter in force, that may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede by reason of such law the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

ARTICLE VI

THE TRUSTEE

SECTION 6.1         Certain Duties and Responsibilities.

(1)           Except during the continuance of an Event of Default,

(i)            the Trustee undertakes to perform such duties and only such duties as are specifically set forth in this Indenture, and no implied covenants or obligations shall be read into this Indenture against the Trustee; and

(ii)           in the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture, but in the case of any such certificates or opinions which by any provision hereof are specifically required to be furnished to the Trustee, the Trustee shall be under a duty to examine the same to determine whether or not they conform to the requirements of this Indenture, but not to verify the contents thereof.

(2)           In case an Event of Default has occurred and is continuing and is known to the Trustee, the Trustee shall exercise such of the rights and powers vested in it by this Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of his own affairs.

(3)           No provision of this Indenture shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that

(i)            this paragraph (3) shall not be construed to limit the effect of paragraph (1) of this Section;

(ii)           the Trustee shall not be liable for any error of judgment made in good faith by a Responsible Officer, unless it shall be proved that the Trustee was negligent in ascertaining the pertinent facts;

(iii)          the Trustee shall not be liable with respect to any action taken or omitted to be taken by it in good faith in accordance with the direction of the Holders of a majority in principal amount of the Outstanding Securities relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under this Indenture; and

(iv)          no provision of this Indenture shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of any of its duties hereunder, or in the exercise of any of its rights or powers, if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it.

(4)           Whether or not therein expressly so provided, every provision of this Indenture relating to the conduct or affecting the liability of or affording protection to the Trustee shall be subject to the provisions of this Section.

SECTION 6.2         Notice of Defaults.

Within 90 days after the occurrence of any default hereunder as to which the Trustee has received written notice, the Trustee shall give to all Holders of Securities, in the manner provided in Section 1.6, notice of such default, unless such default shall have been cured or waived; provided, however, that, except in the case of a default in the payment of the principal of or interest on any Security the Trustee shall be protected in withholding such notice if and so long as the board of directors, the executive committee or a trust committee of directors or Responsible Officers of the Trustee in good faith determines that the withholding of such notice is in the interest of the Holders; and provided, further, that in the case of any default of the character specified in Section 5.1(4), no such notice to Holders of Securities shall be given until at least 60 days after the occurrence thereof or, if applicable, the expiration of the cure period specified therein.  For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

SECTION 6.3         Certain Rights of Trustee.

Subject to the provisions of Section 6.1:

(1)           the Trustee may rely, and shall be protected in acting or refraining from acting, upon any resolution, Officers’ Certificate, other certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document (collectively, the “Documents”) believed by it to be genuine and to have been signed or presented by the proper party or parties, and the Trustee need not investigate any fact or matter stated in such Documents;

(2)           any request or direction of the Company mentioned herein shall be sufficiently evidenced by a Company Request or Company Order and any resolution of the Board of Directors shall be sufficiently evidenced by a Board Resolution;

(3)           whenever in the administration of this Indenture the Trustee shall deem it desirable that a matter be proved or established prior to taking, suffering or omitting any action hereunder, the Trustee (unless other evidence be the one specifically prescribed) may, in the absence of bad faith on its part, request and rely upon an Officers’ Certificate or Opinion of Counsel;

(4)           the Trustee may consult with counsel of its selection and the advice of such counsel or any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken, suffered or omitted by it hereunder in good faith and in reliance thereon;

(5)           the Trustee shall be under no obligation to exercise any of the rights or powers vested in it by this Indenture at the request or direction of any of the Holders of Securities pursuant to this Indenture, unless such Holders shall have offered, and, if requested by the

Trustee, delivered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction;

(6)           the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, direction, consent, order, bond, debenture, note, coupon, other evidence of indebtedness or other paper or document, but the Trustee may make such further inquiry or investigation into such facts or matters as it may see fit, and, if the Trustee shall determine to make such further inquiry or investigation, it shall be entitled to examine the books, records and premises of the Company, personally or by agent or attorney;

(7)           the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agent or attorney appointed with due care by it hereunder;

(8)           except with respect to Section 10.1 hereof, the Trustee shall have no duty to inquire as to the performance of the Company’s covenants in Article X hereof.  In addition, the Trustee shall not be deemed to have knowledge of any default or Event of Default except (i) any Event of Default occurring pursuant to Sections 5.1(1), 5.1(2) and 10.1 hereof or (ii) any default or Event of Default of which the Trustee shall have received written notification in the manner set forth in this Indenture or an officer in the corporate trust administration of the Trustee shall have obtained actual knowledge.  Delivery of reports, information and documents to the Trustee under Section 10.9 hereof is for informational purposes only and the Trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein or determinable from information contained therein, including the Company’s compliance with any of its covenants thereunder (as to which the Trustee is entitled to rely exclusively on an Officers’ Certificate); and

(9)           the grant of a permissive power to the Trustee shall not be construed to be a mandatory requirement to act (unless otherwise so provided herein).

SECTION 6.4         Not Responsible for Recitals or Issuance of Securities.

The recitals contained herein and in the Securities (except the Trustee’s certificates of authentication) shall be taken as the statements of the Company, and the Trustee assumes no responsibility for their correctness.  The Trustee makes no representations as to the validity or sufficiency of this Indenture, of the Securities or of the Common Stock issuable upon the conversion of the Securities.  The Trustee shall not be accountable for the use or application by the Company of Securities or the proceeds thereof.

SECTION 6.5         May Hold Securities, Act as Trustee under Other Indentures.

The Trustee, any Authenticating Agent, any Paying Agent, any Conversion Agent or any other agent of the Company or the Trustee, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with the Company with the same rights it would have if it were not Trustee, Authenticating Agent, Paying Agent, Conversion Agent or such other agent.

The Trustee may become and act as trustee under other indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding in the same manner as if it were not Trustee hereunder.

SECTION 6.6         Money Held in Trust.

Money or property held by the Trustee in trust hereunder need not be segregated from other funds except to the extent required by law.  The Trustee shall be under no liability for interest on any money received by it hereunder except as otherwise agreed in writing with the Company.

SECTION 6.7         Compensation and Reimbursement.

The Company agrees:

(1)           to pay the Trustee from time to time such reasonable compensation as the Company and the Trustee shall from time to time agree in writing for its acceptance of this Indenture and for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust);

(2)           except as otherwise expressly provided herein, to reimburse the Trustee upon its request for all reasonable expenses, disbursements and advances incurred or made by the Trustee (including reasonable costs and expenses of enforcing this Indenture and defending itself against any claim (whether asserted by the Company, any Holder of Securities or any other Person) or liability in connection with the exercise of any of its powers or duties hereunder) in accordance with any provision of this Indenture (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to its negligence, willful misconduct or bad faith; and

(3)           to indemnify the Trustee (and its directors, officers, employees and agents) for, and to hold it harmless against, any loss, liability or expense incurred without negligence, willful misconduct or bad faith on its part, arising out of or in connection with the acceptance or administration of this trust, including the reasonable costs, expenses and reasonable attorneys’ fees of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.

To secure the Company’s payment obligations to the Trustee in this Section 6.7, the Trustee shall have a claim prior to the Securities on all money or property held or controlled by the Trustee, other than money or property held in trust to pay principal and interest and Additional Interest, if any, on the Securities.

When the Trustee incurs expenses or renders services in connection with an Event of Default specified in Section 5.1(5) or Section 5.1(6), the expenses (including the reasonable charges of its counsel) and the compensation for the services are intended to constitute expenses of the administration under any applicable Federal or state bankruptcy, insolvency or other similar law.

The provisions of this Section shall survive the termination of this Indenture or the earlier resignation or removal of the Trustee.

SECTION 6.8         Corporate Trustee Required; Eligibility.

There shall at all times be a Trustee hereunder which shall be a Person that is eligible pursuant to the Trust Indenture Act to act as such, having (or be part of a holding company group with) a combined capital and surplus of at least U.S. $50,000,000, subject to supervision or examination by Federal or state authority, and in good standing.  The Trustee or an Affiliate of the Trustee shall maintain an office or agency in the Borough of Manhattan, The City of New York.  If such corporation publishes reports of condition at least annually, pursuant to law or to the requirements of said supervising or examining authority, then for the purposes of this Section, the combined capital and surplus of such corporation shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published.  If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section, it shall resign immediately in the manner and with the effect hereinafter specified in this Article and a successor shall be appointed pursuant to Section 6.9.

SECTION 6.9         Resignation and Removal; Appointment of Successor.

(1)           No resignation or removal of the Trustee and no appointment of a successor Trustee pursuant to this Article shall become effective until the acceptance of appointment by the successor Trustee in accordance with the applicable requirements of Section 6.10.

(2)           The Trustee may resign at any time by giving written notice thereof to the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(3)           The Trustee may be removed at any time by an Act of the Holders of a majority in principal amount of the Outstanding Securities, delivered to the Trustee and the Company.  If the instrument of acceptance by a successor Trustee required by Section 6.10 shall not have been delivered to the Trustee within 30 days after the giving of such notice of removal, the removed Trustee may petition any court of competent jurisdiction for the appointment of a successor Trustee.

(4)           If at any time:

(i)            the Trustee shall cease to be eligible under Section 6.8 and shall fail to resign after written request therefor by the Company or by any Holder of a Security who has been a bona fide Holder of a Security for at least six months, or

(ii)           the Trustee shall become incapable of acting or shall be adjudged a bankrupt or insolvent or a receiver of the Trustee or of its property shall be appointed or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, then, in any such case (i) the Company by a Board Resolution may remove the Trustee, or (ii) subject to Section 5.14, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the removal of the Trustee and the appointment of a successor Trustee.

(5)           If the Trustee shall resign, be removed or become incapable of acting, or if a vacancy shall occur in the office of Trustee for any cause, the Company, by a Board Resolution, shall promptly appoint a successor Trustee and shall comply with the applicable requirements of this Section 6.9 and Section 6.10.  If, within one year after such resignation, removal or incapability, or the occurrence of such vacancy, a successor Trustee shall be appointed by Act of the Holders of a majority in principal amount of the Outstanding Securities delivered to the Company and the retiring Trustee, the successor Trustee so appointed shall, forthwith upon its acceptance of such appointment in accordance with the applicable requirements of Section 6.10, become the successor Trustee and supersede the successor Trustee appointed by the Company.  If no successor Trustee shall have been so appointed by the Company or the Holders of Securities and accepted appointment in the manner required by this Section 6.9 and Section 6.10, any Holder of a Security who has been a bona fide Holder of a Security for at least six months may, on behalf of himself and all others similarly situated, petition any court of competent jurisdiction for the appointment of a successor Trustee.

(6)           The Company shall give notice of each resignation and each removal of the Trustee and each appointment of a successor Trustee to all Holders of Securities in the manner provided in Section 1.6.  Each notice shall include the name of the successor Trustee and the address of its Corporate Trust Office.

SECTION 6.10       Acceptance of Appointment by Successor.

Every successor Trustee appointed hereunder shall execute, acknowledge and deliver to the Company and to the retiring Trustee an instrument accepting such appointment, and thereupon the resignation or removal of the retiring Trustee shall become effective and such successor Trustee, without any further act, deed or conveyance, shall become vested with all the rights, powers, trusts and duties of the retiring Trustee; but, on the request of the Company or the successor Trustee, such retiring Trustee shall, upon payment of its charges, execute and deliver an instrument transferring to such successor Trustee all the rights, powers and trusts of the retiring Trustee and shall duly assign, transfer and deliver to such successor Trustee all property and money held by such retiring Trustee hereunder.  Upon request of any such successor Trustee, the Company shall execute any and all instruments for more fully and certainly vesting in and confirming to such successor Trustee all such rights, powers and trusts.

No successor Trustee shall accept its appointment unless at the time of such acceptance such successor Trustee shall be eligible under this Article.

SECTION 6.11       Merger, Conversion, Consolidation or Succession to Business.

Any corporation into which the Trustee may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to all or substantially all of the corporate trust business of the Trustee (including the trust created by this Indenture), shall be the successor of the Trustee hereunder, provided such corporation shall be otherwise eligible under this Article, without the execution or filing of any paper or any further act on the part of any of the parties hereto.  In case any Securities shall have been authenticated, but not delivered, by the Trustee then in office, any successor by merger, conversion or consolidation to such authenticating Trustee may adopt such authentication and deliver the Securities so authenticated with the same effect as if such successor Trustee had itself authenticated such Securities.

SECTION 6.12       Authenticating Agents.

The Trustee may, with the consent of the Company, appoint an Authenticating Agent or Agents acceptable to the Company with respect to the Securities, which Authenticating Agent shall be authorized to act on behalf of the Trustee to authenticate Securities issued upon exchange or substitution pursuant to this Indenture.

Securities authenticated by an Authenticating Agent shall be entitled to the benefits of this Indenture and shall be valid and obligatory for all purposes as if authenticated by the Trustee hereunder, and every reference in this Indenture to the authentication and delivery of Securities by the Trustee or the Trustee’s certificate of authentication shall be deemed to include authentication and delivery on behalf of the Trustee by an Authenticating Agent and a certificate of authentication executed on behalf of the Trustee by an Authenticating Agent.  Each Authenticating Agent shall be subject to acceptance by the Company and shall at all times be a corporation organized and doing business under the laws of the United States of America, any State thereof or the District of Columbia, authorized under such laws to act as Authenticating Agent and subject to supervision or examination by government or other fiscal authority.  If at any time an Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, such Authenticating Agent shall resign immediately in the manner and with the effect specified in this Section 6.12.

Any corporation into which an Authenticating Agent may be merged or converted or with which it may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which such Authenticating Agent shall be a party, or any corporation succeeding to the corporate agency or corporate trust business of an Authenticating Agent, shall continue to be an Authenticating Agent, provided such corporation shall be otherwise eligible under this Section 6.12, without the execution or filing of any paper or any further act on the part of the Trustee or the Authenticating Agent.

An Authenticating Agent may resign at any time by giving written notice thereof to the Trustee and to the Company.  The Trustee may at any time terminate the agency of an Authenticating Agent by giving written notice thereof to such Authenticating Agent and to the Company.  Upon receiving such a notice of resignation or upon such a termination, or in case at any time such Authenticating Agent shall cease to be eligible in accordance with the provisions of this Section 6.12, the Trustee may appoint a successor Authenticating Agent which shall be subject to acceptance by the Company.  Any successor Authenticating Agent upon acceptance of its appointment hereunder shall become vested with all the rights, powers and duties of its predecessor hereunder, with like effect as if originally named as an Authenticating Agent.  No successor Authenticating Agent shall be appointed unless eligible under the provisions of this Section 6.12.

The Company agrees to pay to each Authenticating Agent from time to time reasonable compensation for its services under this Section 6.12.  If an Authenticating Agent is appointed with respect to the Securities pursuant to this Section 6.12, the Securities may have endorsed thereon, in addition to or in lieu of the Trustee’s certification of authentication, an alternative certificate of authentication in the following form:

This is one of the Securities referred to in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION as Trustee

By:

as Authenticating Agent

By:

Authorized Signatory

SECTION 6.13       Disqualification; Conflicting Interests.

If the Trustee has or shall acquire a conflicting interest within the meaning of the Trust Indenture Act, the Trustee shall either eliminate such interest or resign, to the extent and in the manner provided by, and subject to the provisions of, the Trust Indenture Act and this Indenture.

SECTION 6.14       Preferential Collection of Claims Against Company.

If and when the Trustee shall be or become a creditor of the Company (or any other obligor upon the Securities), the Trustee shall be subject to the provisions of the Trust Indenture Act regarding the collection of claims against the Company (or any such other obligor).

ARTICLE VII

CONSOLIDATION, MERGER, CONVEYANCE, TRANSFER OR LEASE

SECTION 7.1         Company May Consolidate, Etc. Only on Certain Terms.

The Company shall not consolidate with or merge with or into any other Person or convey, transfer or lease all or substantially all of its properties or assets to another Person, unless:

(1)           the Company is the surviving Person, or the resulting, surviving or transferee Person, if other than the Company is organized and existing under the laws of the United States of America, any State thereof or the District of Columbia;

(2)           the successor Person, if other than the Company, assumes, by supplemental indenture satisfactory in form to the Trustee, all of the Company’s obligations under the Securities and the Indenture;

(3)           after giving effect to such transaction, there is no Event of Default, and no event which, after notice or passage of time or both, would become an Event of Default; and

(4)           the Company has delivered to the Trustee an Officers’ Certificate stating that such consolidation, merger, conveyance, transfer or lease complies with these requirements and an Opinion of Counsel as to clauses (1) and (2) above.

SECTION 7.2         Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into any other Person or any conveyance, transfer or lease of all or substantially all the properties and assets of the Company in accordance with Section 7.1, the successor Person formed by such consolidation or into or with which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, the predecessor Person shall be relieved of all obligations and covenants under this Indenture and the Securities.

ARTICLE VIII

SUPPLEMENTAL INDENTURES

SECTION 8.1         Supplemental Indentures Without Consent of Holders of Securities.

Without the consent of any Holders of Securities the Company, when authorized by a Board Resolution, and the Trustee, at any time and from time to time, may enter into one or more indentures supplemental hereto for any of the following purposes:

(1)           to evidence the succession of another Person to the Company and the assumption by any such successor of the covenants and obligations of the Company herein and in the Securities as permitted by Article VII of this Indenture; or

(2)           to add to the covenants of the Company for the benefit of the Holders of Securities or to surrender any right or power herein conferred upon the Company; or

(3)           to provide security or additional security for, or provide for a guaranty of, the Securities; or

(4)           to make provision with respect to the conversion rights of Holders of Securities pursuant to Section 12.11 or to make provision with respect to the repurchase rights of Holders of Securities pursuant to Section 13.5; or

(5)           to make any changes or modifications to this Indenture necessary in connection with the registration of any Registrable Securities under the Securities Act as contemplated by

Section 10.11, provided such action pursuant to this clause (5) shall not adversely affect the interests of the Holders of Securities in any material respect; or

(6)           to comply with the requirements of the Trust Indenture Act or the rules and regulations of the Commission thereunder in order to effect or maintain the qualification of this Indenture under the Trust Indenture Act, as contemplated by this Indenture or otherwise; or

(7)           to evidence and provide for the acceptance of appointment hereunder by a successor Trustee; or

(8)           to cure any ambiguity, to correct or supplement any provision herein that may be inconsistent with any other provision herein or that is otherwise defective, or to make any other provisions with respect to matters or questions arising under this Indenture as the Company and the Trustee may deem necessary or desirable, provided such action pursuant to this clause (8) shall not adversely affect the interests of the Holders of Securities in any material respect nor make any modification as to which the consent of each Holder is required under Section 8.2 hereof.

Upon Company Request, accompanied by a Board Resolution authorizing the execution of any such supplemental indenture, and subject to and upon receipt by the Trustee of the documents described in Section 8.3 hereof, the Trustee shall join with the Company in the execution of any supplemental indenture authorized or permitted by the terms of this Indenture and to make any further appropriate agreements and stipulations that may be therein contained.

Notwithstanding any other provision of the Indenture or the Securities, the Registration Rights Agreement and the obligation to pay Additional Interest thereunder may be amended, modified or waived in accordance with the provisions of the Registration Rights Agreement.

SECTION 8.2         Supplemental Indentures with Consent of Holders of Securities.

With the consent of the Holders of not less than a majority in aggregate principal amount of the Outstanding Securities, by the Act of said Holders delivered to the Company and the Trustee, the Company, when authorized by a Board Resolution, and the Trustee may enter into an indenture or indentures supplemental hereto for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Indenture or of modifying in any manner the rights of the Holders of Securities under this Indenture; provided, however, that no such supplemental indenture shall, without the consent or affirmative vote of the Holder of each Outstanding Security affected thereby,

(1)           change the Stated Maturity of the principal of or any installment of interest on any Security, or reduce the principal amount of or the rate of interest payable thereon or reduce the amount payable upon a redemption, purchase or repurchase, or change the place or currency of payment of the principal of or interest on any Securities (including Additional Interest, if any, except as may be effected through an amendment with the Registration Rights Agreement in accordance with its terms, or Redemption Price, Repurchase Price or Purchase Price in respect of such Security), extend the time for payment of interest or Additional Interest, if any, on any Security or impair the right to institute suit for the enforcement of any payment in respect of any Security on or after the Stated Maturity thereof (or, in the case of redemption or any repurchase, on or after the Redemption Date, Repurchase Date or Purchase Date as the case may be) or, except as permitted by Section 12.11, adversely affect the right of Holders to convert any Security as provided in Article XII; or

(2)           after the occurrence of a Designated Event, adversely change the Company’s obligation to repurchase any Security upon a Designated Event; or

(3)           impair the right of a Holder to convert any Security or reduce the number of shares of Common Stock or the amount of any other property received upon conversion; or

(4)           reduce the requirements of Section 9.4 for quorum or voting, or reduce the percentage in principal amount of the Outstanding Securities the consent of whose Holders is required for any such supplemental indenture or the consent of whose Holders is required for any waiver of compliance with certain provisions of this Indenture or certain defaults hereunder and their consequences provided for in this Indenture; or

(5)           modify any of the provisions of this Section 8.2 or Sections 5.13 or 10.12, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Indenture cannot be modified or waived without the consent of the Holder of each Outstanding Security affected thereby; or

(6)           modify the provisions of Article XIII in a manner adverse to the Holders; or

(7)           modify the provisions of Article XI in a manner adverse to the Holders; or

(8)           modify any of the provisions of Section 10.9.

In addition, a modification or amendment that would, prior to the occurrence of a Designated Event, adversely change the Company’s obligation to repurchase any Security upon a Designated Event requires the consent of the Holders of two-thirds in aggregate principal amount of Outstanding Securities.

It shall not be necessary for any Act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such Act shall approve the substance thereof.

SECTION 8.3         Execution of Supplemental Indentures.

In executing, or accepting the additional trusts created by, any supplemental indenture permitted by this Article or the modifications thereby of the trusts created by this Indenture, the Trustee shall be entitled to receive, and (subject to Sections 6.1 and 6.3) shall be fully protected in relying upon, an Opinion of Counsel stating that the execution of such supplemental indenture is authorized or permitted by this Indenture, and that such supplemental indenture has been duly authorized, executed and delivered by the Company and constitutes a valid and legally binding obligation of the Company enforceable against the Company in accordance with its terms.  The Trustee may, but shall not be obligated to, enter into any such supplemental indenture which affects the Trustee’s own rights, duties or immunities under this Indenture or otherwise.

SECTION 8.4         Effect of Supplemental Indentures.

Upon the execution of any supplemental indenture under this Article, this Indenture shall be modified in accordance therewith, and such supplemental indenture shall form a part of this Indenture for all purposes; and every Holder of Securities theretofore or thereafter authenticated and delivered hereunder appertaining thereto shall be bound thereby.

SECTION 8.5         Reference in Securities to Supplemental Indentures.

Securities authenticated and delivered after the execution of any supplemental indenture pursuant to this Article may, and shall if required by the Trustee, bear a notation in form approved by the Trustee as to any matter provided for in such supplemental indenture.  If the Company shall so determine, new Securities so modified as to conform, in the opinion of the Company and the Trustee, to any such supplemental indenture may be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Securities.

SECTION 8.6         Notice of Supplemental Indentures.

Promptly after the execution by the Company and the Trustee of any supplemental indenture pursuant to the provisions of Section 8.2, the Company shall give notice to all Holders of Securities of such fact, setting forth in general terms the substance of such supplemental indenture, in the manner provided in Section 1.6.  Any failure of the Company to give such notice, or any defect therein, shall not in any way impair or affect the validity of any such supplemental indenture.

ARTICLE IX

MEETINGS OF HOLDERS OF SECURITIES

SECTION 9.1         Purposes for Which Meetings May Be Called.

A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.  Nothing in this Article IX shall be construed (i) to prevent or preclude the Trustee from otherwise calling or conducting any meeting of Holders of Securities at which a formal vote shall not be conducted (such as but not limited to an informational meeting), in any alternative manner that the Trustee shall deem appropriate, or (ii) to require that a meeting be called or conducted in order to obtain, or in connection with, any particular request, demand, authorization, direction, notice, consent, waiver or other action provided in this Indenture to be made, given or taken by Holders of Securities.

SECTION 9.2         Call, Notice and Place of Meetings.

(1)           The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 9.1, to be held at such time and at such place in the Borough of Manhattan, The City of New York, or such other location as the Trustee shall determine;

provided, however, that any such meeting may in the alternative be conducted by telephone conference in a manner reasonably designed to be substantially consistent with the procedures set forth in this Article IX.  Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting and in general terms the action proposed to be taken at such meeting, shall be given, in the manner provided in Section 1.6, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(2)           In case at any time the Company, pursuant to a Board Resolution, or the Holders of at least 10% in principal amount of the Outstanding Securities shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 9.1, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have mailed the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in the Borough of Manhattan, The City of New York, for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (1) of this Section (provided that such notice shall also be sent to the Trustee).

SECTION 9.3         Persons Entitled to Vote at Meetings.

To be entitled to vote at any meeting of Holders of Securities, a Person shall be (i) a Holder of one or more of the Outstanding Securities, or (ii) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more of the Outstanding Securities by such Holder or Holders.  The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.  Notwithstanding the foregoing or any other term to the contrary in this Article IX, nothing in this Article IX shall preclude or prevent the Trustee from calling or conducting a meeting of Holders of Securities (whether pursuant to this Article IX or otherwise) at which the Company is not allowed or entitled to be present.

SECTION 9.4         Quorum; Action.

The Persons entitled to vote a majority in principal amount of the Outstanding Securities shall constitute a quorum.  In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved.  In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting.  In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting (subject to repeated applications of this sentence).  Notice of the reconvening of any adjourned meeting shall be given as provided in Section 9.2(1), except that such notice need be given only once not less than five days prior to the date on which the meeting is scheduled to be reconvened.  Notice of the reconvening of an adjourned meeting shall state expressly the percentage of the principal amount of the Outstanding Securities that shall constitute a quorum.

Subject to the foregoing, at the reconvening of any meeting adjourned for a lack of a quorum, the Persons entitled to vote 25% in principal amount of the Outstanding Securities at the time shall constitute a quorum for any subsequent adjournment of such meeting.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the proviso to Section 8.2 and except to the extent Section 10.12 requires a different vote) shall be effectively passed and decided if passed or decided by the Holders of not less than a majority in principal amount of the Outstanding Securities represented at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities whether or not present or represented at the meeting.  The Trustee shall, in the name and at the expense of the Company, notify all the Holders of Securities of any such resolutions or decisions pursuant to Section 1.6.

SECTION 9.5         Determination of Voting Rights; Conduct and Adjournment of Meetings.

(1)           Notwithstanding any other provisions of this Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.  Except as otherwise permitted or required by any such regulations, the holding of Securities shall be proved in the manner specified in Section 1.4 and the appointment of any proxy shall be proved in the manner specified in Section 1.4 or by having the signature of the Person executing the proxy guaranteed by any bank, broker or other eligible institution participating in a recognized medallion signature guarantee program.

(2)           The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 9.2(1), in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman.  A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting.

(3)           At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each U.S. $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not Outstanding and ruled by the chairman of the meeting to be not Outstanding.  The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(4)           Any meeting of Holders of Securities duly called pursuant to Section 9.2 at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the Outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

SECTION 9.6         Counting Votes and Recording Action of Meetings.

The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts at Stated Maturity and serial numbers of the Outstanding Securities held or represented by them.  The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting.  A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 9.2 and, if applicable, Section 9.4.  Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company (except in the case of any meeting at which the Company was not allowed to be present) and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting.  Any record so signed and verified shall be conclusive evidence of the matters therein stated.

ARTICLE X

COVENANTS

SECTION 10.1       Payment of Principal and Interest.

The Company covenants and agrees that it will duly and punctually pay the principal of and interest and Additional Interest, if any, on the Securities in accordance with the terms of the Securities and this Indenture.  The Company will deposit or cause to be deposited with the Trustee or its nominee, no later than the opening of business on the date of the Stated Maturity of any Security or no later than the opening of business on the due date for any installment of interest, all payments so due, which payments shall be in immediately available funds on the date of such Stated Maturity or due date as the case may be.

SECTION 10.2       Maintenance of Offices or Agencies.

The Company will maintain in the Borough of Manhattan, The City of New York, an office or agency (which may include the Trustee) where the Securities may be surrendered for registration of transfer or exchange or for presentation for payment or for conversion, redemption or repurchase and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee.  If at any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office or the office or agency of the Trustee in the Borough of Manhattan, The City of New York.

The Company may at any time and from time to time vary or terminate the appointment of any such agent or appoint any additional agents for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and interest and Additional Interest, if any, on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.3, the Company will maintain in the Borough of Manhattan, The City of New York, an office or agency where Securities may be presented or surrendered for payment and conversion, which shall initially be the Corporate Trust Office of the Trustee, where Securities may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.  The Company will give prompt written notice to the Trustee, and notice to the Holders in accordance with Section 1.6, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

The Company hereby initially designates the Trustee as Paying Agent, Security Registrar and Conversion Agent, and each of the Corporate Trust Office of the Trustee and the office or agency of the Trustee in the Borough of Manhattan, The City of New York, as one such office or agency of the Company for each of the aforesaid purposes.

SECTION 10.3       Money for Security Payments to Be Held in Trust.

If the Company shall act as its own Paying Agent, it will, on or before each due date of the principal of or interest, on any of the Securities, segregate and hold in trust for the benefit of the Persons entitled thereto a sum sufficient to pay the principal and interest, so becoming due until such sums shall be paid to such Persons or otherwise disposed of as herein provided and the Company will promptly notify the Trustee, in writing, of its action or failure so to act.

Whenever the Company shall have one or more Paying Agents, it will, no later than the opening of business on each due date of the principal of or interest on any Securities, deposit with the Trustee a sum in funds immediately payable on the payment date sufficient to pay the principal or interest, so becoming due, such sum to be held for the benefit of the Persons entitled to such principal or interest, and (unless such Paying Agent is the Trustee) the Company will promptly notify the Trustee, in writing, of any failure so to act.

The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section, that such Paying Agent will:

(1)           hold all sums held by it for the payment of the principal of or interest on Securities for the benefit of the Persons entitled thereto until such sums shall be paid to such Persons or otherwise disposed of as herein provided;

(2)           give the Trustee written notice of any default by the Company (or any other obligor upon the Securities) in the making of any payment of principal or interest; and

(3)           at any time during the continuance of any such default, upon the written request of the Trustee, forthwith pay to the Trustee all sums so held by such Paying Agent.

The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, pay, or by Company Order direct any Paying Agent to pay, to the Trustee all sums held in trust by the Company or such Paying Agent, such sums to be held by the Trustee upon the same trusts as those upon which such sums were held by the Company or such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such money.

Any money deposited with the Trustee or any Paying Agent, or then held by the Company, in trust for the payment of the principal of or interest on any Security and remaining unclaimed for two years after such principal or interest and Additional Interest, if any, has become due and payable shall be paid to the Company on Company Request, or (if then held by the Company) shall be discharged from such trust; and the Holder of such Security shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof, and all liability of the Trustee or such Paying Agent with respect to such trust money, and all liability of the Company as trustee thereof, shall thereupon cease.

SECTION 10.4       Existence.

Subject to Article VII, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its existence.

SECTION 10.5       Maintenance of Properties.

The Company will cause all properties used or useful in the conduct of its business and the business of its Subsidiaries to be maintained and kept in good condition, repair and working order and supplied with all necessary equipment and will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof, all as in the judgment of the Company may be necessary so that the business carried on in connection therewith may be properly and advantageously conducted at all times, except where the failure to do so would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole; provided, however, that nothing in this Section shall prevent the Company from discontinuing the operation or maintenance of any of such properties if such discontinuance is, in the judgment of the Company, desirable in the conduct of its business and not disadvantageous in any material respect to the Holders.

SECTION 10.6       Payment of Taxes and Other Claims.

The Company will pay or discharge, or cause to be paid or discharged, before the same may become delinquent, (i) all taxes, assessments and governmental charges levied or imposed upon the Company or any subsidiary or upon the income, profits or property of the Company, or any subsidiary (ii) all claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon the property of the Company, and (iii) subject to Section 12.8, all stamps and other duties, if any, which may be imposed by the United States or any political subdivision thereof or therein in connection with the issuance, transfer, exchange or conversion of any Securities or with respect to this Indenture; provided, however, that, in the case of clauses (i) and (ii), the Company shall not be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge or claim (A) if the failure to do so will not, in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole, or (B) if the amount, applicability or validity is being contested in good faith by appropriate proceedings.

SECTION 10.7       Registration and Listing.

The Company will cause, subject to notice of issuance, the Common Stock issuable upon conversion of the Securities to be quoted on the Nasdaq National Market.

SECTION 10.8       Statement by Officers as to Default.

The Company shall deliver to the Trustee, within 120 days after the end of each fiscal year of the Company ending after the date hereof, an Officers’ Certificate, stating whether or not to the best knowledge of the signers thereof the Company is in default in the performance and observance of any of the terms, provisions and conditions of this Indenture (without regard to any period of grace or requirement of notice provided hereunder) and, if the Company shall be in default, specifying all such defaults and the nature and status thereof of which they may have knowledge.

The Company will deliver to the Trustee, as promptly as reasonably practicable upon becoming aware of any default or any Event of Default under the Indenture, an Officers’ Certificate specifying with particularity such default or Event of Default and further stating what action the Company has taken, is taking or proposes to take with respect thereto.  For the purpose of this Section, the term “default” means any event that is, or after notice or lapse of time or both would become, an Event of Default.

Any notice required to be given under this Section 10.8 shall be delivered to the Trustee at its Corporate Trust Office.

SECTION 10.9       Delivery of Certain Information.

At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, upon the written request of a Holder of a Restricted Security or the holder of shares of Common Stock issued upon conversion thereof, the Company will promptly furnish or cause to be furnished Rule 144A Information (as defined below) to such Holder of Restricted Securities or such holder of shares of Common Stock issued upon conversion of Restricted Securities, or to a prospective purchaser of any such security designated by any such Holder or holder, as the case may be, to the extent required to permit compliance by such Holder or holder with Rule 144A under the Securities Act (or any successor provision thereto) in connection with the resale of any such security; provided, however, that the Company shall not be required to furnish such information in connection with any request made on or after the date that is two years from the later of (i) the date such a security (or any such predecessor security) was last acquired from the Company or (ii) the date such a security (or any such predecessor security) was last acquired from an “affiliate” of the Company within the meaning of Rule 144 under the Securities Act (or any successor provision thereto).  “Rule 144A Information” shall be such information as is specified pursuant to Rule 144A(d)(4) under the Securities Act (or any successor provision thereto).

SECTION 10.10     Resale of Certain Securities.

During the period beginning on the last date of original issuance of the Securities and ending on the date that is two years from such date (or such shortened period under Rule 144(k) under the Securities Act or any successor rule), the Company will not, will not permit any of its Subsidiaries, and will use its reasonable efforts to not permit any other of its “affiliates” (as defined under Rule 144 under the Securities Act or any successor provision thereto) to, resell (i) any Securities that constitute “restricted securities” under Rule 144 or (ii) any securities into which the Securities have been converted under this Indenture that constitute “restricted securities” under Rule 144, that in either case have been reacquired by any of them.  The Trustee shall have no responsibility in respect of the Company’s performance of its agreement in the preceding sentence.

SECTION 10.11     Registration Rights.

If Additional Interest is payable under the Registration Rights Agreement to any Holder, the Company shall deliver to the Trustee a certificate to that effect stating (i) the amount of Additional Interest that is payable to such Holder and (ii) the date on which Additional Interest is payable.  Unless and until a Responsible Officer of the Trustee receives at the Corporate Trust Office such a certificate, the Trustee may assume without inquiry that no Additional Interest is payable.  If Additional Interest has been paid by the Company directly to the persons entitled to them, the Company shall deliver to the Trustee a certificate setting forth the particulars of such payment.

SECTION 10.12     Waiver of Certain Covenants.

The Company may omit in any particular instance to comply with any covenant or condition set forth in Sections 10.5 and 10.6 (other than a covenant or condition which under Section 8.2 cannot be modified or amended without the consent of the Holder of each Outstanding Security affected), if before the time for such compliance the Holders shall, through the consent of not less than a majority in principal amount of the Outstanding Securities represented at such meeting, either waive such compliance in such instance or generally waive compliance with such covenant or condition, but no such waiver shall extend to or affect such covenant or condition except to the extent so expressly waived, and, until such waiver shall become effective, the obligations of the Company and the duties of the Trustee or any Paying or Conversion Agent in respect of any such covenant or condition shall remain in full force and effect.  Nothing in this Section is intended to limit the application of Sections 5.13, 8.1 and 8.2.

ARTICLE XI

REDEMPTION OF SECURITIES

SECTION 11.1       Right of Redemption.

The Securities may be redeemed at the option of the Company at any time on or after June 15, 2009, in whole or in part, upon not less than 20 nor more than 60 days’ notice to the Holders prior to the Redemption Date at the following Redemption Prices (expressed as a percentage of the principal amount of Securities to be redeemed) payable in cash, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Redemption Date:

Date	Redemption Price
June 15, 2009 to June 14, 2010	100.857%
June 15, 2010 to June 14, 2011	100.429%
June 15, 2011 and thereafter	100%

provided, however, that (1) installments of interest, if any, on Securities with an Interest Payment Date on or prior to such Redemption Date will be payable to the Holders of such Securities, or one or more Predecessor Securities, of record at the close of business on the relevant Record Dates and (2) the Company may not redeem any Securities if the Company has failed to pay any interest on the Securities and such failure to pay is continuing, or if the principal amount of the Securities has been accelerated.

SECTION 11.2       Applicability of Article.

Redemption of Securities at the election of the Company or otherwise, as permitted or required by any provision of the Securities or this Indenture, shall be made in accordance with such provision and this Article XI.

SECTION 11.3       Election to Redeem; Notice to Trustee.

The election of the Company to redeem any Securities shall be evidenced by a Board Resolution.  In case of any redemption at the election of the Company of any of the Securities, the Company shall, at least 45 days prior to the Redemption Date fixed by the Company (unless a shorter notice shall be satisfactory to the Trustee), notify the Trustee in writing of such Redemption Date.

SECTION 11.4       Selection by Trustee of Securities to Be Redeemed.

If less than all the Securities are to be redeemed, the particular Securities to be redeemed shall be selected by the Trustee within five Business Days after it receives the notice described in Section 11.3, from the Outstanding Securities not previously called for redemption, by pro rata selection, by lot or otherwise in accordance with the procedures of the Depositary.

If any Security selected for partial redemption is converted in part before termination of the conversion right with respect to the portion of the Security so selected, the converted portion of such Security shall be deemed (so far as may be) to be the portion selected for redemption.  Securities that have been converted during a selection of Securities to be redeemed may be treated by the Trustee as Outstanding for the purpose of such selection.  The Trustee shall promptly notify the Company and each Security Registrar in writing of the securities selected for redemption and, in the case of any Securities selected for partial redemption, the principal amount thereof to be redeemed.

For all purposes of this Indenture, unless the context otherwise requires, all provisions relating to the redemption of Securities shall relate, in the case of any Securities redeemed or to be redeemed only in part, to the portion of the principal amount of such Securities which has been or is to be redeemed.

SECTION 11.5       Notice of Redemption.

Notice of redemption shall be given in the manner provided in Section 1.6 to the Holders of Securities to be redeemed not less than 20 nor more than 60 days prior to the Redemption Date, and such notice shall be irrevocable.  The Company shall, concurrently with the giving of such notice, publish a Press Release including the information required to be included in such notice of redemption hereunder.

All notices of redemption shall state:

(1)           the Redemption Date,

(2)           the Redemption Price and accrued interest thereon and Additional Interest, if any, to, but excluding, the Redemption Date,

(3)           if less than all Outstanding Securities are to be redeemed, the aggregate principal amount of Securities to be redeemed and the aggregate principal amount of Securities which will be outstanding after such partial redemption,

(4)           that on the Redemption Date the Redemption Price and interest and Additional Interest, if any, to, but excluding, the Redemption Date, will become due and payable upon each such Security to be redeemed, and that interest and Additional Interest, if any, thereon shall cease to accrue on and after said date,

(5)           the Conversion Rate, the date on which the right to convert the Securities to be redeemed will terminate and the places where such Securities may be surrendered for conversion, and

(6)           the place or places where such Securities are to be surrendered for payment of the Redemption Price and accrued interest and Additional Interest, if any, to, but excluding, the Redemption Date.

In case of a partial redemption, the notice shall specify the serial and CUSIP numbers (if any) and the portions thereof called for redemption and that transfers and exchanges may occur on or prior to the Redemption Date.

Notice of redemption of Securities to be redeemed at the election of the Company shall be given by the Company or, at the Company’s written request, by the Trustee in the name of and at the expense of the Company.  Notice of redemption of Securities to be redeemed at the election of the Company received by the Trustee shall be given by the Trustee to each Paying Agent in the name of and at the expense of the Company.

SECTION 11.6       Deposit of Redemption Price.

On or prior to the Redemption Date, the Company shall deposit with the Trustee (or, if the Company is acting as its own Paying Agent, segregate and hold in trust as provided in Section 10.3) an amount of money (which shall be in immediately available funds on such Redemption Date) sufficient to pay the Redemption Price of, and accrued interest and Additional Interest, if any, to, but excluding, the Redemption Date on all the Securities which are to be redeemed on that date.

If any Security called for redemption is converted, any money deposited with the Trustee or so segregated and held in trust for the redemption of such Security shall (subject to any right of the Holder of such Security or any Predecessor Security to receive interest as provided in the last paragraph of Section 3.7 and Section 12.2) be paid to the Company on Company Request or, if then held by the Company, shall be discharged from such trust.

SECTION 11.7       Securities Payable on Redemption Date.

Notice of redemption having been given as aforesaid, the Securities so to be redeemed shall, on the Redemption Date, become due and payable at the Redemption Price therein specified and from and after such date (unless the Company shall default in the payment of the Redemption Price) such Securities shall cease to bear interest and Additional Interest, if any.  Upon surrender of any Security for redemption in accordance with said notice such Security shall be paid by the Company at the Redemption Price together with accrued and unpaid interest and Additional Interest, if any to, but excluding, the Redemption Date; provided, however, that installments of interest on Securities with an Interest Payment Date on or prior to the Redemption Date shall be payable to Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.

If any Security called for redemption shall not be so paid upon surrender thereof for redemption, the principal amount of and, to the extent permitted by applicable law, accrued interest on such Security shall, until paid bear interest from the Redemption Date at a rate of 4% per annum, and such Security shall remain convertible until the Redemption Price of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

Any Security that is to be redeemed only in part shall be surrendered at the Corporate Trust Office or an office or agency of the Company designated for that purpose pursuant to Section 10.2 (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, of any authorized denomination as requested by such Holder, in aggregate principal amount equal to and in exchange for the unredeemed portion of the principal of the Security so surrendered.

SECTION 11.8       Conversion Arrangement on Call for Redemption.

In connection with any redemption of Securities, the Company may arrange for the purchase and conversion of any such Securities called for redemption by entering into an agreement with one or more investment banks or other purchasers (the “Purchasers”) to purchase all or a portion of such Securities by paying to the Trustee in trust for the Holders, on or before the Redemption Date, an amount not less than the applicable Redemption Price (together with accrued interest to the Redemption Date, including Additional Interest, if any) of such Securities.  Notwithstanding anything to the contrary contained in this Article XI, the obligation of the Company to pay the Redemption Price (together with accrued interest to the Redemption Date, including Additional Interest, if any) shall be deemed to be satisfied and discharged to the extent such amount is so paid by such Purchasers.  If such an agreement is entered into (a copy of which shall be filed with the Trustee prior to the close of business on the Business Day immediately prior to the Redemption Date), any Securities called for redemption that are not duly surrendered for conversion by the Holders thereof may, at the option of the Company, be deemed, to the fullest extent permitted by law, and consistent with any such agreement or agreements with such Purchasers, to be acquired by such Purchasers from such Holders and (notwithstanding anything to the contrary contained in Article XII) surrendered by such Purchasers for conversion, all as of immediately prior to the close of business on the Redemption Date (and the right to convert any such Securities shall be extended through such time), subject to payment of the above amount as aforesaid.  At the direction of the Company, the Trustee shall hold and dispose of any such amount paid to it by the Purchasers to the Holders in the same manner as it would monies deposited with it by the Company for the redemption of Securities.  Without the Trustee’s prior written consent, no arrangement between the Company and such Purchasers for the purchase and conversion of any Securities shall increase or otherwise affect any of the powers, duties, responsibilities or obligations of the Trustee as set forth in this Indenture, and the Company agrees to indemnify the Trustee from, and hold it harmless against, any loss, liability or expense arising out of or in connection with any such arrangement for the purchase and conversion of any Securities between the Company and such Purchasers, including the reasonable costs and expenses, including reasonable legal fees, incurred by the Trustee in the defense of such claim or liability.

ARTICLE XII

CONVERSION OF SECURITIES

SECTION 12.1       Conversion Privilege and Conversion Rate.

(a)           Subject to and upon compliance with the provisions of this Article, at the option of the Holder thereof, any portion of a Security that is an integral multiple of $1,000 principal amount may be converted into fully paid and nonassessable shares (calculated as to each conversion to the nearest 1/100th of a share) of Common Stock of the Company at the Conversion Rate, determined as hereinafter provided, in effect at the time of conversion and subject to adjustment as described below, as follows:

(1)           if, on or prior to June 15, 2019, the Closing Sale Price of the Common Stock, for at least 20 Trading Days in the period of the 30 consecutive Trading Days ending on the eleventh Trading Day of any fiscal quarter, is more than 120% of the then current Conversion Price of the Securities, then the Holder thereof will be entitled to convert such Security until and including the eleventh Trading Day of the immediately following fiscal quarter;

(2)           if, on any date after June 15, 2019, the Closing Sale Price of the Common Stock is more than 120% of the then current Conversion Price of the Securities, then the Holder thereof will be entitled to convert such Security at all times thereafter;

(3)           if the Company elects to call the Securities for redemption, then the Holder thereof will be entitled to convert such Security (or the portion of the Security called for redemption, if less than all), until the close of business on the Business Day prior to the Redemption Date;

(4)           if the Company distributes to all or substantially all holders of Common Stock, rights, options or warrants (other than with respect to a Rights Plan) entitling them to purchase Common Stock at less than the Closing Sale Price of the Common Stock on the last Trading Day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below;

(5)           if the Company distributes to all or substantially all holders of Common Stock, cash, assets, debt securities or Capital Stock of any Subsidiary, which distribution has a per share value as determined by the Board of Directors exceeding 5% of the Closing Sale Price of the Common Stock on the last Trading Day preceding the declaration for such distribution, then the Holder thereof will be entitled to convert such Security in the period described below; or

(6)           if the Company becomes a party to a consolidation, merger or sale of all or substantially all of the Company’s assets where such consolidation, merger or sale of all or substantially all of the Company’s assets constitutes a Change in Control or such event occurs that would have been a Change in Control but for the occurrence of one or both of the exceptions to the definition of a Change in Control contained in the proviso immediately following Section 13.4(2)(iii), then the Holder thereof will be entitled to convert such Security in the period described below.

A Security for which a Holder has delivered a Repurchase Notice pursuant to Section 13.3 may be surrendered for conversion only if such Repurchase Notice is withdrawn under the terms of this Indenture.

In the case of a distribution contemplated in clauses (4) and (5) of this Section 12.1(a), the Company will notify Holders (and the Trustee) at least 20 days prior to the ex-dividend date for such distribution (the “Distribution Notice”).  Once the Company has given the Distribution Notice, Holders may surrender their Securities for conversion at any time until the earlier of the close of business on the last Business Day preceding the ex-dividend date or the Company’s announcement that such distribution will not take place, in which event the conversion request shall be deemed withdrawn automatically.  If in the future the Company adopts a Rights Plan, Holders will not have any conversion right pursuant to clause (4) above or otherwise, solely as a result of the issuance of Rights pursuant to the Rights Plan.  Notwithstanding the foregoing, in the event of a distribution contemplated in clauses (4) and (5) of this Section 12.1(a), Holders may not convert the Securities if the Holders may participate in such distribution without converting their Securities.

In the event of a consolidation, merger or sale of all or substantially all of the Company’s assets as contemplated in clause (6) of this Section 12.1(a), the Company will notify Holders (and the Trustee) at least 20 days prior to the anticipated closing date of such transaction (the “Merger Notice”).  Once the Company has given the Merger Notice, the Holders may, in the event of such consolidation, merger or sale of all or substantially all of the Company’s assets, as contemplated in clause (6) above, surrender Securities for conversion at any time from and after the date which is 15 days prior to the anticipated effective date of such transaction until the date which is 15 days after the actual effective date of such transaction.

With respect to clause (1) of this Section 12.1(a), the Conversion Agent will determine, on behalf of the Company, on the first Business Day succeeding the first day of the fiscal quarter on which the Securities would be convertible, whether the Securities are convertible as set forth in such clause (1) based upon the Closing Sale Price of the Common Stock and the then current Conversion Price and, if so, will notify the Company.  With respect to clause (2) of this section 12.1(a), the Conversion Agent will determine, on behalf of the Company, daily on any date after June 15, 2019, whether the Securities are convertible as set forth in such clause (2) based upon the Closing Sale Price of the Common Stock and the then current Conversion Price and, if so, will notify the Company.

(b)           Subject to the further provisions of this Article XII, at any time prior to June 15, 2019, a Holder of a Security may also convert the principal amount of such Security (or any portion thereof equal to $1,000 or any integral multiple of $1,000 in excess thereof) for the five Business Day period after any five consecutive Trading Day period in which the average of the Trading Price for the Securities in such period was less than 98% of the average Conversion Value for the Securities during such period.

The “Conversion Value” for the Securities is equal to the product of (i) the Closing Sale Price of the Common Stock on a given day and (ii) the then current Conversion Rate.

If, for purposes of determining the Trading Price, the Trustee cannot reasonably obtain at least one bid for $2,000,000 principal amount of this Security from a nationally recognized securities dealer, then the Trading Price per $1,000 principal amount of this Security will be deemed to be less than 98% of the product of the Closing Sale Price of the Common Stock and the number of shares issuable upon conversion of $1,000 principal amount of this Security.

In connection with any conversion upon satisfaction of the above Trading Price condition, the Trustee shall have no obligation to determine the Trading Price of this Security unless the Company has requested such determination; and the Company shall have no obligation to make such request unless the Holder provides the Company with reasonable evidence that the Trading Price per $1,000 principal amount of this Security would be less than 98% of the product of the closing sale price of the Common Stock and the number of shares of Common Stock issuable upon conversion of $1,000 principal amount of this Security.  At such time, the Company shall instruct the Trustee to determine the Trading Price of this Security beginning on the next Trading Day and on each successive Trading Day until the Trading Price per $1,000 principal amount of this Security is greater than or equal to 98% of the product of the Closing Sale Price of the Common Stock and the number of shares issuable upon conversion of $1,000 principal amount of this Security.

(c)           The conversion right, subject to the conditions described in clauses (a) and (b) of this Section 12.1, shall commence on the initial issuance date of the Securities and expire at the close of business on the date of Maturity, subject, in the case of conversion of any Global Security, to any Applicable Procedures.  In case a Holder of a Security exercises his right to require the Company to repurchase the Security, such conversion right in respect of the Security, or portion thereof so called, shall expire at the close of business on the Business Day immediately preceding the Repurchase Date unless the Company defaults in making the payment due upon repurchase (subject as aforesaid to any Applicable Procedures with respect to any Global Security).

Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article XII.

The rate at which shares of Common Stock shall be delivered upon conversion (herein called the “Conversion Rate”) shall be initially 33.5909 shares of Common Stock for each U.S. $1,000 principal amount of Securities.  The Conversion Rate shall be adjusted in certain instances as provided in this Article XII.

SECTION 12.2       Exercise of Conversion Privilege.

In order to exercise the conversion privilege, the Holder of any Security to be converted shall surrender such Security that is an integral multiple of $1,000 as permitted above, duly endorsed in blank, at the Corporate Trust Office of the Trustee in the Borough of Manhattan, The City of New York, or at such other office or agency of the Company, maintained for that purpose pursuant to Section 10.2, accompanied by a duly signed and completed conversion notice substantially in the form set forth in Section 2.4 stating that the Holder elects to convert such Security or, if less than the entire principal amount thereof is to be converted, the portion thereof (which shall be in integral multiples of $1,000) to be converted, and payments in respect of taxes, if any, as described in Section 12.8 hereto.

Each Security surrendered for conversion (in whole or in part) during the Record Date Period shall (except in the case of any Security or portion thereof which has been called for redemption on a Redemption Date, is repurchasable on a Repurchase Date or purchasable on a

Purchase Date, occurring, in any such case, within such Record Date Period and, as a result, the right to convert such Security would otherwise terminate in such period if not exercised) be accompanied by payment in New York Clearing House funds or other funds acceptable to the Company of an amount equal to the interest, if any, payable on the Interest Payment Date ending such Record Date Period on the principal amount of such Security (or part thereof, as the case may be) being surrendered for conversion, less any previously due interest payment as of the Conversion Date as to which the Company is in arrears.  The interest so payable on such Interest Payment Date with respect to any Security (or portion thereof, if applicable) that is surrendered for conversion during the Record Date Period shall be paid to the Holder of such Security as of such Record Date in an amount equal to the interest that would have been payable on such Security if such Security had been converted as of the close of business on such Interest Payment Date.  Interest payable on any Interest Payment Date in respect of any Security surrendered for conversion on or after such Interest Payment Date shall be paid to the Holder of such Security as of the Record Date next preceding such Interest Payment Date, notwithstanding the exercise of the right of conversion.

Except as provided in the preceding paragraph, no cash payment or adjustment shall be made upon any conversion on account of any interest accrued from the Interest Payment Date next preceding the conversion date, in respect of any Security (or part thereof, as the case may be) surrendered for conversion, or on account of any dividends on the Common Stock issued upon conversion.  The Company’s delivery to the Holder of the number of shares of Common Stock (and cash in lieu of fractions thereof, as provided in this Indenture) into which a Security is convertible will be deemed to satisfy the Company’s obligation to pay the principal amount of the Security, provided, however, that such delivery of shares of Common Stock shall not relieve the Company of its obligation to pay interest as to which the Company is in arrears at the time of conversion and such interest shall remain payable in accordance with the terms of this Indenture .

Securities shall be deemed to have been converted immediately prior to the close of business on the day of surrender of such Securities for conversion in accordance with the foregoing provisions, and at such time the rights of the Holders of such Securities as Holders shall cease, and the Person or Persons entitled to receive the Common Stock issuable upon conversion shall be treated for all purposes as the record holder or holders of such Common Stock at such time.  As promptly as practicable on or after the Conversion Date, the Company shall issue and deliver to the Trustee, for delivery to the Conversion Agent who will in turn deliver to the Holder (unless a different Person is indicated on the Conversion Notice), a certificate or certificates for the number of full shares of Common Stock issuable upon conversion, together with payment in lieu of any fraction of a share, as provided in Section 12.3 (the Conversion Agent having been provided with such certificates and funds by the Company and/or its transfer agent).

All shares of Common Stock delivered upon such conversion of Restricted Securities shall bear restrictive legends substantially in the form of the legends required to be set forth on the Restricted Securities pursuant to Section 3.5 and shall be subject to the restrictions on transfer provided in such legends.  Neither the Trustee nor any agent maintained for the purpose of such conversion shall have any responsibility for the inclusion or content of any such restrictive legends on such Common Stock; provided, however, that the Trustee or any agent maintained for the purpose of such conversion shall have provided, to the Company or to the

Company’s transfer agent for such Common Stock, prior to or concurrently with a request to the Company to deliver such Common Stock, written notice that the Securities delivered for conversion are Restricted Securities.

In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, at the expense of the Company, a new Security or Securities of authorized denominations in an aggregate principal amount equal to the unconverted portion of the principal amount of such Security.  A Security may be converted in part, but only if the principal amount of such Security to be converted is any integral multiple of U.S. $1,000 and the principal amount of such security to remain Outstanding after such conversion is equal to U.S. $1,000 or any integral multiple of $1,000 in excess thereof.

If shares of Common Stock to be issued upon conversion of a Restricted Security, or Securities to be issued upon conversion of a Restricted Security in part only, are to be registered in a name other than that of the beneficial owner of such Restricted Security, then such Holder must deliver to the Conversion Agent a Surrender Certificate, dated the date of surrender of such Restricted Security and signed by such beneficial owner, as to compliance with the restrictions on transfer applicable to such Restricted Security.  Neither the Trustee nor any Conversion Agent, Registrar or Transfer Agent shall be required to register in a name other than that of the beneficial owner, shares of Common Stock or Securities issued upon conversion of any such Restricted Security not so accompanied by a properly completed Surrender Certificate.

SECTION 12.3       Fractions of Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities.  If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issuable upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered.  Instead of any fractional share of Common Stock that would otherwise be issuable upon conversion of any Security or Securities (or specified portions thereof), the Company shall calculate and pay a cash adjustment in respect of such fraction (calculated to the nearest 1/100th of a share) in an amount equal to the same fraction of the Closing Sale Price at the close of business on the day of conversion.

SECTION 12.4       Adjustment of Conversion Rate.

(1)           The Conversion Rate shall be subject to adjustments from time to time as follows:

(i)            In case the Company shall pay or make a dividend or other distribution on shares of Common Stock payable in shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such dividend or other distribution shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination and the denominator shall be the sum of such number of shares and the total number of shares constituting such dividend or other distribution, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  If, after any such date fixed for determination, any dividend or distribution is not in fact paid, the Conversion Rate shall be immediately readjusted, effective as of the date the Board of Directors determines not to pay such dividend or distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.  For the purposes of this paragraph (i), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not pay any dividend or make any distribution on shares of Common Stock held in the treasury of the Company.

(ii)           In case the Company shall issue rights, options or warrants (in any case other than in connection with a Rights Plan) to all holders of its Common Stock entitling them to subscribe for or purchase shares of Common Stock at a price per share less than the Current Market Price per share (determined as provided in paragraph (3) of this Section 12.4) of the Common Stock on the date fixed for the determination of stockholders entitled to receive such rights, options or warrants (other than any rights, options or warrants that by their terms will also be issued to any Holder upon conversion of a Security into shares of Common Stock without any action required by the Company or any other Person), the Conversion Rate in effect at the opening of business on the day following the date fixed for such determination shall be increased by dividing such Conversion Rate by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock that the aggregate of the offering price of the total number of shares of Common Stock so offered for subscription or purchase would purchase at such Current Market Price and the denominator shall be the number of shares of Common Stock outstanding at the close of business on the date fixed for such determination plus the number of shares of Common Stock so offered for subscription or purchase, such increase to become effective immediately after the opening of business on the day following the date fixed for such determination.  If, after any such date fixed for determination, any such rights, options or warrants are not in fact issued, or are not exercised prior to the expiration thereof, the Conversion Rate shall be immediately readjusted, effective as of the date such rights, options or warrants expire, or the date the Board of Directors determines not to issue such rights, options or warrants, to the Conversion Rate that would have been in effect if the unexercised rights, options or warrants had never been granted or such determination date had not been fixed, as the case may be.  For the purposes of this paragraph (ii), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company but shall include shares issuable in respect of scrip certificates issued in lieu of fractions of shares of Common Stock.  The Company will not issue any rights, options or warrants in respect of shares of Common Stock held in the treasury of the Company.

(iii)          In case outstanding shares of Common Stock shall be subdivided into a greater number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision becomes effective shall be proportionately increased, and, conversely, in case outstanding shares of Common Stock shall be combined into a smaller number of shares of Common Stock, the Conversion Rate in effect at the opening of business on the day following the day upon which such subdivision or combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision or combination becomes effective.

(iv)          In case the Company shall, by dividend or otherwise, distribute to all holders of its Common Stock evidences of its indebtedness, shares of any class of capital stock or other property (including cash or assets or securities (other than rights pursuant to a Rights Plan)), but excluding (A) any rights, options or warrants referred to in paragraph 1(ii) of this Section, (B) any dividend or distribution paid exclusively in cash, (C) any dividend or distribution referred to in paragraph 1(i) of this Section and (D) any consideration distributed in any merger or consolidation to which Section 12.11 applies), the Conversion Rate shall be adjusted so that the same shall equal the rate determined by dividing the Conversion Rate in effect immediately prior to the close of business on the date fixed for the determination of stockholders entitled to receive such distribution by a fraction of which the numerator shall be the Current Market Price per share (determined as provided in paragraph (3) of this Section 12.4) of the Common Stock on the date fixed for such determination less the then fair market value of the portion of the assets, shares or evidences of indebtedness so distributed applicable to one share of Common Stock and the denominator shall be such Current Market Price per share of the Common Stock, such adjustment to become effective immediately prior to the opening of business on the day following the date fixed for the determination of stockholders entitled to receive such distribution, or in the case of a Spin Off, immediately prior to the opening of business on the day following the last Trading Day of the Measurement Period.  If after any such date fixed for determination, any such distribution is not in fact made, the Conversion Rate shall be immediately readjusted, effective as of the date of the Board of Directors determines not to make such distribution, to the Conversion Rate that would have been in effect if such determination date had not been fixed.

In the event the Company distributes shares of capital stock of a Subsidiary, the Conversion Rate will be adjusted, if at all, based on the market value of the Subsidiary stock so distributed relative to the market value of the Common Stock, as described below.

The Board of Directors shall determine fair market values for the purposes of this Section 12.4(1)(iv), whose determination shall be conclusive and described in a Board Resolution filed with the Trustee; provided, however, that in respect of a dividend or other distribution of shares of capital stock of a class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company which has a Subsidiary Closing Price (a “Spin-off”), the fair market value of the securities to be distributed shall equal the average of the daily Subsidiary Closing Price of such securities for the five consecutive Trading Days commencing on and including the sixth Trading Day of such securities after the effectiveness of the Spin-off (the “Measurement Period”); provided, further, that in the event that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall be the initial public offering price of such securities and the market price per share of the Common Stock shall mean the Closing Sale Price for the Common Stock on the same Trading Day.

(v)           In case the Company or any of its Subsidiaries shall make a tender or exchange offer for Common Stock (for the avoidance of doubt, excluding options, warrants, purchase rights and other securities convertible, exchangeable or exercisable for Common

Stock), to the extent that the cash and value of any other consideration included in the payment per share of Common Stock in such offer exceeds the Closing Sale Price of the Common Stock on the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, and such tender or exchange offer shall expire, then, immediately prior to the opening of business on the day after the last date (the “Expiration Date”) tenders could have been made pursuant to such tender offer (as such offer may have been amended), the Conversion Rate shall be increased so that the Conversion Rate shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the Expiration Date by a fraction of which the numerator shall be the sum of (x) the aggregate consideration (determined as the sum of the aggregate amount of cash consideration and the aggregate fair market value (as determined by the Board of Directors, whose determination shall be conclusive evidence thereof and which shall be evidenced by an Officers’ Certificate delivered to the Trustee thereof) of any other consideration) payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender offer) of all shares validly tendered and not withdrawn as of the last time at which such tenders could have been made on the Expiration Date (the “Expiration Time”) (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares and excluding any shares held in the treasury of the Company) at the Expiration Time and the Current Market Price per share of Common Stock (as determined in accordance with subsection (3) of this Section 12.4) on the Trading Day next succeeding the Expiration Date, and the denominator shall be the product of the number of shares of Common Stock outstanding (including tendered shares but excluding any shares held in the treasury of the Company) at the Expiration Time multiplied by the Current Market Price per share of the Common Stock (as determined in accordance with subsection (3) of this Section 12.4) on the Trading Day next succeeding the Expiration Date, such increase to become effective immediately prior to the opening of business on the day following the Expiration Date.  In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any or all such purchases or any or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would have been in effect based upon the number of shares actually purchased.  If the application of this Section 12.4(1)(v) to any tender offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender offer under this Section 12.4(1)(v).

For purposes of this Section 12.4(1)(v), the term “tender offer” shall mean and include both tender offers and exchange offers, all references to “purchases” of shares in tender offers (and all similar references) shall mean and include both the purchase of shares in tender offers and the acquisition of shares pursuant to exchange offers, and all references to “tendered shares” (and all similar references) shall mean and include shares tendered in both tender offers and exchange offers.

(vi)          In case the Company shall, by dividend or otherwise, distribute cash to all holders of its outstanding Common Stock (excluding any cash that is distributed as part of a distribution referred to in paragraph 1(iv) of this Section or cash distributed upon a merger or consolidation to which Section 12.11 applies) then, and in each such case, immediately after the close of business on such date for determination, the Conversion Rate shall be adjusted to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the date fixed for determination of the stockholders entitled to receive such distribution by a fraction (X) the numerator of which shall be equal to the Current Market Price per share (determined as provided in paragraph (3) of this Section) of the Common Stock on the date fixed for such determination plus the amount per share of such dividend or distribution and (Y) the denominator of which shall be equal to the Current Market Price per share (determined as provided in paragraph (3) of this Section 12.4) of the Common Stock on such date fixed for determination.

(2)           The reclassification of Common Stock into securities other than Common Stock (other than any reclassification upon a consolidation or merger to which Section 12.11 applies) shall be deemed to involve (a) a distribution of such securities other than Common Stock to all holders of Common Stock (and the effective date of such reclassification shall be deemed to be “the date fixed for the determination of stockholders entitled to receive such distribution” and “the date fixed for such determination” within the meaning of paragraph 1(iv) of this Section), and (b) a subdivision or combination, as the case may be, of the number of shares of Common Stock outstanding immediately prior to such reclassification into the number of shares of Common Stock outstanding immediately thereafter (and the effective date of such reclassification shall be deemed to be “the day upon which such subdivision becomes effective” or “the day upon which such combination becomes effective,” as the case may be, and “the day upon which such subdivision or combination becomes effective” within the meaning of paragraph 1(iii) of this Section 12.4).

(3)           For the purpose of (A) any computation under paragraphs 1(ii), (iv) or (v) of this Section 12.4, the “Current Market Price” per share of Common Stock on any date shall be calculated by the Company and be the average of the daily Closing Sale Prices for the 10 consecutive Trading Days selected by the Company commencing not more than 20 Trading Days before, and (I) in the case of paragraphs (1)(ii) or (iv) of this Section 12.4, ending not later than, the earlier of the date fixed for determination and the day before the “ex-date” with respect to the issuance or distribution requiring such computation or (II) in the case of paragraph (1)(v) of this Section 12.4, ending not later than, the Expiration Date with respect to the tender offer requiring such computation; and (B) any computation under paragraph (1)(vi) of this Section 12.4, the “Current Market Price” per share of Common Stock on any date shall be calculated by the Company and be the average of the daily Closing Sale Prices for the first 10 consecutive Trading Days from and including the first “ex-date” with respect to the dividend or other distribution requiring such computation.  For purposes of this paragraph, the term “ex-date,” when used with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way in the applicable securities market or on the applicable securities exchange without the right to receive such issuance or distribution.

(4)           All calculations under this Article shall be made to the nearest U.S. $0.01 or to the nearest one-one-hundredth (1/100th) of a share, as the case may be.

(5)           The Company may make such increases in the Conversion Rate, for the remaining term of the Securities or any shorter term, in addition to those required by paragraphs (1)(i), (ii), (iii), (iv), (v) and (vi) of this Section 12.4, as it considers to be advisable in order to avoid or diminish any income tax to any holders of shares of Common Stock resulting from any dividend or distribution of stock or issuance of rights or warrants to purchase or subscribe for stock or from any event treated as such for income tax purposes.  The Company shall have the power to resolve any ambiguity or correct any error in the calculations contemplated by this paragraph (5) and its actions in so doing shall, absent manifest error, be final and conclusive.

(6)           Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made (a) upon the issuance of shares of Common Stock pursuant to any present or future plan for the reinvestment of dividends or (b) because of a tender or exchange offer of the character described in Rule 13e-4(h)(5) under the Exchange Act or any successor rule thereto.

(7)           To the extent permitted by applicable law, the Company from time to time may increase the Conversion Rate by any amount and for any amount of time if the Board of Directors shall have made a determination that such increase would be in the best interests of the Company, which determination shall be conclusive; provided, however, that no such increase shall be taken into account for purposes of determining whether the Closing Sale Price of the Common Stock equals or exceeds 105% of the Conversion Price in connection with an event which would otherwise be a Change in Control pursuant to Section 13.4.  Whenever the Conversion Rate is increased pursuant to the preceding sentence, the Company shall give notice of the increase to the Holders in the manner provided in Section 1.6, and such notice shall state the increased Conversion Rate and the period during which it will be in effect.  The Company will comply with the rules and regulations promulgated under the Exchange Act, to the extent applicable in connection with such notice.

(8)           To the extent that the Company has a Rights Plan in effect upon conversion of the Securities pursuant to this Article XII: (i) if such Rights have not separated from the Common Stock prior to the conversion of the Securities, each share of Common Stock issued upon conversion of the Securities pursuant to this Article XII shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any Rights Plan; and (ii) if such Rights have separated from the Common Stock prior to the conversion of the Securities, the Conversion Rate will be adjusted as though the Rights were being distributed to all holders of Common Stock on the date of such separation.  If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

(9)           Notwithstanding the foregoing provisions of this Section, no adjustment of the Conversion Rate shall be required to be made until the cumulative adjustments amount to 1.0% or more of the Conversion Rate; provided, however, that any adjustments which by reason of this paragraph (9) are not required to be made shall be carried forward and taken into account in any subsequent adjustment.

SECTION 12.5       Notice of Adjustments of Conversion Rate.

Whenever the Conversion Rate is adjusted as herein provided:

(1)           the Company shall compute the adjusted Conversion Rate in accordance with Section 12.4 and shall prepare a certificate signed by the Chief Financial Officer of the Company setting forth the adjusted Conversion Rate and showing in reasonable detail the facts upon which such adjustment is based, and such certificate shall promptly be filed with the Trustee and with each Conversion Agent; and

(2)           upon each such adjustment, a notice stating that the Conversion Rate has been adjusted and setting forth the adjusted Conversion Rate shall be required, and as soon as practicable after it is required, such notice shall be provided by the Company to all Holders in accordance with Section 1.6.

Neither the Trustee nor any Conversion Agent shall be under any duty or responsibility with respect to any such certificate or the information and calculations contained therein, except to exhibit the same to any Holder of Securities desiring inspection thereof at its office during normal business hours, and shall not be deemed to have knowledge of any adjustment in the Conversion Rate unless and until a Responsible Officer of the Trustee shall have received such a certificate.  Until a Responsible Officer of the Trustee receives such a certificate, the Trustee and each Conversion Agent may assume without inquiry that the last Conversion Rate of which the Trustee has knowledge of remains in effect.

SECTION 12.6       Notice of Certain Corporate Action.

In case:

(1)           the Company shall declare a dividend (or any other distribution) on its Common Stock payable (i) otherwise than exclusively in cash or (ii) exclusively in cash in an amount that would require any adjustment pursuant to Section 12.4; or

(2)           the Company shall authorize the granting to all or substantially all of the holders of its Common Stock of rights, options or warrants to subscribe for or purchase any shares of capital stock of any class or of any other rights; or

(3)           of any reclassification of the Common Stock, or of any consolidation, merger or share exchange to which the Company is a party and for which approval of any stockholders of the Company is required, or of the conveyance, sale, transfer or lease of all or substantially all of the assets of the Company; or

(4)           of the voluntary or involuntary dissolution, liquidation or winding up of the Company;

then the Company shall cause to be filed at each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, at least 20 days (or 10 days in any case specified in clause (1) or (2) above) prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, rights, options or warrants, or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such dividend, distribution, rights, options or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, conveyance, transfer, sale, lease, dissolution, liquidation or winding up.  Neither the failure to give such notice or the notice referred to in the following paragraph nor any defect therein shall affect the legality or validity of the proceedings described in clauses (1) through (4) of this Section 12.6.  If at the time the Trustee shall not be the conversion agent, a copy of such notice shall also forthwith be filed by the Company with the Trustee.

The Company shall cause to be filed at the Corporate Trust Office and each office or agency maintained for the purpose of conversion of Securities pursuant to Section 10.2, and shall cause to be provided to all Holders in accordance with Section 1.6, notice of any tender offer by the Company or any Subsidiary for all or any portion of the Common Stock at or about the time that such notice of tender offer is provided to the public generally.

SECTION 12.7       Company to Reserve Common Stock.

The Company shall at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, for the purpose of effecting the conversion of Securities, the full number of shares of Common Stock then issuable upon the conversion of all Outstanding Securities.

SECTION 12.8       Taxes on Conversions.

Except as provided in the next sentence, the Company will pay any and all taxes and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto.  The Company shall not, however, be required to pay any tax or duty that may be payable in respect of (i) income of the Holder (including cash received in lieu of fractional shares of Common Stock), or (ii) any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless and until the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

SECTION 12.9       Covenant as to Common Stock.

The Company agrees that all shares of Common Stock that may be delivered upon conversion of Securities, upon such delivery, will have been duly authorized and validly issued and will be fully paid and nonassessable and will rank equally with the other shares of the Company’s Common Stock and, except as provided in Section 12.8, the Company will pay all taxes, liens and charges with respect to the issue thereof.

SECTION 12.10     Cancellation of Converted Securities.

All Securities delivered for conversion shall be delivered to the Trustee or its agent to be canceled by or at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

SECTION 12.11     Provision in Case of Consolidation, Merger or Sale of Assets.

In case of any consolidation or merger of the Company with or into any other Person, any merger of another Person with or into the Company (other than a consolidation or merger that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company) or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company (other than a conveyance, sale, transfer or lease of all or substantially all of the assets of the Company that does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of Common Stock of the Company), the Person formed by such consolidation or resulting from such merger or which acquires such assets, as the case may be, shall execute and deliver to the Trustee a supplemental indenture providing that the Holder of each Security then Outstanding shall have the right thereafter, during the period such Security shall be convertible as specified in Section 12.1, to convert such Security only into the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by a holder of the number of shares of Common Stock of the Company into which such Security might have been converted immediately prior to such consolidation, merger, conveyance, sale, transfer or lease, assuming such holder of Common Stock of the Company (i) is not (A) a Person with which the Company consolidated or merged with or into or which merged into or with the Company or to which such conveyance, sale, transfer or lease was made, as the case may be (a “Constituent Person”), or (B) an Affiliate of a Constituent Person and (ii) failed to exercise his rights of election, if any, as to the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease (provided that if the kind or amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer, or lease is not the same for each share of Common Stock of the Company held immediately prior to such consolidation, merger, conveyance, sale, transfer or lease by others than a Constituent Person or an Affiliate thereof and in respect of which such rights of election shall not have been exercised (“Non-electing Share”), then for the purpose of this Section 12.11 the kind and amount of securities, cash and other property receivable upon such consolidation, merger, conveyance, sale, transfer or lease by the holders of each Non-electing Share shall be deemed to be the kind and amount so receivable per share by a plurality of the Non-electing Shares).  Such supplemental indenture shall provide for adjustments that, for events subsequent to the effective date of such supplemental indenture, shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article XII.  The above provisions of this Section 12.11 shall similarly apply to successive consolidations, mergers, conveyances, sales, transfers or leases.  Notice of the execution of such a supplemental indenture shall be given by the Company to the Holder of each Security as provided in Section 1.6 promptly upon such execution.

Neither the Trustee nor any Conversion Agent shall be under any responsibility to determine the correctness of any provisions contained in any such supplemental indenture relating either to the kind or amount of shares of stock or other securities or property or cash receivable by Holders of Securities upon the conversion of their Securities after any such consolidation, merger, conveyance, transfer, sale or lease or to any such adjustment, but may accept as conclusive evidence of the correctness of any such provisions, and shall be protected in relying upon, an Opinion of Counsel with respect thereto, which the Company shall cause to be furnished to the Trustee upon request.

SECTION 12.12     Rights Issued in Respect of Common Stock.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s Common Stock (either initially or under certain circumstances specified in the documents governing such rights or warrants), which rights or warrants, until the occurrence of such certain circumstances (“Trigger Event”):

(i)            are deemed to be transferred with such shares of Common Stock,

(ii)           are not exercisable, and

(iii)          are also issued in respect of future issuances of Common Stock shall not be deemed distributed for purposes of Section 12.4(1)(ii) until the occurrence of the earliest Trigger Event.  In addition, in the event of any distribution of rights or warrants, or any Trigger Event with respect thereto, that shall have resulted in an adjustment to the Conversion Rate under Section 12.4(1)(ii), (1) in the case of any such rights or warrants that shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrants (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and (2) in the case of any such rights or warrants all of which shall have expired without exercise by any holder thereof, the Conversion Price shall be readjusted as if such issuance had not occurred.

SECTION 12.13     Responsibility of Trustee for Conversion Provisions.

The Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not at any time be under any duty or responsibility to any Holder of Securities to determine whether any facts exist which may require any adjustment of the Conversion Rate, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed, herein or in any supplemental indenture provided to be employed, in making the same, or whether a supplemental indenture need be entered into.  Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be accountable with respect to the validity or value (or the kind or amount) of any Common Stock, or of any other securities or property or cash, which may at any time be issued or delivered upon the conversion of any Security; and it or they do not make any representation with respect thereto.  Neither the Trustee, subject to the provisions of Section 6.1, nor any Conversion Agent shall be responsible for any failure of the Company to make or calculate any cash payment or to issue, transfer or deliver any shares of Common Stock or share certificates or other securities or property or cash upon the surrender of any Security for the purpose of conversion; and the Trustee, subject to the provisions of Section 6.1, and any Conversion Agent shall not be responsible for any failure of the Company to comply with any of the covenants of the Company contained in this Article.

ARTICLE XIII

REPURCHASE OF SECURITIES AT THE OPTION OF THE HOLDER

SECTION 13.1       Right to Require Repurchase upon a Designated Event.

In the event that a Designated Event shall occur at any time prior to the maturity of the Securities, then each Holder shall have the right, at the Holder’s option to require the Company to repurchase, and upon the exercise of such right the Company shall repurchase such Holder’s Securities, in whole or in part, that is equal to U.S. $1,000 or any integral multiple of U.S. $1,000 in excess thereof or the entire principal amount of the Securities held by any Holder (provided that no single Security may be repurchased in part unless the portion of the principal amount of such Security to be Outstanding after such repurchase is equal to U.S. $1,000 or integral multiples of U.S. $1,000 in excess thereof), on the date (the “Repurchase Date”) that is not less than 30 nor more than 45 Business Days after the date of the Company Notice (as defined in Section 13.3) at a purchase price equal to 100% of the principal amount of the Securities to be repurchased plus accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Repurchase Date (the “Repurchase Price”); provided, however, that installments of interest, if any, on Securities with an Interest Payment Date is on or prior to the Repurchase Date shall be payable to the Holders of such Securities, or one or more Predecessor Securities, registered as such on the relevant Record Date according to their terms and the provisions of Section 3.7.  If the Designated Event is a Termination of Trading, the Repurchase Price will be paid in cash.  If the Designated Event is a Change in Control, the Company shall pay the Repurchase Price in accordance with Sections 13.2 and 13.3 herein.

SECTION 13.2      Company’s Right To Elect Manner Of Payment Of Repurchase Price Upon the Occurrence of a Change in Control.

(1)           The Securities to be repurchased by the Company on any Repurchase Date pursuant to Section 13.1 upon the occurrence of a Change in Control may be paid for, in whole or in part, at the election of the Company, in cash or shares of Common Stock, or in any combination of cash and shares of Common Stock, subject to the conditions set forth in Section 13.2(5).  The Company shall designate in its Company Notice whether the Company will purchase the Securities for cash or shares of Common Stock, or, if a combination thereof, the percentage of the Repurchase Price that it will pay in cash and the percentage that it will pay in shares of Common Stock; provided that the Company will pay cash for accrued and unpaid interest and for fractional interests in shares of Common Stock in an amount based upon 95% of the Market Price of such fractional shares. For purposes of determining the amount of any fractional interests, all Securities subject to repurchase held by a Holder shall be considered together (no matter how many separate certificates are to be presented).

(2)           Each Holder whose Securities are repurchased upon the occurrence of a Designated Event which constitutes a Change in Control shall receive the same percentage of cash or shares of Common Stock in payment of the Repurchase Price for such Securities as any other Holder whose Securities are repurchased, except (i) as provided in Section 13.2(1) with regard to the payment of cash in lieu of fractional shares of Common Stock and (ii) in the event that the Company is unable to purchase the Securities of a Holder or Holders for shares of

Common Stock because any necessary qualifications or registrations of the shares of Common Stock under applicable state securities laws cannot be obtained, or because the conditions to purchasing the Securities for shares of Common Stock set forth in Section 13.2(5) have not been satisfied, the Company may purchase the Securities of such Holder or Holders for cash.

(3)           At least three Business Days before the date of any Company Notice, the Company shall deliver an Officers’ Certificate to the Trustee specifying:

(i)            the manner of payment selected by the Company;

(ii)           the information required to be included in the Company Notice;

(iii)          if the Company elects to pay the Repurchase Price, or a specified percentage thereof, in shares of Common Stock, that the conditions to such manner of payment set forth in Section 13.2(5) have been or will be complied with; and

(iv)          whether the Company desires the Trustee to give the Company Notice required.

(4)           If the Company elects to pay the Repurchase Price, or any percentage thereof, with respect to a Repurchase Date in shares of Common Stock, the number of shares of Common Stock to be delivered with respect to each $1,000 principal amount of Securities shall be equal to the quotient obtained by dividing (i) the dollar amount of the Repurchase Price (not including any accrued and unpaid interest) to be paid in shares of Common Stock by (ii) 95% of the Market Price with respect to such Repurchase Date, provided that no fractional shares will be delivered.

(5)           The Company’s right to elect to pay some or all of the Repurchase Price with respect to a Repurchase Date by delivering shares of Common Stock shall be conditioned upon:

(i)            the Company giving timely notice of its election and not having previously given notice of an election to pay the Repurchase Price with respect to such Repurchase Date entirely in cash;

(ii)           the listing of such shares of Common Stock on the principal United States securities exchange on which the Common Stock is then listed or, if not so listed, on Nasdaq or any similar U.S. system of automated dissemination of quotations of securities prices;

(iii)          such shares of Common Stock being eligible for immediate resale in the public market by non-affiliates of the Company;

(iv)          information necessary to calculated the Market Price being published in a daily newspaper of national circulation or being otherwise readily publicly available;

(v)           the registration of such shares of Common Stock under the Exchange Act, if required;

(vi)          any necessary qualification or registration under applicable state securities laws or the availability of an exemption from such qualification and registration;

(vii)         the receipt by the Trustee of an Officers’ Certificate stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price, will be validly issued, fully paid and non-assessable and free from preemptive rights and free of any lien or adverse claim, (C) each of the conditions in clauses (i) through (vi) above has been satisfied and a Press Release has been issued stating the actual number of shares of Common Stock to be issued upon the payment of the Repurchase Price.  Such Officers’ Certificate shall also set forth the number of shares of Common Stock to be issued for each $1,000 principal amount of Securities and the Closing Price on each Trading Day during the period during which the Market Price with respect to such Repurchase Date is to be calculated; and

(viii)        the receipt by the Trustee of an Opinion of Counsel stating that (A) the terms of the issuance of the shares of Common Stock are in conformity with this Indenture, (B) the shares of Common Stock to be issued by the Company in payment of the Repurchase Price in respect of Securities have been duly authorized and, when issued and delivered pursuant to the terms of this Indenture in payment of the Repurchase Price, will be validly issued, fully paid and non-assessable and free from preemptive rights under the Company’s Certificate of Incorporation and By-laws and the Delaware General Corporation Law, and (C)  the conditions in clauses (iii), (v) and (vi) above has been satisfied.

If the foregoing conditions are not satisfied with respect to a Holder or Holders prior to the close of business on the Repurchase Date, the Company shall pay the entire Repurchase Price of the Securities of such Holder or Holders in cash.  The Company may not change its election with respect to the consideration (or components or percentages of components thereof) to be paid once the Company has given its Company Notice to Holders except as set forth in the preceding sentence.

Upon determination of the actual number of shares of Common Stock to be issued upon repurchase of Securities, the Company shall be required to disseminate a Press Release containing this information.

(6)           All shares of Common Stock delivered upon purchase of the Securities shall be newly issued shares or treasury shares, shall be duly authorized, validly issued, fully paid and non-assessable, and shall be free from preemptive rights and free of any lien or adverse claim.

(7)           If a Holder is paid some or all of the Repurchase Price with respect to such Holder’s Securities in shares of Common Stock, the Company shall pay any documentary, stamp or similar issue or transfer tax due on such issue of Common Stock; provided that the Holder shall pay any such tax which is due because the Holder requests the Common Stock to be issued in a name other than that of the Holder.  The Paying Agent may refuse to deliver the certificates representing the shares of Common Stock being issued in a name other than the Holder’s name until the Paying Agent receives a sum sufficient to pay any tax which will be due because the shares of Common Stock are to be issued in a name other than the Holder’s name. Nothing herein shall preclude any income tax withholding required by law or regulations.

SECTION 13.3       Notices; Method of Exercising Repurchase Right, Etc.

(1)           Unless the Company shall have theretofore called for redemption all of the Outstanding Securities, on or before the 20th day after the occurrence of a Designated Event, the Company shall give to all Holders of Securities and to the Trustee, in the manner provided in Section 1.6, notice (the “Company Notice”) of the occurrence of the Designated Event and of the repurchase right set forth herein arising as a result thereof and the Company shall issue a Press Release including the information required to be included in such Company Notice hereunder.

Each Company Notice shall state:

(i)            the Repurchase Date,

(ii)           the date by which the repurchase right must be exercised,

(iii)          whether the Designated Event is a Termination of Trading or a Change in Control,

(iv)          the Repurchase Price,

(v)           if the Designated Event is a Change in Control, whether the Company elects to pay the Repurchase Price in cash, in shares of Common Stock or a combination thereof, specifying the percentage amounts of each,

(vi)          if the Designated Event is a Change in Control and the Company elects to pay all or a portion of the Repurchase Price in shares of Common Stock, the method of calculating the Market Price of such Common Stock,

(vii)         a description of the procedure that a Holder must follow to exercise a repurchase right, and the place or places where such Securities are to be surrendered for payment of the Repurchase Price and accrued interest and Additional Interest, if any,

(viii)        that on the Repurchase Date the Repurchase Price will become due and payable upon each such Security designated by the Holder to be repurchased, and that interest thereon will cease to accrue on and after such date,

(ix)           the Conversion Rate then in effect, whether the conversion rights are then exercisable, the date on which the right to convert the principal amount of the Securities to be repurchased will terminate and the place or places where such Securities may be surrendered for conversion, and

(x)            the place or places that the Security certificate with the Election of Holder to Require Repurchase as specified in Section 2.2 shall be delivered.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise a repurchase right or affect the validity of the proceedings for the repurchase of Securities.

If any of the foregoing provisions or other provisions of this Article XIII are inconsistent with applicable law, such law shall govern.

(2)           To exercise a repurchase right, a Holder shall deliver to the Trustee on or before the date specified in the Company Notice (i) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the principal amount of the Securities to be repurchased (and, if any Security is to repurchased in part, the serial number thereof, the portion of the principal amount thereof to be repurchased and the name of the Person in which the portion thereof to remain Outstanding after such repurchase is to be registered) and a statement that an election to exercise the repurchase right is being made thereby (the “Repurchase Notice”), and (ii) the Securities with respect to which the repurchase right is being exercised duly endorsed for transfer.

(3)           A Holder may withdraw any Repurchase Notice by delivering a written notice of withdrawal to the Paying Agent prior to the close of business on the Repurchase Date (“Withdrawal Notice”).  The Withdrawal Notice must state:

(i)            the principal amount of the withdrawn Securities;

(ii)           if certificated Securities have been issued, the certificate number of the withdrawn Securities (or, if the Securities are not certificated, the Withdrawal Notice must comply with appropriate DTC procedures); and

(iii)          the principal amount, if any, which remains subject to the Repurchase Notice.

(4)           Payment of the Repurchase Price for a Security for which a Repurchase Notice has been delivered and not withdrawn is conditioned upon book-entry transfer or delivery of the Security, together with necessary endorsements, to the Paying Agent at its corporate trust office in the Borough of Manhattan, The City of New York, or any other office of the Paying Agent, at any time after delivery of the Repurchase Notice.  Payment of the Repurchase Price for the Security will be made promptly following the later of the Repurchase Date and the time of book-entry transfer or delivery of the Security.  If the Paying Agent holds money and/or Common Stock sufficient to pay the Repurchase Price of the Security on the Repurchase Date, then, on and after the business day following the Repurchase Date:

(i)            the Security will cease to be outstanding;

(ii)           interest will cease to accrue in respect of any date from and after the Repurchase Date; and

(iii)          all other rights of the Holder will terminate, other than the right to receive the Repurchase Price upon delivery of the Security.

This will be the case whether or not book-entry transfer to the Security has been made or the Security has been delivered to the Paying Agent.  Installments of interest that mature on or prior to the Repurchase Date shall be payable in cash to the Holders of such Securities, or one or more Predecessor Securities, registered as such at the close of business on the relevant Regular Record Date.

(5)           If any Security (or portion thereof) surrendered for repurchase shall not be so paid on the Repurchase Date the principal amount of such Security (or portion thereof, as the case may be) shall, until paid, bear interest to the extent permitted by applicable law from the Repurchase Date at the rate of 4% per annum, and each such Security shall remain convertible into Common Stock until the principal of such Security (or portion thereof, as the case may be) shall have been paid or duly provided for.

(6)           Any Security that is to be repurchased only in part shall be surrendered to the Trustee (with, if the Company or the Trustee so requires, due endorsement by, or a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder thereof or his attorney duly authorized in writing), and the Company shall execute, and the Trustee shall authenticate and make available for delivery to the Holder of such Security without service charge, a new Security or Securities, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the principal of the Security so surrendered.

(7)           All Securities delivered for repurchase shall be delivered to the Trustee to be canceled at the direction of the Trustee, which shall dispose of the same as provided in Section 3.9.

(8)           The Company will comply with the Exchange Act and the rules and regulations promulgated under the Exchange Act, to the extent applicable, in connection with the Company Notice.

SECTION 13.4       Certain Definitions.

For purposes of the foregoing sections of this Article XIII,

(1)           the term “beneficial owner” shall be determined in accordance with Rule 13d-3, as in effect on the date of the original execution of this Indenture, promulgated by the Commission pursuant to the Exchange Act; provided that the Company and the Trustee may rely on filings under Sections 13D and 13G under the Exchange Act for purposes of this Article XIII;

(2)           a “Change in Control” shall be deemed to have occurred at the time, after the original issuance of the Securities, that any of the following occurs:

(i)            the acquisition by any Person of beneficial ownership, directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of shares of capital stock of the Company entitling such person to exercise 50% or more of the total voting power of all shares of capital stock of the Company entitled to vote generally in the elections of directors, other than any such acquisition by the Company, any Subsidiary of the Company or any employee benefit plan of the Company; or

(ii)           any consolidation of the Company with, or merger of the Company into, any other Person, any merger of another Person into the Company, or any conveyance, sale, transfer or lease of all or substantially all of the assets of the Company to another Person, other than:

(a)           any such transaction pursuant to which the holders of 50% or more of the total voting power of all shares of the Company’s capital stock entitled to vote generally in the election of directors immediately prior to such transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of capital stock entitled to vote generally in the election of directors of the continuing or surviving corporation immediately after such transaction; or

(b)           any such transaction which is effected solely to change the jurisdiction of incorporation of the Company.

(iii)          any transaction or event (whether by means of an exchange offer, liquidation, tender offer, consolidation, merger, binding share exchange, combination, reclassification, recapitalization or otherwise) in connection with which all or substantially all of the Common Stock is exchanged for, converted into, acquired for or constitutes solely the right to receive, consideration which is not all or substantially all common stock that:

(a)           is listed on, or immediately after the transaction or event will be listed on, a United States national securities exchange, or

(b)           is approved, or immediately after the transaction or event will be approved, for quotation on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices.

Provided, however, that a Change in Control shall not be deemed to have occurred if: (I) the Closing Sale Price of the Common Stock for any five Trading Days within the period of 10 consecutive Trading Days ending immediately after the later of the Change in Control and the public announcement of the Change in Control (in the case of a Change in Control under clause (i) above) or the period of 10 consecutive Trading Days ending immediately before the Change in Control (in the case of a Change in Control under clause (ii) or (iii) above) shall, in the case of each of such five Trading Days, equal or exceed 105% of the Conversion Price of the Securities in effect on each of such five Trading Days; or (II) all of the consideration (excluding cash payments for fractional shares and cash payments made pursuant to dissenters’ appraisal rights) in a merger or consolidation otherwise constituting a Change in Control under clause (i) or (ii) above, consists of shares of common stock, depositary receipts or other certificates representing common equity interests traded on a national securities exchange or quoted on the Nasdaq National Market (or will be so traded or quoted immediately following such merger or consolidation) and as a result of such merger or consolidation the notes become convertible solely into such common stock, depositary receipts or other certificates representing common equity interests.

(3)           the term “Conversion Price” shall equal U.S. $1,000 divided by the Conversion Rate (rounded to the nearest U.S. $0.01); and

(4)           for purposes of Section 13.4(2)(i), the term “Person” shall include any syndicate or group which would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act, as in effect on the date of the original execution of this Indenture.

SECTION 13.5       Consolidation, Merger, Etc..

In the case of any merger, consolidation, conveyance, transfer or lease of all or substantially all of the assets of the Company to which Section 12.11 applies, in which the Common Stock of the Company is changed or exchanged as a result into the right to receive shares of stock and other securities or property or assets (including cash) which includes shares of common stock of another Person that are, or upon issuance will be, traded on a United States national securities exchange or approved for trading on an established automated over-the-counter trading market in the United States, the Person formed by such consolidation or resulting from such merger or combination or which acquires the properties or assets (including cash) of the Company, as the case may be, shall execute and deliver to the Trustee a supplemental indenture (which shall comply with the Trust Indenture Act as in force at the date of execution of such supplemental indenture) modifying the provisions of this Indenture relating to the right of Holders to cause the Company to repurchase the Securities following a Designated Event, including without limitation the applicable provisions of this Article XIII and the definitions of the Common Stock and Designated Event, as appropriate, and such other related definitions set forth herein as determined in good faith by the Company (which determination shall be conclusive and binding), to make such provisions apply in the event of a subsequent Designated Event to the common stock and the issuer thereof if different from the Company and Common Stock of the Company (in lieu of the Company and the Common Stock of the Company).

SECTION 13.6       Repurchase at the Option of the Holder on Specified Purchase Dates.

(a)           General.  At the option of the Holder, the Securities shall be purchased by the Company on June 15, of each of 2011, 2014 and 2019 (each a “Purchase Date”), in whole or in part, at 100% of the principal amount in cash, on the Purchase Date, of such Securities to be purchased, together with accrued and unpaid interest and Additional Interest, if any, to, but excluding, the Purchase Date (the “Purchase Price”) upon delivery to the Paying Agent by the Holder, of a written notice of purchase (a “Purchase Notice”) at any time from the opening of business on the date that is 20 Business Days prior to the Purchase Date until the close of business on the Purchase Date.  The Purchase Notice shall include the following information:

(1)           if certificated Securities have been issued, the certificate number of the Securities that the Holder will deliver to be purchased, or if no certificated Securities have been issued, such information as may be required under the applicable procedures of the Depositary and the Indenture;

(2)           the portion of the principal amount of the Securities that the Holder will deliver to be purchased, which portion must be $1,000 or an integral multiple thereof (or the entire principal amount of the Securities held by such Holder); and

(3)           that such Securities shall be purchased by the Company as of the Purchase Date pursuant to the terms and conditions specified in the Securities and this Indenture;

Delivery of such Security to the Paying Agent prior to, on or after the Purchase Date (together with all necessary endorsements) (at the offices of the Paying Agent in the case of certificated Securities or otherwise by book-entry transfer) is a condition to receipt by the Holder of the Purchase Price therefor; provided, however, that such Purchase Price shall be so paid pursuant to this Section 13.6 only if the Security so delivered to the Paying Agent shall conform in all respects to the description thereof in the related Purchase Notice.

The Paying Agent shall promptly notify the Company of the receipt by it of a Purchase Notice.

Any purchase by the Company contemplated pursuant to the provisions of this Section 13.6 shall be consummated by the delivery of the consideration from the Company to the Paying Agent, to be received by the Holder promptly following the later of the Purchase Date and the date of delivery of the Security.

If the Paying Agent holds money or securities sufficient to pay the Purchase Price of the Securities on the Business Day following the Purchase Date in accordance with the terms of this Indenture, then, immediately after the Purchase Date, the Securities will cease to be Outstanding whether or not the Securities have been delivered to the Paying Agent and interest will cease to accrue in respect of any date from and after the Purchase Date.  Thereafter, all other rights of the Holders shall terminate, other than the right to receive the Purchase Price upon delivery of the Securities.

Provisions of this Indenture that apply to the purchase of all of a Security also apply to the purchase of a portion of a Security.

(b)           Notice of Optional Repurchase.  The Company is required to give notice (the “Notice of Optional Repurchase”) to the Holders on a date that is no less than 20 Business Days prior to the Purchase Date.  The Notice of Optional Repurchase shall be mailed to all Holders at their respective addresses shown in the Register, and shall include the following information:

(1)           the name and address of the Paying Agent;

(2)           that the Purchase Notice must be delivered by each Holder electing to have the Company repurchase such Holder’s Securities (or a portion thereof) as of the Purchase Date, to the Paying Agent (the Notice of Optional Repurchase shall include a form of Purchase Notice), which Purchase Notice must be delivered prior to the close of business on the Purchase Date;

(3)           that the Securities must be surrendered (by physical delivery at the office of the Paying Agent in the case of certificated Securities, or otherwise by book-entry transfer) to the Paying Agent to collect payment;

(4)           that the Purchase Price for any security as to which a Purchase Notice has been given and not withdrawn will be paid promptly following the later of the Purchase Date and the date of surrender of such Security;

(5)           a brief summary of the conversion rights of the Securities;

(6)           the procedures for withdrawing a Purchase Notice and a sample form of Notice of Withdrawal; and

(7)           the CUSIP number or numbers of the Securities being purchased.

At the Company’s request (given to the Trustee not less than three Business Days prior to the required mailing date, with the required form of notice), the Trustee shall give the Notice of Optional Repurchase in the Company’s name and at the Company’s expense; provided, however, that, in all cases, the text of such Notice of Optional Repurchase shall be prepared by the Company.

The Company will comply with the Exchange Act and the rules and regulations promulgated under the Exchange Act, to the extent applicable, in connection with the Notice of Optional Repurchase.

(c)           Notice of Withdrawal.  Notwithstanding anything herein to the contrary, any Holder delivering to the Paying Agent the Purchase Notice contemplated by this Section 13.6 shall have the right to withdraw such Purchase Notice at any time prior to the close of business on the Purchase Date by delivery of a written notice of withdrawal (a “Notice of Withdrawal”) to the Paying Agent.  The Notice of Withdrawal shall indicate the following:

(1)           the principal amount of Securities being withdrawn;

(2)           if certificated Securities have been issued, the certificate numbers of the Securities being withdrawn or if certificated Securities have not been issued, such information as may be required under the applicable procedures of the Depositary and the Indenture; and

(3)           the principal amount, if any, that remains subject to the Purchase Notice.

The Paying Agent shall promptly notify the Company of the receipt by it of any written notice of withdrawal.

ARTICLE XIV

HOLDERS LISTS AND REPORTS BY TRUSTEE AND COMPANY

SECTION 14.1       Company to Furnish Trustee Names and Addresses of Holders.

The Company will furnish or cause to be furnished to the Trustee:

(1)           semi-annually, not more than 15 days after the Regular Record Date, a list, in such form as the Trustee may reasonably require, of the names and addresses of the Holders of Securities as of such date as the Trustee may reasonably request, and

(2)           at such other times as the Trustee may reasonably request in writing, within 30 days after the receipt by the Company of any such request, a list of similar form and content as of a date not more than 15 days prior to the time such list is furnished;

provided, however, that no such list need be furnished so long as the Trustee is acting as Security Registrar.

SECTION 14.2       Preservation of Information.

(1)           The Trustee shall preserve, in as current a form as is reasonably practicable, the names and addresses of Holders contained in the most recent list furnished to the Trustee as provided in Section 14.1 and the names and addresses of Holders received by the Trustee in its capacity as Security Registrar.  The Trustee may destroy any list, if any, furnished to it as provided in Section 14.1 upon receipt of a new list so furnished.

(2)           After this Indenture has been qualified under the Trust Indenture Act, the rights of Holders to communicate with other Holders with respect to their rights under this Indenture or under the Securities, and the corresponding rights, and duties of the Trustee, shall be as provided by the Trust Indenture Act.

(3)           Every Holder of Securities, by receiving and holding the same, agrees with the Company and the Trustee that neither the Company nor the Trustee nor any agent of either of them shall be held accountable by reason of any disclosure of information as to names and addresses of Holders made pursuant to the Trust Indenture Act.

SECTION 14.3       Reports by Trustee.

(1)           After this Indenture has been qualified under the Trust Indenture Act, the Trustee shall transmit to Holders such reports concerning the Trustee and its actions under this Indenture as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant thereto.

(2)           After this Indenture has been qualified under the Trust Indenture Act, a copy of each such report shall, at the time of such transmission to Holders, be filed by the Trustee with each stock exchange upon which the Securities are listed, with the Commission and with the Company.  The Company will notify the Trustee when the Securities are listed on any stock exchange.

SECTION 14.4       Reports by Company.

After this Indenture has been qualified under the Trust Indenture Act, the Company shall file with the Trustee and the Commission, and transmit to Holders, such information, documents and other reports, and such summaries thereof, as may be required pursuant to the Trust Indenture Act at the times and in the manner provided pursuant to such Act; provided that any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same is so required to be filed with the Commission.

ARTICLE XV

IMMUNITY OF INCORPORATORS, STOCKHOLDERS,
OFFICERS AND DIRECTORS

SECTION 15.1       Indenture and Securities Solely Corporate Obligations.

No recourse for the payment of the principal of, or interest and Additional Interest, if any, on any Security and no recourse under or upon any obligation, covenant or agreement of the Company in this Indenture or in any supplemental indenture or in any Security, or because of the creation of any indebtedness represented thereby, shall be had against any incorporator, stockholder, employee, agent, officer, or director or subsidiary, as such, past, present or future, of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law, or by the enforcement of any assessment or penalty or otherwise; it being expressly understood that all such liability is hereby waived and released as a condition of, and as a consideration for, the execution of this Indenture and the issue of the Securities.

ARTICLE XVI

SUBORDINATION OF SECURITIES

SECTION 16.1       Agreement To Subordinate.

The Company agrees, and each Holder by accepting any Security agrees, that the Indebtedness evidenced by the Securities is subordinated in right of payment, to the extent and in the manner provided in this Article XVI, to the payment when due of all Schering Indebtedness of the Company and that such subordination is for the benefit of and enforceable by the holders of Schering Indebtedness.  The Securities shall in all respects rank pari passu with all other Senior Indebtedness of the Company (other than the Schering Indebtedness), and only the Schering Indebtedness of the Company will rank senior to the Securities in accordance with the provisions set forth herein.  All provisions of this Article XVI shall be subject to Section 16.12.

SECTION 16.2       Liquidation, Dissolution, Bankruptcy.

Upon any payment or distribution of the assets of the Company upon a total or partial liquidation or dissolution or reorganization or bankruptcy of or similar proceeding relating to the Company or its property:

(1)           holders of Schering Indebtedness of the Company shall be entitled to receive payment in full in cash or cash equivalents of all Schering Indebtedness of the Company before holders of Securities shall be entitled to receive any payment of principal of or interest on or other amounts with respect to the Securities from the Company; and

(2)           until the Schering Indebtedness of the Company is paid in full, in cash or cash equivalents, any payment or distribution to which Holders would be entitled but for the provisions of this Article XVI shall be made to holders of Schering Indebtedness as their interests may appear,

provided, that the restrictions of this Section 16.2 shall not apply to the distribution of shares of Common Stock of the Company as reorganized or readjusted, or securities of the Company or any other corporation provided for by a plan of reorganization or readjustment, the payment of which is subordinated at least to the extent provided in this Article XVI with respect to the Securities to the payment of Schering Indebtedness which may at the time be outstanding.

SECTION 16.3       Default on Schering Indebtedness.

Except for payments or distributions made by the Trustee as permitted by Section 16.9 and 16.12 herein, no payments shall be made with respect to the principal of or interest on, and other obligations with respect to, the Securities or repurchase, redeem or otherwise retire any Securities (collectively, “pay the Securities”) if (i) any Schering Indebtedness is not paid when due or (ii) any other default on Schering Indebtedness occurs and the maturity of such Schering Indebtedness is accelerated in accordance with its terms (clauses (i) and (ii) collectively, a “Payment Default”) (and, in either case, as applicable to the Trustee, the Trustee has received written notice from the Representative of the Schering Indebtedness that a Payment Default exists and that the Company may not pay the Securities, as defined herein, which notice has not been rescinded or revoked by the Representative) unless, in either case, (x) the default has been cured or waived or is no longer continuing and/or any such acceleration has been rescinded or (y) such Schering Indebtedness has been paid in full; provided, however, that the Company may pay the Securities, subject to the provisions of Section 16.2, without regard to the foregoing if the Company and the Trustee receive written notice approving such payment from the Representatives of the Schering Indebtedness notwithstanding the occurrence or continuance of a Payment Default.  During the continuance of any default (other than a Payment Default) with respect to the Schering Indebtedness pursuant to which the maturity thereof may be accelerated immediately (i) without further notice (except such notice as may be required to effect such acceleration), and (ii) without the further passage of any applicable grace periods (a “Non-Payment Default”), the Company may not pay the Securities for a period (a “Payment Blockage Period”) commencing upon the receipt by the Trustee (with a copy to the Company) of written notice (a “Blockage Notice”) of such default from the Representative of the holders of the Schering Indebtedness specifying an election to effect a Payment Blockage Period and ending 179 days thereafter (or earlier if such Payment Blockage Period is terminated (i) by written notice to the Trustee and the Company from the Representative who gave such Blockage Notice, (ii) because the default giving rise to such Blockage Notice has been cured, waived or is no longer continuing or (iii) because the Schering Indebtedness has been repaid in full).  Not more than one Blockage Notice may be given, and not more than one Payment Blockage Period may occur, in any consecutive 360-day period, irrespective of the number of defaults with respect to the Schering Indebtedness during such period.  No Non-Payment Default that existed or was continuing on the date of delivery of any Blockage Notice to the Trustee shall be, or be made, the basis for a subsequent Blockage Notice unless such default shall have been cured or waived for a period of not less than 90 consecutive days.

The Company may and shall resume payments on and distributions in respect of the Securities (including, but not limited to, the Redemption Price with respect to the Securities to be redeemed):

(1)           in the case of a Payment Default, the date upon which any such Payment Default is cured or waived or ceases to exist, or

(2)           in the case of a Non-Payment Default, the earlier of (a) the date upon which such default is cured or waived or ceases to exist or (b) 179 days after the applicable Blockage Notice is received by the Trustee if the maturity of the Schering Indebtedness has not been accelerated and there is no Payment Default, unless this Article XVI otherwise prohibits the payment or distribution at the time of such payment or distribution.  In the case of any of the foregoing, the Trustee shall be entitled (but not obligated) to request and receive, and conclusively rely upon, an Officer’s Certificate of the Company or a certificate from the Representative of the Schering Indebtedness, as to the fact of the cure, waiver or non-existence of any such default, acceleration or Payment Default, as the case may be.

No subsequent Payment Blockage Period shall commence until all payments on and distributions in respect of the Securities which were blocked during any prior Payment Blockage Period have been paid or distributed to the Holders.

Nothing herein shall be deemed to prohibit the holders of the Schering Indebtedness from accelerating the Schering Indebtedness during the Blockage Period in accordance with the terms of the Schering Loan Agreement.

SECTION 16.4       Acceleration of Payment of Securities.

If payment of the Securities is accelerated because of an Event of Default, the Company and the Trustee shall promptly notify the Representative of the Schering Indebtedness which is then outstanding (provided, however, that the Trustee shall have no liability for any delay in giving or failure to give such notice).  If a notice is required pursuant to the immediately preceding sentence, neither the Company nor the Trustee may pay the Securities until seven Business Days after the Representative of the Schering Indebtedness receives notice of such acceleration and thereafter may pay the Securities only if the provisions of this Article XVI otherwise permit payment at that time.

Notice given by the Trustee pursuant to this Section 16.4 shall be effective if given in writing (including by telecopy), and shall be deemed to have been duly given or made upon the earlier of delivery by hand, or three Business Days after delivery by the Trustee to a nationally recognized overnight courier service (against a signed receipt) or, in the case of telecopy notice, when sent and confirmed as received, addressed to the Representative at: Schering  Aktiengesellschaft, 13342 Berlin, Germany, Attention: Finance Department; with a copy to: Schering  Aktiengesellschaft, 13342 Berlin, Germany, Attention: Legal Department, or at any other address previously furnished in writing to the Trustee by the Representative.

SECTION 16.5       When Distribution Must Be Paid Over.

In the event that any payment on account of principal or interest and Additional Interest, if any, on the Securities shall be made in violation of this Article XVI by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent, such payment (subject, in each case, to the provisions of Section 16.9 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of the Schering Indebtedness as their interests may appear; provided, however, that the liabilities and obligations of the Trustee under this Article XVI (including this Section 16.5) are limited by Section 16.9, Section 16.13 and Section 16.15.

SECTION 16.6       Subrogation.

Subject to the payment in full of the Schering Indebtedness, until the Securities are paid in full, Holders shall be subrogated to the rights of holders of the Schering Indebtedness to receive distributions applicable to the Schering Indebtedness to the extent of payments or distributions, otherwise payable to the Holders, that have been made to the holders of the Schering Indebtedness pursuant to this Article XVI.  A distribution made under this Article XVI to holders of the Schering Indebtedness which otherwise would have been made to Holders is not, as between the Company and the Holders, a payment by the Company of the Schering Indebtedness.

SECTION 16.7       Relative Rights.

This Article XVI defines the relative rights of Holders of the Securities on the one hand and holders of the Schering Indebtedness on the other hand.  Nothing in this Indenture shall:

(1)           impair, as between the Company and the Holders, the obligation of the Company, which is absolute and unconditional, to pay principal of and interest on the Securities in accordance with their terms;

(2)           prevent the Trustee or any Holder from exercising its available remedies upon a Default or Event of Default, subject to the rights of holders of the Schering Indebtedness to receive distributions otherwise payable to Holders, including any distributions from the proceeds of any settlements or judgments resulting from the exercise of such remedies; or

(3)           impair the rights and remedies of Schering, or the obligations of the Company, under the Schering Loan Agreement.

SECTION 16.8       Subordination May Not Be Impaired by Company.

No right of any holder of the Schering Indebtedness to enforce the subordination of the Indebtedness evidenced by the Securities shall be impaired by any act or failure to act by the Company or by the failure of the Company to comply with this Indenture.

SECTION 16.9       Notice to Trustee.

The Company shall give prompt written notice in the form of an Officers’ Certificate to a Responsible Officer of the Trustee and to any paying agent of any fact known to the Company that would prohibit the making of any payment of monies to or by the Trustee or any paying agent in respect of the Securities pursuant to the provisions of this Article XVI.  Notwithstanding the provisions of this Article XVI or any other provision of this Indenture, the Trustee shall not be charged with knowledge of the existence of any facts that would prohibit the making of any payment of monies to or by the Trustee in respect of the Securities pursuant to the provisions of this Article XVI, unless and until a Responsible Officer of the Trustee shall have received written notice thereof at the Corporate Trust Office from the Company (in the form of an Officers’ Certificate) or a Representative or a holder or holders of the Schering Indebtedness, and before the receipt of any such written notice, the Trustee, subject to the provisions of Section 6.1, shall be entitled in all respects to assume that no such facts exist.  If not less than two Business Days prior to the date upon which by the terms hereof any such monies may become payable for any purpose (including, without limitation, the payment of the principal of or interest on any Security) the Trustee shall not have received, with respect to such monies, the notice provided for in this Section 16.9, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to apply monies received to the purpose for which they were received, and shall not be affected by any notice to the contrary that may be received by it on or after such prior date.

Nothing in this Article XVI shall apply to claims of, or payments to, the Trustee under or pursuant to Section 6.7.

SECTION 16.10     Distribution or Notice to Representative.

Whenever a distribution is to be made or a notice given to holders of the Schering Indebtedness, the distribution may be made and the notice given to their Representative (if any).

SECTION 16.11     Article Sixteen Not To Prevent Events of Default or Limit Right To Accelerate.

The failure to make a payment in respect of the Securities by reason of any provision in this Article XVI shall not be construed as preventing the occurrence of a Default or Event of Default.  Nothing in this Article XVI shall have any effect on the right of the Holders or the Trustee to accelerate the maturity of the Securities.

SECTION 16.12     Trust Moneys Not Subordinated.

Notwithstanding anything contained herein to the contrary, payments from money held in trust by the Trustee for the payment of principal of and interest on the Securities in accordance with Article IV hereof shall not be subordinated to the prior payment of the Schering Indebtedness or subject to the restrictions set forth in this Article XVI, and none of the Holders shall be obligated to pay over any such amount to the Company, any holder of the Schering Indebtedness, or any other creditor of the Company.

SECTION 16.13     Trustee Entitled To Rely.

Upon any payment or distribution pursuant to this Article XVI, the Trustee and the Holders shall be entitled to rely (i) upon any order or decree of a court of competent jurisdiction in which any proceedings of the nature referred to in Section 16.2 are pending, (ii) upon a certificate of the liquidating trustee or agent or other Person making such payment or distribution to the Trustee or to the Holders or (iii) upon the Representatives for the holders of the Schering Indebtedness for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, the holders of the Schering Indebtedness of the Company, the amount thereof or payable thereon, the amount or amounts paid or distributed thereon and all other facts pertinent thereto or to this Article XVI.  In the event that the Trustee determines, in good faith, that evidence is required with respect to the right of any Person as a holder of the Schering Indebtedness to participate in any payment or distribution pursuant to this Article XVI, the Trustee may request such Person to furnish evidence to the reasonable satisfaction of the Trustee as to the amount of the Schering Indebtedness held by such Person, the extent to which such Person is entitled to participate in such payment or distribution and other facts pertinent to the rights of such Person under this Article XVI, and, if such evidence is not furnished, the Trustee may defer any payment to such Person pending judicial determination as to the right of such Person to receive such payment.  The Trustee shall have the right to seek a declaratory judgment as to any right of such Person to receive such payment.  The provisions of Sections 6.1 and 6.3 shall be applicable to all actions or omissions of actions by the Trustee pursuant to this Article XVI.

SECTION 16.14     Trustee To Effectuate Subordination.

Each Holder by accepting a Security authorizes and directs the Trustee on his behalf to take such action as may be necessary or appropriate to acknowledge or effectuate the subordination between the Holder and the holders of the Schering Indebtedness as provided in this Article XVI and appoints the Trustee as attorney-in-fact for any and all such purposes.

SECTION 16.15     Trustee Not Fiduciary for Holders of the Schering Indebtedness.

With respect to the holders of Schering Indebtedness, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article XVI, and no implied covenants or obligations with respect to the holders of the Schering Indebtedness shall be read into this Article XVI against the Trustee.  The Trustee shall not be deemed to owe any fiduciary duty to the holders of the Schering Indebtedness and shall not be liable to any such holders if it shall mistakenly (absent willful misconduct) pay over or distribute to Holders or the Company, or any other Person, money or assets to which any holders of the Schering Indebtedness shall be entitled by virtue of this Article XVI or otherwise.

SECTION 16.16     Reliance by Holders of the Schering Indebtedness on Subordination Provisions.

Each Holder by accepting a Security acknowledges and agrees that the foregoing subordination provisions are, and are intended to be, an inducement and a consideration to each holder of the Schering Indebtedness, whether the Schering Indebtedness was created or acquired before or after the issuance of the Securities, to acquire and continue to hold, or to continue to hold, the Schering Indebtedness and such holder of the Schering Indebtedness shall be deemed conclusively to have relied on such subordination provisions in acquiring and continuing to hold, or in continuing to hold, the Schering Indebtedness.

SECTION 16.17     Certain Conversions Not Deemed Payment.

For the purposes of this Article XVI only, (1) the issuance and delivery of Junior Securities upon conversion of the Securities in accordance with Article XII and (2) the payment, issuance or delivery of cash, property or securities as a result of any transaction specified in Section 12.11 shall not be deemed to constitute a payment or distribution on account of the principal of or interest on the Securities or on account of the purchase or other acquisition of the Securities (or otherwise to “pay the Securities” as defined in Section 16.3). For the purposes of this Section 16.17, the term “Junior Securities” means (a) Common Stock of the Company or (b) securities of the Company that are subordinated in right of payment to the Schering Indebtedness that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article XVI.  Nothing contained in this Article XVI or elsewhere in this Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors and the Holders of the Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article XII.

IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed all as of the day and year first above written.

EPIX MEDICAL, INC.

By:	/s/ Peyton J. Marshall
Name: Peyton J. Marshall
Title: CFO

U.S. BANK NATIONAL ASSOCIATION, as Trustee

By:	/s/ Chi Ma
Name: Chi Ma
Title: Vice President

ANNEX A — Form of Unrestricted Securities Certificate

UNRESTRICTED SECURITIES CERTIFICATE

(For removal of Restricted Securities Legend pursuant to Section 3.5(3))

U.S. BANK NATIONAL ASSOCIATION

Attention:  Corporate Trust Services

RE:  3% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2024, OF EPIX MEDICAL, INC. (THE “SECURITIES”)

Reference is made to the Indenture, dated as of June 7, 2004 (the “Indenture”), from EPIX MEDICAL, INC. (the “Company”) to U.S. BANK NATIONAL ASSOCIATION, as Trustee.  Terms used herein and defined in the Indenture or in Rule 144 under the U.S. Securities Act of 1933 (the “Securities Act”) are used herein as so defined.

This certificate relates to U.S.$                              principal amount of Securities, which are evidenced by the following certificate(s) (the “Specified Securities”):

CUSIP No.

CERTIFICATE No(s).

The person in whose name this certificate is executed below (the “Undersigned”) hereby certifies that either (i) it is the sole beneficial owner of the Specified Securities or (ii) it is acting on behalf of all the beneficial owners of the Specified Securities and is duly authorized by them to do so.  Such beneficial owner or owners are referred to herein collectively as the “Owner”.  If the Specified Securities are represented by a Global Security, they are held through the Depositary or an Agent Member in the name of the Undersigned, as or on behalf of the Owner.  If the Specified Securities are not represented by a Global Security, they are registered in the name of the Undersigned, as or on behalf of the Owner.

The Owner has requested that the Specified Securities be exchanged for Securities bearing no Restricted Securities Legend pursuant to Section 3.5(3) of the Indenture.  In connection with such exchange, the Owner hereby certifies that the exchange is occurring after a period of at least two years has elapsed since the date the Specified Securities were acquired from the Company or from an “affiliate” (as such term is defined in Rule 144) of the Company, whichever is later, and the Owner is not, and during the preceding three months has not been, an affiliate of the Company.  The Owner also acknowledges that any future transfers of the Specified Securities must comply with all applicable securities laws of the states of the United States and other jurisdictions.

This certificate and the statements contained herein are made for your benefit and the benefit of the Company and the Initial Purchasers.

Dated:

(Print the name of the Undersigned, as such term is defined in the second paragraph of this certificate.)

By:

Name:

Title:

(If the Undersigned is a corporation, partnership or fiduciary, the title of the person signing on behalf of the Undersigned must be stated.)

2

ANNEX B — Form of Surrender Certificate

In connection with the certification relating to compliance with certain restrictions relating to transfers of Restricted Securities, such certification shall be provided substantially in the form of the following certificate, with only such changes thereto as shall be approved by the Company and SG Cowen & Co., LLC:

CERTIFICATE

EPIX MEDICAL, INC.

3% CONVERTIBLE SENIOR NOTES DUE JUNE 15, 2024

This is to certify that as of the date hereof with respect to U.S. $                 principal amount of the above-captioned securities surrendered on the date hereof (the “Surrendered Securities”) for registration of transfer, or for conversion or repurchase where the securities issuable upon such conversion or repurchase are to be registered in a name other than that of the undersigned Holder (each such transaction being a “transfer”), the undersigned Holder (as defined in the Indenture) certifies that the transfer of Surrendered Securities associated with such transfer complies with the restrictive legend set forth on the face of the Surrendered Securities for the reason checked below:

☐	The transfer of the Surrendered Securities complies with Rule 144A under the Securities Act; or

☐	The transfer of the Surrendered Securities complies with Rule 144 under the United States Securities Act of 1933, as amended (the “Securities Act”); or

☐

The transfer of the Surrendered Securities has been made to an institution that is an “accredited investor” within the meaning of Rule 501(a)(1), (2), or (7) under the Securities Act who purchases at least $100,000 principal amount in a transaction exempt from the registration requirements of the Securities Act and a signed letter containing certain representations and agreements relating to restrictions on transfer of the Securities (and an opinion of counsel acceptable to the Company if requested by the Company, that such transfer is exempt from registration); or

☐

The transfer of the Surrendered Securities has been made pursuant to an exemption from registration under the Securities Act and an opinion of counsel has been delivered to the Company with respect to such transfer.

[Name of Holder]

Dated:

*To be dated the date of surrender